Exhibit 10.1

MASTER AGREEMENT
BY AND AMONG
SEANERGY MARITIME CORP.,
SEANERGY MERGER CORP.,
THE INVESTORS
and
THE SELLERS
Dated as of May 20, 2008

TABLE OF CONTENTS

ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION		2

1.1.	Definitions	2
1.2.	Rules of Construction	7

ARTICLE II THE CLOSINGS; CLOSING DELIVERIES		7

2.1.	Initial Closing; Subsequent Closings	7
2.2.	Initial Closing Deliveries by the Sellers	8
2.3.	Initial Closing Deliveries by the Investors	8
2.4.	Initial Closing Deliveries by Seanergy and Buyer	8
2.5.	Subsequent Closing Deliveries by the Sellers	9
2.6.	Subsequent Closing Deliveries by Buyer	10

ARTICLE III THE VESSEL SALE AND PURCHASE		10

3.1.	The Vessel Sale and Purchase	10
3.2.	Payment for and Delivery of Vessels	10
3.3.	Non Delivery of Vessel(s)	12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS		12

4.1.	Representations and Warranties of each Seller	12
4.2.	Representations and Warranties of each Investor	13
4.3.	Choice of Laws	15

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SEANERGY AND BUYER		15

5.1.	Representations and Warranties of Seanergy and Buyer	15

ARTICLE VI COVENANTS		17

6.1.	Preparation of Proxy Statement; Shareholder Approval	17
6.2.	Financing	17
6.3.	Other Actions	18
6.4.	Advice of Change	18

ARTICLE VII OTHER AGREEMENTS		18

7.1.	Officers and Directors of Seanergy and Buyer	18
7.2.	Intentionally Omitted	19
7.3.	Intentionally Omitted	19
7.4.	Investors’ Exchange Rights	19
7.5.	Board Nominated Slates of Directors	19
7.6.	Confidentiality	19
7.7.	Duty to Negotiate in Good Faith	20
7.8.	Establishment and Maintenance of Reserve Account	20
7.9.	Waiver of Trust Fund Claims	20

7.10.	Restriction on Payment of Dividends	20
7.11.	Subordination with Respect to Dividends	20

ARTICLE VIII CONDITIONS TO CLOSINGS		20

8.1.	Conditions to the Obligations of the Sellers and the Investors	20
8.2.	Conditions to the Obligations of Seanergy and Buyer	22

ARTICLE IX TERMINATION		22

9.1.	Termination of this Agreement	22
9.2.	Effect of Termination	23

ARTICLE X MISCELLANEOUS		23

10.1.	Subsidiary Nominees to Become a Party	23
10.2.	Survival of Representations and Warranties	23
10.3.	Expenses	23
10.4.	Further Assurances	23
10.5.	Disclosures and Announcements	23
10.6.	Notices	23
10.7.	Governing Law; Jurisdiction; Dispute Resolution	24
10.8.	Delays or Omissions	25
10.9.	Section Headings and References	25
10.10.	Severability	25
10.11.	Amendments in Writing	25
10.12.	Entire Agreement	25
10.13.	Exhibits and Schedules	26
10.14.	Recitals	26
10.15.	Joint and Several Obligations of Seanergy and Buyer	26
10.16.	Successors and Assigns	26
10.17.	Third-Party Beneficiaries	26
10.18.	Execution in Counterparts; Facsimile Signatures	26

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SCHEDULES HERETO
Schedule 1:        The Sellers and the Vessels
Schedule 2:        The Investors
Schedule 3.2(f): Per Diem EBITDA Contributions
EXHIBITS HERETO

Exhibit A:	Memoranda of Agreement
Exhibit B:	Form of Convertible Promissory Note
Exhibit C:	Form of Registration Rights Agreement
Exhibit D:	Form of Management Agreement
Exhibit E:	Form of Voting Agreement
Exhibit F:	Form of Definitions and Representations
Exhibit G:	Form of Brokerage Agreement
Exhibit H:	Form of Acknowledgment and Agreement

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MASTER AGREEMENT
This MASTER AGREEMENT, dated as of May 20, 2008 (this “Agreement”), is made by and among Seanergy Maritime Corp., a Marshall Islands corporation (“Seanergy”), Seanergy Merger Corp., a Marshall Islands corporation (“Buyer” which expression shall include its subsidiary nominees), the entities listed on Schedule 1 hereto (each, a “Seller” and collectively, the “Sellers”) and the entities listed on Schedule 2 hereto (each, an “Investor” and, collectively, the “Investors”).
RECITALS
A.	Seanergy is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, vessels or one or more operating businesses or assets in the maritime shipping industry, which transaction shall equal at least 80% of Seanergy’s Trust Assets, and Buyer is a wholly-owned subsidiary of Seanergy.

B.	On the date hereof, Investors have purchased certain shares of Seanergy’s Common Stock from certain of Seanergy’s original officers, directors and shareholders pursuant to a Stock Purchase Agreement of even date herewith among Panagiotis Zafet, Simon Zafet and the Investors (the “Stock Purchase Agreement”).

C.	The Sellers desire to sell, and Buyer or its subsidiary nominees desire to purchase, each of the relevant Seller’s right, title and interest in and to the six Vessels listed on Schedule 1 hereto (collectively, the “Vessel Sale and Purchase”) in accordance with the terms and conditions of this Agreement, the Memoranda of Agreement applicable to each such Vessel, each entered into as of the date hereof and attached hereto as Exhibits A-1 through A-6,, for the aggregate purchase price of (i) $367,030,750 in cash (the “Vessel Purchase Price”) to the Sellers, (ii) an aggregate of $28,250,000 in the form of a note attached hereto as Exhibit B (the “Note”) convertible into 2,260,000 shares of Buyer’s Common Stock at a price of $12.50 per share (the “Note Shares”), which shall be issued to the Investors as nominees for the Sellers; and (iii) up to 4,308,075 shares of Buyer’s Common Stock (the “Additional Investment Shares” and together with the Note Shares (if any), the “Investment Shares”) to the Investors as nominees for the Sellers if Buyer achieves a certain EBITDA.

D.	Buyer shall, within thirty calendar days of the Initial Closing, file a registration statement with the SEC covering the resale by the Investors of the Investment Shares and all other shares of Buyer’s stock then owned, of record or beneficially (or in which the Investors have an interest (including shares owned by other stockholders of Seanergy immediately prior to the closing of its initial public offering)), by the Investors, all in accordance with the terms and conditions of the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”) and that certain side letter agreement by Seanergy for the benefit of the Investors, of even date herewith.

E.	It is intended that, at the Initial Closing: (i) the Sellers shall sell to Buyer or its subsidiary nominees, and Buyer or its subsidiary nominees shall purchase from the Sellers, all of the Sellers’ respective rights, title and interest in and to such number of Vessels and contracts to purchase Vessels, the purchase price of which shall equal at least 80% of Seanergy’s Trust Assets (such transaction, the “Business Combination” and such Vessels delivered at the Initial Closing, to be referred to as the “Delivered Vessels”), such that the Trust Assets shall be released to Seanergy, (ii) Seanergy shall contribute the Trust Assets to Buyer for purposes of the Business Combination and the acquisition of the Delivered Vessels, net of distributions and redemptions payable to Seanergy’s public stockholders; (iii) Buyer shall deposit that portion of the Aggregate Deposit applicable to the Vessels to be delivered after the Initial Closing (individually or collectively, the “Vessels to be Delivered”) in accordance with the terms and conditions of each MOA relating to each such Vessel; (iv) the Investors and Buyer shall execute the Registration Rights Agreement; and (v) Seanergy, the Investors and certain shareholders of Seanergy shall execute the Voting Agreement.
F.	It is intended that, at each Subsequent Closing relating to each Vessel to be Delivered, that portion of the Aggregate Deposit applicable to the Vessel to be Delivered shall be released and the balance of the Vessel Purchase Price applicable to such Vessel shall be paid, in accordance with the provisions of the MOA applicable to such Vessel, against delivery of, and the transfer of all rights, title and interests in and to, such Vessel.
G.	Managing Subsidiary and EST will enter into a Management Agreement, in the form attached hereto as Exhibit D.
H.	Managing Subsidiary and Safbulk will enter into a Brokerage Agreement, in the form attached hereto as Exhibit G.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION
     1.1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
          “Accredited Investor” has the meaning set forth in Exhibit F-1 hereto.
          “Additional Investment Shares” has the meaning set forth in Recital C hereof.
          “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.
          “Aggregate Deposit” means 20% of the Vessel Purchase Price applicable to the Vessels to be Delivered, which amount shall be deposited in a joint interest-bearing account at the Initial Closing in accordance with the terms and conditions of each respective MOA applicable to each such Vessel to be Delivered.
          “Agreement” has the meaning set forth in the Preamble hereof.
          “Audited Financial Statements” means, collectively, the audited individual balance sheet of each Seller for each of the three fiscal years ended as of December 31, 2005, 2006, and 2007, or from the date of their respective incorporation, if later, and the related individual statements of income, retained earnings, stockholders’ equity and cash flows of such Seller, together with all related or required

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notes and schedules thereto, accompanied by the reports thereon of the Sellers’ accountants, all prepared in accordance with IFRS.
          “Brokerage Agreement” means that certain Brokerage Agreement between Managing Subsidiary and Safbulk in a form attached hereto as Exhibit G.
          “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the City of New York, State of New York, London, England or in Athens, Greece, are authorized or required by law or other governmental action to close.
          “Business Combination” has the meaning set forth in Recital E hereof.
          “Buyer” has the meaning set forth in the Preamble hereof.
          “Charter Party” or “Charter Parties” means the contract or agreement for the chartering of a vessel either (i) for a specified period of time or (ii) to carry a cargo for a fixed fee from a loading port to a discharging port.
          “Charter Rates” has the meaning set forth in Section 8.2(g) hereof.
          “Closing” or “Closings” has the meaning set forth in Section 2.1(b) hereof.
          “Closing Date” means the Initial Closing Date or a Subsequent Closing Date, as applicable.
          “Common Stock” means the common stock, par value $0.0001 per share, of Buyer.
          “Confidential Information” means any information relating to any party hereto which is not publicly known or available either at the date of disclosure of such information or at any time thereafter (other than by breach of this Agreement).
          “Delivered Vessels” has the meaning set forth in Recital E hereof.
          “Deposit” means that portion of the Aggregate Deposit applicable to a Vessel.
          “EBITDA” means “Gross Revenues” less “Operating Expenses,” in both cases as such terms are hereafter defined. “Gross Revenues” means all revenues generated by the subsidiaries of Buyer that own the Vessels for the period between October 1, 2008 and September 30, 2009, on an aggregate basis, excluding gains or losses on disposal of a Vessel. “Operating Expenses” means all operating expenses of Buyer associated with the Vessels for the period between October 1, 2008 and September 30, 2009 except: (i) gains or losses on disposal of property and equipment; (ii) expenses associated with the operation of the Vessels that are not set forth in budgets prepared by EST in good faith and provided to the subsidiaries of Buyer that own the Vessels, which expenses are also outside of the commercially reasonable control of EST; and (iii) any expenses associated with the change of name or flag of any Vessel. Notwithstanding the foregoing and for the avoidance of doubt, Operating Expenses shall not include (a) depreciation and amortization (including impairment of assets, non-recurring costs or expenses, extraordinary items, unusual items, and any other non-operating income or expenses); or (b) any expenses associated with the transactions contemplated under this Agreement, including but not limited to any expenses associated with the change of name, flag or crew of any of the Vessels.

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          “EST” means Enterprises Shipping and Trading, S.A., a Liberian corporation.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.
          “Exchange Shares” has the meaning set forth in Section 7.4.
          “Form 8-K” has the meaning set forth in Section 6.3(a) hereof.
          “Governmental Authority” means any United States or non-United States federal, national, supranational, international, state or provincial government, or any subdivision thereof, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal or judicial or arbitral body or international body.
          “IFRS” means International Financial Reporting Standards, as promulgated by the International Accounting Standards Board.
          “Initial Closing” has the meaning set forth in Section 2.1(a) hereof.
          “Initial Closing Date” has the meaning set forth in Section 2.1(a) hereof.
          “Interim Financial Statements” means the unaudited balance sheets of each Seller as of March 31, 2007 and March 31, 2008, and the related statements of income, retained earnings, stockholders’ equity and cash flows of such Seller, together with all related or required notes and schedules thereto applicable for financial statements of such nature, all prepared in accordance with IFRS.
          “Investor” or “Investors” means the entities listed on Schedule 2 hereto.
          “Investor Information” means information about the Investors reasonably sufficient to permit Seanergy to prepare and file with the SEC a Proxy Statement or such other statement or report as may be required by the federal securities laws relating to a shareholders’ meeting to be held by Seanergy to obtain the Shareholder Approval and any other filings required to be made by Seanergy under the Exchange Act in connection therewith.
          “Investment Shares” has the meaning set forth in Recital C of this Agreement.
          “IPO Shares” means the common stock issued by Seanergy in its initial public offering.
          “Management Agreement” means that certain Management Agreement by and between Managing Subsidiary, on the one hand, and EST, on the other, in the form attached hereto as Exhibit D.
          “Managing Subsidiary” means Seanergy Management Corp., a Marshall Islands corporation and wholly owned subsidiary of Buyer established to provide (or to procure the provision of) administrative, accounting and financial support services to Buyer and its vessel owning subsidiaries, to act as the agent of Buyer and its vessel owning subsidiaries in appointing and instructing providers of vessel technical management services and charter brokering services and to monitor and to report on the performance of such service providers.
          “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other Transaction Document, or (ii) a materially adverse

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impairment of a party’s ability to perform on a timely basis its obligations under this Agreement or any other Transaction Document.
          “Memoranda of Agreement” or “MOA” means the separate memoranda of agreement relating to the purchase and sale of each of the Vessels, each dated the date hereof, between Buyer and each Seller, as applicable, copies of which are attached hereto as Exhibits A-1 to A-6, together with any addenda or amendments thereto.
          “Merger” means the merger of Seanergy with and into Buyer as contemplated by this Agreement.
          “Merger Approval” means the affirmative vote of the holders of a majority of the outstanding shares of common stock of Seanergy to approve the Merger.
          “Note” has the meaning set forth in Recital C.
          “Note Shares” has the meaning set forth in Recital C.
          “Other Filings” has the meaning set forth in Section 6.1(b) hereof.
          “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
          “Press Release” has the meaning set forth in Section 6.3(a) hereof.
          “Proxy Statement” has the meaning set forth in Section 6.1(a) hereof.
          “Registration Rights Agreement” means that certain Registration Rights Agreement entered into on the Initial Closing Date by and among Buyer, on the one hand, and the Investors, on the other, in the form attached hereto as Exhibit C.
          “Regulatory Authority” means any court, arbitrator, governmental or administrative agency, commission, board, bureau, instrumentality or regulatory authority (whether federal, state, county, local or foreign), stock market, stock exchange or trading facility.
          “Right of First Refusal” means that certain right of refusal agreement, which expires on the second anniversary of the Initial Closing, executed by certain Affiliates of Sellers in favor of Buyer and its Affiliates with respect to Buyer’s rights to purchase the Kouan 217 and the Midden Max owned by Affiliates of Sellers.
          “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
          “Safbulk” means Safbulk Pty Ltd., a company organized under the laws of South Africa.
          “Seanergy” has the meaning set forth in the preamble hereof.
          “SEC” means the United States Securities and Exchange Commission.

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          “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.
          “Seller” or “Sellers” has the meaning set forth in the preamble hereof.
          “Seller Information” means information about the Sellers reasonably sufficient to permit Seanergy to prepare and file with the SEC a Proxy Statement or such other statement or report as may be required by the federal securities laws relating to a shareholders’ meeting to be held by Seanergy to obtain the Shareholder Approval and any other filings required to be made by Seanergy under the Exchange Act in connection therewith; provided, however, that Seller Information shall not include Vessel-related financial statements.
          “Shareholder Approval” means the (i) affirmative vote of the holders of a majority of the IPO Shares at a meeting of Seanergy’s shareholders to approve the transactions contemplated by this Agreement and (ii) election, at such meeting, by the holders of less than 35% of the IPO Shares to convert such shares into cash, in accordance with the terms and conditions of Seanergy’s articles of incorporation in effect at such time.
          “Shareholders Meeting” has the meaning set forth in Section 6.1(a) hereof.
          “SAMC” means South African Marine Corporation S.A., a corporation organized under the laws of the Republic of the Marshall Islands.
          “Subsequent Closing” has the meaning set forth in Section 2.1(b) hereof.
          “Subsequent Closing Date” has the meaning set forth in Section 2.1(b) hereof.
          “Transaction Documents” means this Agreement, the Voting Agreement, the Registration Rights Agreement, the Note, the Right of First Refusal, the Management Agreement, the Brokerage Agreement and each MOA.
          “Trust Assets” means the net proceeds of Seanergy’s initial public offering being held in trust as of the date of the Business Combination, less the deferred underwriting discounts and commissions held in the trust account as of the date of the Business Combination.
          “Trust Fund Claim” has the meaning set forth in Section 7.9 hereof.
          “U.S. Dollars” or “$” means United States dollars.
          “U.S. Person” has the meaning set forth in Exhibit F-2 hereof.
          “Vessel” or “Vessels” means each of the vessels, and collectively, all of the vessels, listed on Schedule 1 hereto that are being sold in accordance with the terms and conditions of the respective MOA.
          “Vessels to be Delivered” has the meaning set forth in Recital E hereof.
          “Vessel Purchase Price” has the meaning set forth in Recital C hereof.
          “Vessel Sale and Purchase” has the meaning set forth in Recital C hereof.

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          “Voting Agreement” means that certain Voting Agreement entered into on the date hereof by and among Seanergy, the Investors, and certain shareholders of Seanergy named therein in the form attached hereto as Exhibit E.
     1.2. Rules of Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Unless the context otherwise requires:
          (a) a term has the meaning assigned to it;
          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;
          (c) “or” is not exclusive;
          (d) “including” means including without limitation and is used in an illustrative, rather than a limiting, sense;
          (e) words in the singular include the plural and words in the plural include the singular;
          (f) any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder and any applicable common law, unless the context requires otherwise;
          (g) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented (as provided in such agreements) and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns; and
          (h) if any of the provisions of this Agreement conflict with any of the other provisions of any of the Transaction Documents, such conflict shall be resolved in every instance in favor of the provisions of this Agreement.
ARTICLE II
THE CLOSINGS; CLOSING DELIVERIES
     2.1. Initial Closing; Subsequent Closings.
          (a) Initial Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article IX, and subject to the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII, the initial closing (the “Initial Closing”) of the Vessel Sale and Purchase with respect to the Delivered Vessels shall take place at a date and time to be mutually agreed upon by the parties (the “Initial Closing Date”), which date shall be no later than fifteen (15) days after all of the conditions set forth in Article VIII, with an option to extend such date by a further fifteen (15) days at the Sellers’ sole option (excluding conditions that, by their nature, cannot be satisfied until the applicable Closing) with respect to

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the Initial Closing shall have been satisfied or waived in accordance with Article VIII. The Initial Closing shall take place at a place or places mutually agreed by the parties, and, with respect to the Delivered Vessels, such Closings shall take place in accordance with the MOA relating to each such Delivered Vessel, at such other location as is agreed to in writing by the parties.
          (b) Subsequent Closings. The sale and purchase of the Vessels to be Delivered shall occur at one or more closings held from time to time following the Initial Closing (each, a “Subsequent Closing,” and with the Initial Closing, the “Closing” or “Closings”), all in accordance with the terms and conditions of each respective MOA. The date of any such Subsequent Closing shall be referred to as a “Subsequent Closing Date.”
     2.2. Initial Closing Deliveries by the Sellers. At the Initial Closing, each relevant Seller shall deliver the following items, all of which shall be in form and substance reasonably acceptable to Seanergy and Buyer:
          (a) Seller Certificate of Representations and Warranties. A certificate, duly executed by an authorized officer of each Seller, certifying the matters in Section 4.1 hereof and the representations and warranties that are to be made as of the Initial Closing Date;
          (b) Sellers’ Legal Opinion. The legal opinion of counsel to each Seller of a Delivered Vessel, in a form reasonably acceptable to Seanergy and Buyer, upon advice of its counsel, with respect to the obligations of such Seller under this Agreement, the other Transaction Documents, where applicable, and the transactions contemplated hereby and thereby;
          (c) Documents Required by the MOAs. Any and all documents required to be delivered by each Seller of a Delivered Vessel pursuant to and in connection with each MOA applicable to each respective Delivered Vessel.
     2.3. Initial Closing Deliveries by the Investors. At the Initial Closing, each Investor shall deliver the following items, all of which shall be in form and substance reasonably acceptable to Seanergy and Buyer:
          (a) Registration Rights Agreement. The Registration Rights Agreement, duly executed and dated the Initial Closing Date, by and among Buyer and each Investor, in the form attached hereto as Exhibit C; and
          (b) Voting Agreement. The Voting Agreement, duly executed and dated the Initial Closing Date, by and among Seanergy, each Investor and certain shareholders of Seanergy named therein, in the form attached hereto as Exhibit E.
     2.4. Initial Closing Deliveries by Seanergy and Buyer. At or prior to the Initial Closing, each of Seanergy and Buyer shall deliver the following items, duly executed by Seanergy and Buyer or its subsidiary nominee as provided by the relevant MOA, as applicable, all of which shall be in form and substance reasonably acceptable to the Sellers and/or the Investors, where applicable:
          (a) Payment of the Vessel Purchase Price Applicable to the Delivered Vessels. Buyer shall make payment of immediately available U.S. Dollars in respect of the Vessel Purchase Price of each Delivered Vessel as required by Section 3.2(a) hereof;

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          (b) Deposit of the Aggregate Deposit Applicable to the Vessels to be Delivered. Buyer shall make delivery of immediately available U.S. Dollars in respect of the Deposits in relation to each Vessel to be Delivered as required by Section 3.2(b) hereof;
          (c) Delivery of Note. Buyer shall deliver the Note to the Investors;
          (d) Certificates of Representations and Warranties. Certificates, duly executed by an authorized officer of each of Seanergy and Buyer, dated the Initial Closing Date, certifying the matters in Article V hereof;
          (e) Officer’s Certificate. A certificate duly executed by an authorized officer of Seanergy, dated the Initial Closing Date, certifying that the Shareholder Approval has been obtained;
          (f) Seanergy and Buyer Legal Opinion. The legal opinion of counsel to Seanergy and Buyer, in a form reasonably acceptable to the Sellers and the Investors, upon advice of their counsel, with respect to the obligations of Seanergy and Buyer under this Agreement, the other Transaction Documents, where applicable, and the transactions contemplated hereby and thereby;
          (g) Documents Required by the MOAs. Any and all documents required to be delivered by Buyer or its subsidiary nominee, as applicable, pursuant to and in connection with each MOA applicable to each respective Delivered Vessel;
          (h) Management Agreement. A Management Agreement, duly executed by Managing Subsidiary and EST;
          (i) Deeds of Accession. A Deed of Accession, duly executed by each of Buyer’s applicable Vessel-owning subsidiaries, evidencing that each such Vessel-owning subsidiary nominee has become a party to, and agrees to be bound by the terms and provisions of, the Management Agreement, with respect to the Delivered Vessel owned by it;
          (j) Brokerage Agreement. A Brokerage Agreement, duly executed by Managing Subsidiary and Safbulk.
          (k) Deeds of Accession. A Deed of Accession, duly executed by each of Buyer’s applicable Vessel-owning subsidiaries, evidencing that each such Vessel-owning subsidiary nominee has become a party to, and agrees to be bound by the terms and provisions of, the Brokerage Agreement, with respect to the Delivered Vessel owned by it;
          (l) Registration Rights Agreement. The Registration Rights Agreement, duly executed and dated the Initial Closing Date, by and among Buyer and each Investor, in the form attached hereto as Exhibit C; and
          (m) Voting Agreement. The Voting Agreement, duly executed and dated the Initial Closing Date, by and among Seanergy, each Investor and certain shareholders of Seanergy named therein, in the form attached hereto as Exhibit E.
     2.5. Subsequent Closing Deliveries by the Sellers. At each Subsequent Closing relating to each Vessel to be Delivered, the relevant Seller of a Vessel to be Delivered shall deliver any and all documents required to be delivered by each Seller of a Vessel to be Delivered pursuant to and in connection with each MOA applicable to each respective Vessel to be Delivered.

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     2.6. Subsequent Closing Deliveries by Buyer. At or prior to each Subsequent Closing relating to each Vessel to be Delivered, Buyer or its Vessel-owning subsidiary nominee, as applicable, shall deliver the following items, at the time of delivery of such Vessel, duly executed by Buyer, all of which shall be in form and substance reasonably acceptable to the Sellers, where applicable:
          (a) Payment of the Balance of the Vessel Purchase Price. Payment of immediately available U.S. Dollars in respect of the Vessel Purchase Price, less the applicable Deposit, as required by Section 3.2(c) hereof with respect to each Vessel to be Delivered;
          (b) Management Agreement. A Management Agreement, duly executed by Managing Subsidiary and EST;
          (c) Deeds of Accession. A Deed of Accession, duly executed by each of Buyer’s applicable Vessel-owning subsidiary nominees evidencing that each such Vessel-owning subsidiary nominee has become a party to, and agrees to be bound by the terms and provisions of, the Management Agreement, with respect to the Vessel to be Delivered owned by it;
          (d) Brokerage Agreement. A Brokerage Agreement, duly executed by Managing Subsidiary and Safbulk;
          (e) Deeds of Accession. A Deed of Accession, duly executed by each of Buyer’s applicable Vessel-owning subsidiary nominees, evidencing that each such Vessel-owning subsidiary nominee has become a party to, and agrees to be bound by the terms and provisions of, the Brokerage Agreement, with respect to the Vessel to be Delivered owned by it; and
          (f) Documents Required by the MOAs. Any and all documents required to be delivered by Buyer pursuant to and in connection with each MOA applicable to each respective Vessel to be Delivered.
ARTICLE III
THE VESSEL SALE AND PURCHASE
     3.1. The Vessel Sale and Purchase. Subject to the terms and conditions of this Agreement and the MOAs, each Seller shall sell and transfer to Buyer or its applicable Vessel-owning subsidiary nominee, and Buyer or its subsidiary nominees shall purchase, all right, title and interest of each Seller in and to each Vessel listed on Schedule 1 hereto at the time each such Vessel is delivered to Buyer or its applicable Vessel-owning subsidiary nominee in accordance with the terms and conditions of this Agreement, and the MOA relating to each such Vessel.
     3.2. Payment for and Delivery of Vessels.
          (a) Vessel Purchase Price of Delivered Vessels. At the Initial Closing, Seanergy shall contribute the Trust Assets to Buyer and Buyer shall pay the aggregate Vessel Purchase Price applicable to the Delivered Vessels.
          (b) Aggregate Deposit. At the Initial Closing, Buyer shall deliver the Deposits applicable to each Vessel to be Delivered in separate, joint interest-bearing accounts, in accordance with the terms and conditions of the MOA governing each such Vessel.

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          (c) Vessel Purchase Price of Vessels to be Delivered. Buyer or its applicable Vessel-owning subsidiary nominees shall pay the Vessel Purchase Price, less the Deposit with respect to each Vessel to be Delivered, pursuant to Section 3.2(b), in accordance with the terms and conditions of the MOA governing each such Vessel.
          (d) Delivery of the Vessels. Each of the Vessels shall be delivered in accordance with the terms and conditions of their respective MOAs.
          (e) Note. At the Initial Closing, Buyer shall deliver the Note to the Investors.
          (f) Earn-out. Buyer shall issue the Additional Investment Shares to the Investors as follows:
               (i) With respect to the period commencing October 1, 2008 and ending September 30, 2009, in the event that Buyer or its applicable Vessel-owning subsidiary nominees achieves EBITDA for such period equal to or in excess of $72 million derived from the Vessels owned by Buyer or its applicable Vessel-owning subsidiary nominees, assuming all of the Vessels are delivered to Buyer or its applicable Vessel-owning subsidiary nominees on or before October 1, 2008 and all such Vessels are included in such revenues for the entire one-year period, then on November 16, 2009, the Investors shall be entitled to receive the Additional Investment Shares.
               (ii) For the purpose of calculating EBITDA in this Section, if any Vessel is delivered to Buyer or its applicable Vessel-owning subsidiary nominees after October 1, 2008, or any such Vessel is sold, or becomes an actual, constructive or compromised total loss or is compulsorily requisitioned prior to September 30, 2009, or any Vessel is off-hire for any reason other than failure of EST to comply with its obligations under the Management Agreement in good faith, then the EBITDA target for the fiscal year ending September 30, 2009, shall be reduced pro rata on a per diem basis in accordance with such Vessel’s or Vessels’ contribution to EBITDA for the portion of the period referred to in sub-paragraph (i) above during which such Vessel was off-hire for reason other than the failure of EST to comply with its obligations in good faith under the Management Agreement, in accordance with Schedule 3.2(f).
               (iii) No later than November 16, 2009 (the “Determination Date”), Buyer shall deliver to Sellers a detailed notice setting forth Buyer’s calculation of EBITDA for purposes of determining whether the Additional Investment Shares have been earned in accordance with the terms of this Section. Seller shall have a period of 15 days after delivery of such written notice to review such calculations and provide Buyer with written notice of any objection thereto, which objections shall be in reasonable detail (the “Objection Notice”). In the event that Buyer does not receive the Objection Notice within such 15-day period that objects to the calculation of the Additional Investment Shares to be issued, the Sellers shall be deemed to have irrevocably accepted such calculations and determinations. In the event that Buyer receives the Objection Notice during such 15-day period, the Sellers and Buyer shall enter into good faith negotiations to resolve any objections. In the event that the Sellers and Buyer cannot reach agreement on the calculation of the Additional Investment Shares to be issued within thirty (30) days after the Determination Date, the Sellers and Buyer shall appoint a mutually satisfactory independent auditor (the “Disputes Auditor”) for a decision, which shall be final and binding on all parties. If the parties are unable to agree on such auditor within two (2) Business Days, then either party may request that the president of the London Maritime Arbitrators Association then in office appoint the Disputes Auditor. Buyer and the Sellers agree that they will request the Disputes Auditor to render its decision within 30 days after referral of the dispute to the Disputes Auditor for decision pursuant hereto. The fees and expenses of the Disputes Auditor for, and relating to, the making of any such decision shall be paid equally by the parties; provided, however, that in the event the Disputes Auditor determines that the

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Additional Investment Shares to which the Sellers are entitled are greater than that proposed by Buyer, Buyer shall pay such fees and expenses of the Disputes Auditor. The determination of the Disputes Auditor as to the resolution of any dispute shall be in writing and shall be binding and conclusive upon all parties.
     3.3. Non Delivery of Vessel(s). If, after the Initial Closing, any Vessel is not delivered by the relevant Seller to the relevant Buyer or Vessel-owning subsidiary nominee for any reason whatsoever, the Additional Investment Shares and the amount of the Note shall be reduced pro rata by the percentage obtained by comparing the purchase price of such non delivered Vessel as set forth in the applicable MOA to the Vessel Purchase Price.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLERS
     4.1. Representations and Warranties of each Seller. Each Seller hereby represents and warrants to Seanergy and Buyer severally and not jointly as follows:
          (a) Organization and Qualification. Each Seller is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to enter into this Agreement and the transactions contemplated hereby. Such Seller is duly qualified to conduct business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
          (b) Authorization; Enforcement. Such Seller has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement by such Seller and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action. No other corporate or other action or proceeding on the part of such Seller is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed by such Seller and, when delivered, will constitute the valid and binding obligation of each such Seller, enforceable against such Seller in accordance with its terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or (iii) to the extent the indemnification provisions contained in this Agreement and the other Transaction Documents may be limited by applicable federal or state securities laws, public policy and other equitable considerations.
          (c) No Conflicts. The execution, delivery and performance of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of its certificate or articles of incorporation, bylaws or other charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any contract to which such Seller is a party or by which any property or asset of such Seller is bound or affected, (iii) result in a

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violation of any law, rule, statute or regulation to which such Seller is subject (including federal and state securities laws and regulations) or (iv) result in any violation of any order, judgment, injunction, decree or other restriction of any Governmental Authority to which such Seller is subject, or by which any property or asset of such Seller is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
          (d) Filings, Consents and Approvals. Such Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by such Seller of this Agreement, other than those that have been made or obtained prior to the date of this Agreement.
          (e) No Litigation. There is no action, suit, claim or proceeding pending of which it has received notice or, to such Seller’s knowledge, threatened, against any Seller or affecting any Vessel or the validity of this Agreement or any Seller’s ability to consummate the transactions contemplated by this Agreement.
     4.2. Representations and Warranties of each Investor. Each Investor hereby represents and warrants, on the date hereof and on each date that Additional Investment Shares or Note Shares are issued to it, to Seanergy and Buyer, severally and not jointly, as follows:
          (a) Acknowledgment. Each Investor understands and agrees that Investment Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Investment Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the U.S.
          (b) Status. By its execution of this Agreement, each Investor, severally and not jointly, represents and warrants to Seanergy and Buyer as indicated on Schedule 2, either that (i) such Investor is an Accredited Investor; or (ii) such Investor is not a U.S. Person. Each Investor severally understands that the Investment Shares are being offered and sold to such Investor in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth in this Agreement, in order that Seanergy and Buyer may determine the applicability and availability of the exemptions from registration of the Investment Shares on which each of Seanergy and Buyer is relying.
          (c) Additional Representations and Warranties of Accredited Investors. Each Investor indicating that such Investor is an Accredited Investor on Schedule 2, severally and not jointly, further makes the representations and warranties to Seanergy and Buyer set forth on Exhibit F-3.
          (d) Additional Representations and Warranties of Non-U.S. Persons. Each Investor indicating that it is not a U.S. person on Schedule 2, severally and not jointly, further makes the representations and warranties to Seanergy and Buyer set forth on Exhibit F-4.
          (e) Stock Legends. Each Investor hereby agrees with Seanergy and Buyer as follows:

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               (i) Securities Act Legend — Accredited Investors. The certificates evidencing the Investment Shares issued to those Investors who are Accredited Investors, and each certificate issued in transfer or exchange thereof, will bear the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.
               (ii) Securities Act Legend — Non-U.S. Persons. The certificates evidencing the Investment Shares issued to those Investors who are not U.S. Persons, and each certificate issued in transfer or exchange thereof, will bear the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

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               (iii) Other Legends. The certificates representing such Investment Shares, and each certificate issued in transfer or exchange thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.
               (iv) Opinion. No Investor will transfer any or all of the Investment Shares or Exchange Shares pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such Investor’s Investment Shares, without first providing Seanergy and Buyer with an opinion of counsel (which counsel and opinion are reasonably satisfactory to Seanergy and Buyer) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.
               (v) Consent. Each Investor understands and acknowledges that Buyer may refuse to transfer the Investment Shares or Exchange Shares, unless such Investor complies with this Section 4.2(e) and any other restrictions on transferability set forth in Exhibit F-3 and F-4. Each Investor consents to Seanergy and Buyer making a notation on its records or giving instructions to any transfer agent of Buyer’s Common Stock in order to implement the restrictions on transfer of the Investment Shares.
     4.3. Choice of Laws. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof). Any dispute regarding this Agreement shall be exclusively referred to arbitration in London and conducted in accordance with the Arbitration Act 1996 (England and Wales) or any statutory modification or re-enactment thereof, and the parties agree to submit to the personal and exclusive jurisdiction and venue of such arbitrators. Any and all disputes hereunder shall be referred by the parties hereto to three arbitrators, each party to appoint one arbitrator and the two so appointed shall appoint the third who shall and as chairman of such panel of arbitrators. Each arbitrator shall have significant experience in the interpretation of the United States federal securities laws. Upon receipt by one party of the nomination in writing of such other party’s arbitrator, that party shall appoint its arbitrator within ten days, failing which the decision of the single arbitrator appointed shall apply. The two arbitrators so appointed shall appoint the third arbitrator within ten days, failing which the single arbitrator shall act as sole arbitrator and any decision of the sole arbitrator shall be binding on both parties. The arbitration shall be conducted in accordance with the terms of the London Maritime Arbitrators Association (“LMAA”) then in effect.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SEANERGY AND BUYER
     5.1. Representations and Warranties of Seanergy and Buyer. Seanergy and Buyer hereby jointly and severally represent and warrant to each Seller and Investor as follows:
          (a) Organization and Qualification. Each of Seanergy and Buyer is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to enter into this Agreement and the transactions contemplated hereby. Each of Seanergy and Buyer is duly qualified to conduct business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or

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in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
          (b) Authorization; Enforcement. Each of Seanergy and Buyer has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by each of Seanergy and Buyer and the consummation by it of the transactions contemplated thereby have been duly authorized by its respective board of directors. Except for obtaining the Shareholder Approval, no other corporate or other action or proceeding on the part of Seanergy or Buyer or its respective shareholders is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed by Seanergy and Buyer and, when delivered, will constitute the valid and binding obligation of Seanergy and Buyer, enforceable against Seanergy and Buyer in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of a specific performance, injunctive relief or other equitable remedies or (iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws, public policy and other equitable considerations.
          (c) No Conflicts. The execution, delivery and performance of this Agreement by each of Seanergy and Buyer and the consummation by each of Seanergy and Buyer of the transactions contemplated thereby do not and will not, (i) conflict with or violate any provision of its respective articles of incorporation or bylaws, other than provisions which require that the Shareholder Approval be obtained, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any contract to which either Seanergy or Buyer is a party or by which any property or asset of Seanergy or Buyer is bound or affected, (iii) result in a violation of any law, rule, statute or regulation to which Seanergy or Buyer is subject (including federal and state securities laws and regulations) or (iv) result in any violation of any order, judgment, injunction, decree or other restriction of any Regulatory Authority to which Seanergy or Buyer is subject, or by which any property or asset of Seanergy or Buyer is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
          (d) Filings, Consents and Approvals. Neither Seanergy nor Buyer is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Regulatory Authority or other Person in connection with the execution, delivery and performance by Seanergy or Buyer of this Agreement, other than (i) Shareholder Approval and Merger Approval, (ii) those that have been made or obtained prior to the date of this Agreement or (iii) or any filings with or approvals required by a securities exchange other than the American Stock Exchange, other than the approval of the continued listing by Seanergy, an additional listing application for Seanergy, and a listing application for Buyer.
          (e) No Misstatement or Omission. Seanergy’s filings with the SEC, as amended from time to time, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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ARTICLE VI
COVENANTS
     6.1. Preparation of Proxy Statement; Shareholder Approval.
          (a) Seanergy shall promptly prepare and file with the SEC a proxy statement in preliminary form or such other form, statement or report as may be required under the federal securities laws (such proxy statement or such other form, and any amendments or supplements thereto with respect to the transactions contemplated by this Agreement, the “Proxy Statement”) relating to a shareholders meeting (the “Shareholders Meeting”) to be held by Seanergy to obtain the Shareholder Approval. Seanergy shall provide the Sellers and the Investors with reasonable opportunity to review and comment upon such Proxy Statement. Seanergy shall duly call, give notice of, convene and hold the Shareholders Meeting as promptly as reasonably practicable in accordance with applicable law for the purpose of seeking Shareholder Approval.
          (b) Each Seller and Investor shall, as promptly as reasonably practicable after the execution of this Agreement, deliver to Seanergy the Seller Information and the Investor Information as may be required to prepare the Proxy Statement and any other filings required under the Exchange Act, Securities Act or any other federal, foreign or Blue Sky laws relating to the transactions contemplated by the Transaction Documents (“Other Filings”).
          (c) The Sellers will use their commercially reasonable efforts to deliver to Seanergy and Buyer no later than June 18, 2008 (or such later date as shall be agreed to in writing between Seanergy, Buyer and the Sellers) true and complete copies of the Audited Financial Statements and the Interim Financial Statements, accompanied by a related Management’s Discussion and Analysis of Results and Operations and Financial Condition with respect to the Audited Financial Statements and Interim Financial Statements in form and substance in accordance with the requirements of the Securities Act for purposes of the Proxy Statement.
          (d) As of the date of the mailing of the Proxy Statement or the filing of any Other Filing, the Seller Information, Investor Information, Audited Financial Statements and the Interim Financial Statements supplied for inclusion in the Proxy Statement or Other Filing shall be accurate in all material respects, and such Audited Financial Statements and the Interim Financial Statements shall fairly present the financial condition and results of operations of the respective Seller for the period presented. If, at any time prior to the Initial Closing, a change in the Seller Information, Investor Information, Audited Financial Statements or the Interim Financial Statements, which would make the preceding incorrect, is discovered by a Seller, as applicable, such Seller, as the case may be, shall promptly notify Seanergy and Buyer of such change in writing. Each Seller shall use reasonable efforts to cooperate with Seanergy in its filing of the Proxy Statement and Other Filings.
          (e) Seanergy, through its board of directors, shall recommend to its shareholders that they vote their shares such that Seanergy may obtain the Shareholder Approval and, subject to applicable law and its fiduciary duties, shall not withdraw or modify its recommendation.
     6.2. Financing. Each Seller agrees to provide, and will cause their respective directors, officers and employees to provide, all commercially reasonable cooperation, at Seanergy’s and Buyer’s sole expense, in connection with the arrangement of financing to be consummated contemporaneously with or at or after the Initial Closing Date in respect of the transactions contemplated by this Agreement, including participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, the execution and

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delivery of any commitment letters, placement agreements, pledge and security documents, other definitive financing documents or other requested certificates or documents, financial statements, comfort letters of accountants and legal opinions as may be reasonably requested by Seanergy and Buyer and taking such other actions as are reasonably required to be taken by each Seller in connection with any financing, provided that such cooperation shall not interfere unreasonably with the business or operations of any Seller or the commercial or technical managers of the Vessels and none of the Sellers shall be required to incur material out-of-pocket costs in respect of such cooperation unless Seanergy and Buyer shall have undertaken to reimburse such entities all such reasonable and documented out-of-pocket costs. Notwithstanding the foregoing, the responsibility to obtain the financing described above shall remain the exclusive obligation of Buyer.
     6.3. Other Actions.
          (a) At least two days prior to the Initial Closing Date, Seanergy shall prepare a draft Form 8-K or 6-K, as applicable (“Form 8-K”), announcing the Closing, and such other information that may be required to be disclosed with respect to the Vessel Sale and Purchase, and other related transactions in any report or form to be filed with the SEC. Prior to the Initial Closing Date, Seanergy, Buyer, and the Sellers shall prepare a press release announcing the consummation of the transactions hereunder (the “Press Release”). Simultaneously with or following the Initial Closing, Seanergy shall file the Form 8-K with the SEC and distribute the Press Release.
          (b) Seanergy, Buyer, each Seller and each Investor shall further cooperate with each other and use their commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonable on its part under this Agreement and applicable laws to consummate the transactions hereunder and the other Transaction Documents to which it is a party and the transactions contemplated thereby as soon as practicable. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of Seanergy, Buyer, the Sellers and the Investors shall have the right to review and comment on in advance, and to the extent practicable, each will consult the other on, all the information relating to such party that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by the Transaction Documents. In exercising the foregoing right, each of Seanergy, Buyer, the Sellers and the Investors shall act reasonably and as promptly as practicable.
     6.4. Advice of Change. Each of Seanergy, Buyer, and the Sellers shall promptly advise such other party in writing of any event or occurrence which results in or is reasonably likely to result in a Material Adverse Effect on it.
ARTICLE VII
OTHER AGREEMENTS
     7.1. Officers and Directors of Seanergy and Buyer. Promptly after the request of Investors, Seanergy and Buyer shall cause such number of persons to resign from their respective boards of directors so as to give effect to the provisions of the Voting Agreement. In addition, Seanergy and Buyer shall appoint or cause to be appointed the directors as required pursuant to the Voting Agreement and shall continue to do so throughout the term of the Voting Agreement. On the date hereof, Dale Ploughman shall be appointed to serve as Chief Executive Officer of each of Seanergy and Buyer and George Koutsolioutsos shall be appointed Chairman of the Board of Directors of Seanergy and Buyer for the term of the Voting Agreement. In addition, Seanergy and Buyer shall cause the officers of Seanergy and Buyer, other than Messrs. Ploughman and Koutsolioutsos, to resign as officers promptly after the

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request of Investors, and Investors shall appoint such other officers of Seanergy and Buyer as they deem appropriate in their discretion. The Board of Directors of each of Seanergy and Buyer shall establish a shipping committee (the “Shipping Committee”) of three (3) directors to consider and vote upon all matters involving shipping and ship finance. The Board of Directors of each of Seanergy and Buyer shall delegate all such matters to their respective Shipping Committee. The Boards of Directors of each of Seanergy and Buyer shall cause their respective Shipping Committee to be composed of two “inside” directors appointed by the Investors and one director (either “inside” or “independent”) appointed by the Inside Shareholders. Any vacancies on the Shipping Committee shall be filled by the party that made the appointment of the person whose resignation or removal has caused such vacancies. If requested by a third party, Seanergy and Buyer shall ratify any and all actions taken by the Shipping Committee as the acts of Seanergy and Buyer. The Board of Directors of Seanergy and Buyer agree, and the Articles of Incorporation and by-laws of Buyer shall be amended to provide that the respective Boards of Directors may not (i) dissolve the Shipping Committee or (ii) alter the duties or composition of the Shipping Committee without an affirmative vote of not less than 80% of the board of directors. In addition, the by-laws of Buyer shall be amended to provide that the provisions of such by-laws relating to (i) the Shipping Committee and (ii) the duties of the Chief Executive Officer, including but not limited to those relating to the voting of securities owned by Buyer set forth in Section 4.3, may not be amended without the affirmative vote of not less than 80% of the board of directors. Notwithstanding the foregoing, any transactions involving the issuance of Seanergy’s or Buyer’s capital stock or transactions involving a related party shall not be referred to the Shipping Committee, regardless of subject matter, but shall instead be considered by the entire Board of Directors. Buyer, in its capacity as sole shareholder of Buyer’s subsidiaries that handle shipping matters, shall vote its shares so as to ensure that the composition of their respective boards of directors mirrors that of the Shipping Committee. The parties hereto acknowledge and agree to use their respective best efforts to promptly amend the Company’s and Buyer’s Articles of Incorporation and bylaws to provide for a staggered board of directors to facilitate the implementation of the Shipping Committee.
     7.2. Intentionally Omitted
     7.3. Intentionally Omitted
     7.4. Investors’ Exchange Rights. For as long as Seanergy continues to be in existence, Buyer and Seanergy hereby agree that, commencing at the time of the issuance of any Investment Shares to the Investors, Investors shall have an option to exchange such Investment Shares for shares of common stock of Seanergy on a one-for-one basis (“Exchange Shares”).
     7.5. Board Nominated Slates of Directors. Commencing with respect to the first annual meeting of stockholders to be held by each of Seanergy and Buyer after the date hereof, Seanergy and Buyer shall cause the slates of proposed directors nominated by each such company to include the nominees named in accordance with and for the period as provided in the Voting Agreement.
     7.6. Confidentiality. The parties hereto hereby agree that the existence and terms of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby are strictly confidential and further agree that they and their respective representatives shall not disclose to the public or to any third party the existence or terms of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby or any other Confidential Information, other than with the express prior written consent of such other party, except as may be required by applicable law or at the request of any Governmental Authority, including, without limitation, a Current Report on Form 8-K to be filed by Seanergy disclosing the execution of and entry into this Agreement within four Business Days from the dated hereof and except where such Confidential Information becomes publicly available other than as a result of a disclosure by the parties hereto in violation of this Agreement.

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     7.7. Duty to Negotiate in Good Faith. All parties hereto shall use their commercially reasonable efforts to satisfy or cause to be satisfied all of the covenants, agreements and conditions set forth herein, as applicable to each of them. Each party, at the reasonable request of the other, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the Investment, the Vessel Sale and Purchase and other transactions contemplated by this Agreement and the other Transaction Documents.
     7.8. Establishment and Maintenance of Reserve Account. On the Initial Closing Date, Buyer or its Vessel-owning subsidiaries shall deposit the sum of US$100,000 with EST as a reserve EST may use to pay Vessel-related expenses as provided for in the Management Agreement. For as long as EST is the technical manager for any of the Vessels, EST may notify Buyer if the amount deposited in such account is less than US$100,000, and if so, Buyer shall promptly replenish such amount.
     7.9. Waiver of Trust Fund Claims. Each Seller and Investor hereby agrees that it shall not have any right, title, interest or claim of any kind in or to the proceeds of Seanergy’s initial public offering being held in trust (each, a “Trust Fund Claim”) and hereby waive any Trust Fund Claim against any such monies which it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Seanergy or Buyer and will not for any reason whatsoever seek recourse against the such monies for such purposes. The obligations arising under this Section 7.9 shall survive the termination of this Agreement.
     7.10. Restriction on Payment of Dividends. Between September 30, 2009 and December 15, 2009, neither Seanergy nor Buyer shall declare or pay a dividend.
     7.11. Subordination with Respect to Dividends. For one year after the Initial Closing, the Investors shall subordinate their respective rights to receive dividends with respect to shares of Seanergy common stock acquired by the Investors from former Seanergy officers to rights of the public Seanergy stockholders to payment of such dividends to the extent and only to the extent that Georgios Koutsolioutsos, Alexios Komninos and Ioannis Tsigkounakis subordinate their rights to receive dividends with respect to their shares of Seanergy common stock owned immediately prior to the initial public offering of Seanergy and to the extent Seanergy has insufficient funds to pay its scheduled dividend (pursuant to the dividend policy adopted by the Seanergy board of directors) to all of its public stockholders. If the foregoing conditions are met, then Seanergy shall not pay such dividend to the Investors on the shares it acquired from former Seanergy officers or to Georgios Koutsolioutsos, Alexios Komninos and Ioannis Tsigkounakis with respect to shares owned immediately prior to the initial public offering of Seanergy Common Stock, but instead such dividend shall be accrued and paid to the Investors and Georgios Koutsolioutsos, Alexios Komninos and Ioannis Tsigkounakis once Seanergy is current in the payment of its dividends to its public stockholders. The subordination of the right to receive dividends hereby will also apply to shares of Buyer issued to the Investors or any of Georgios Koutsolioutsos, Alexios Komninos or Ioannis Tsigkounakis in connection with the Merger in exchange for the above described Common Stock of Seanergy.
ARTICLE VIII
CONDITIONS TO CLOSINGS
     8.1. Conditions to the Obligations of the Sellers and the Investors. The obligations of the Sellers and the Investors under this Agreement are subject to the satisfaction or waiver of the following conditions, which conditions are intended wholly for the benefit of each Seller and Investor, as applicable:

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          (a) Representations and Warranties. Each of the representations and warranties made by Seanergy and Buyer in this Agreement shall be true and correct in all material respects (except for those which are already qualified by materiality, which shall be true and correct in accordance with their respective terms) when made at and as of the applicable Closing Date as though such representations and warranties were made or given on and as of the applicable Closing Date.
          (b) Compliance with the Transaction Documents. Seanergy and Buyer shall have, in all material respects (except for those which are already qualified by materiality, which shall be true and correct in accordance with their respective terms), performed and complied with all of their respective covenants, agreements and obligations under this Agreement and the Transaction Documents which are to be performed or complied with by Seanergy or Buyer prior to or on the applicable Closing Date.
          (c) Charter Parties. The time Charter Parties for the Vessels referenced in Section 8.2(g) shall have been duly executed by each of SAMC and Buyer (or its relevant nominated subsidiary) in accordance with Section 8.2(g) hereof.
          (d) Management Agreement. A Management Agreement, duly executed by each of the Managing Subsidiary and EST.
          (e) Deeds of Accession. A Deed of Accession, duly executed by each of Buyer’s applicable Vessel-owning subsidiaries, evidencing that each such Vessel-owning subsidiary nominee has become a party to, and agrees to be bound by the terms and provisions of, the Management Agreement, with respect to the Delivered Vessel owned by it.
          (f) Brokerage Agreement. A Brokerage Agreement, duly executed by each of the Managing Subsidiary and Safbulk.
          (g) Deeds of Accession. A Brokerage Agreement, duly executed by each of Buyer’s applicable Vessel-owning subsidiaries, evidencing that each such Vessel-owning subsidiary nominee has become a party to, and agrees to be bound by the terms and provisions of, the Brokerage Agreement, with respect to the Delivered Vessel owned by it.
          (h) No Litigation. No legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal, to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby, or that has had, or would reasonably be expected to have, a Material Adverse Effect on this Agreement or the transactions contemplated hereby.
          (i) Material Adverse Effect. From the date hereof to the Initial Closing Date, there shall have been no change, event or development that has had, or would reasonably be expected to have, a Material Adverse Effect on Seanergy or Buyer.
          (j) Shareholder Approval. Seanergy shall have obtained the Shareholder Approval.
          (k) Merger Approval. Seanergy shall have obtained the Merger Approval.
          (l) Closing Deliveries. Each Seller and Investor shall have received from Seanergy and Buyer all of the instruments, documents and considerations described in Sections 2.4 and 2.6, as applicable on each Closing Date.

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     8.2. Conditions to the Obligations of Seanergy and Buyer. The obligations of Seanergy and Buyer under this Agreement are subject to the satisfaction or waiver of the following conditions, which conditions are intended wholly for the benefit of Seanergy and Buyer:
          (a) Representations and Warranties. Each of the representations and warranties made by each Seller and Investor in this Agreement shall be true and correct in all material respects (except for those which are already qualified by materiality, which shall be true and correct in accordance with their respective terms) when made at and as of the applicable Closing Date as though such representations and warranties were made or given on and as of the applicable Closing Date.
          (b) Compliance with the Transaction Documents. Each Seller and Investor shall have, in all material respects (except for those which are already qualified by materiality, which shall be true and correct in accordance with their respective terms), performed and complied with all of their respective covenants, agreements and obligations under this Agreement and the other Transaction Documents which are to be performed or complied with by them prior to or on the applicable Closing Date.
          (c) Intentionally Deleted.
          (d) No Litigation. No legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal, to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby, or that has had, or would reasonably be expected to have, a Material Adverse Effect on this Agreement or the transactions contemplated hereby.
          (e) Shareholder Approval. Seanergy shall have obtained the Shareholder Approval.
          (f) Closing Deliveries. Each of Seanergy and Buyer shall have received from each Seller and Investor all of the instruments, documents and considerations described in Sections 2.2, 2.3 and 2.5, as applicable on each Closing Date.
          (g) Charter Parties. Safbulk shall have entered into Charter Parties with each applicable Vessel-owning subsidiary nominee of Buyer at the following rates (the “Charter Rates”) for a 1 year period at a minimum: (i) $30,000 per day for the African Oryx; (ii) $36,000 per day for the African Zebra; (iii) $60,000 per day for Kouan 215; (iv) $60,000 per day for the Kouan 216; (v) $65,000 per day for the Bremen Max and (vi) $65,000 per day for the Hamburg Max, it being understood and agreed that the Sellers are allowed some flexibility as to per vessel type charters secured so long as the operating day and duration weighted average revenues are consistent with the above. All of the above rates are inclusive of the 2.5% address commission in favor of SAMC, plus the 1.25% commission in favor of Safbulk. It is understood that the duration of each Charter Party shall commence as of the delivery of each Vessel to Buyer (or its nominated subsidiary) to which such Charter Party relates.
ARTICLE IX
TERMINATION
     9.1. Termination of this Agreement. At any time prior to the Initial Closing, this Agreement may be terminated (without prejudice to other remedies which may be available to the parties under this Agreement, at law or in equity) by the mutual written consent of Seanergy and Buyer and a majority of each of the Sellers and Investors. Sellers shall have the right to terminate the Transaction

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Documents by notice in writing to Seanergy if the Proxy Statement shall not have been mailed to Seanergy’s shareholders on or before the date that is ten (10) Business Days from the date of Seanergy’s receipt of the Audited Financial Statements, the Interim Financial Statements and the corresponding Management’s Discussion and Analysis of Results of Operations and Financial Condition. In addition, Sellers may exercise their right of termination hereunder if the Shareholders Meeting shall not have occurred by July 30, 2008 (unless any of the Sellers exercise the option to extend either or both of such dates, in their sole discretion, in which case the termination date shall be extended to such date specified by Sellers), or such later date as the Sellers may, from time to time, specify by notice in writing to Seanergy and Buyer.
     9.2. Effect of Termination. If this Agreement is terminated in accordance with Section 9.1, all obligations of the parties hereunder and under the other Transaction Documents shall terminate, except for the obligations set forth in this Article IX and Sections 7.6, 7.9 and 10.3; and the parties shall undertake to take such actions as may be necessary or desirable to give effect to the foregoing termination; provided, however, that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.
ARTICLE X
MISCELLANEOUS
     10.1. Subsidiary Nominees to Become a Party. Buyer shall cause each subsidiary nominee to become a party to this Agreement and be bound by the terms of this Agreement by causing each such nominee to execute an Acknowledgement and Agreement in the form attached hereto as Exhibit H.
     10.2. Survival of Representations and Warranties. All representations and warranties contained herein shall survive the last Subsequent Closing Date.
     10.3. Expenses. Except as otherwise provided herein, each party hereto shall bear its own legal and other expenses incurred in connection with the preparation of the Transaction Documents and the other agreements contemplated hereby and the Closing of the transactions contemplated hereby.
     10.4. Further Assurances. Each party agrees that it will execute and deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other documents and instruments as are reasonably required for the performance of such party’s obligations hereunder and will take all commercially reasonable actions as may be necessary to consummate the transactions contemplated hereby and to effectuate the provisions and purposes hereof.
     10.5. Disclosures and Announcements. Announcements concerning the transactions provided for in this Agreement by any party hereto or any of their respective Affiliates shall be subject to the prior approval of such other party hereto in all material respects, except that approval shall not be required as to any statements and other information which any party may be required to make pursuant to any applicable rule or regulation of the SEC or as otherwise required by law.
     10.6. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) upon delivery when delivered personally, (ii) upon receipt if by facsimile transmission (with confirmation of receipt thereof), or (iii) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, in each case to the intended recipient as set forth below:
If to Seanergy or Buyer:

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SEANERGY MARITIME CORP.
c/o Vgenopoulos & Partners Law Firm
15, Filikis Eterias Square
10673 Athens, Greece
Facsimile: +30-210-7231-462
Attention: John Papapetros
With a copy (which shall not constitute notice) to:
Loeb & Loeb
345 Park Avenue
New York, New York 10154
Facsimile: +1-212-504-3013
Attention: Mitchell Nussbaum, Esq.
If to any Seller or Investor:
Name of Seller or Investor, as applicable
c/o 11 Poseidonos Avenue
16777 Elliniko
Athens, Greece
Attention: Dale Ploughman
Facsimile: +30-210-898-3595
With a copy (which shall not constitute notice) to:
Name of Seller or Investor, as applicable
c/o 11 Poseidonos Avenue
16777 Elliniko
Athens, Greece
Attention: Evan Breibart
Facsimile: +30-210-898-5430
Broad and Cassel
2 S. Biscayne Boulevard, Suite 2100
Miami, Florida 33131
Attention: A. Jeffry Robinson, Esq.
Facsimile: +1-305-373-9443
     Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.
     10.7. Governing Law; Jurisdiction; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof). Any dispute regarding this Agreement shall be exclusively referred to arbitration in London and conducted in accordance with Arbitration Act 1996 (England and Wales) or any statutory modification or re-enactment thereof, and the parties agree to submit to the personal and exclusive jurisdiction and venue of such arbitrators. Any and all disputes hereunder shall be referred by the parties hereto to three arbitrators, each party to appoint one arbitrator and the two so appointed shall appoint the third who shall and as chairman of such panel of arbitrators. Upon receipt by one party of the nomination in writing of such other party’s arbitrator, that party shall

24

appoint its arbitrator within ten days, failing which the decision of the single arbitrator appointed shall apply. The two arbitrators so appointed shall appoint the third arbitrator within ten days, failing which the single arbitrator shall act as sole arbitrator and any decision of the sole arbitrator shall be binding on both parties. The arbitration shall be conducted in accordance with the terms of the London Maritime Arbitrators Association (“LMAA”) then in effect. The parties agree that any tribunal constituted under this Agreement shall have the power to order consolidation of proceedings or concurrent hearings in relation to any and all disputes arising out of or in connection with this Agreement or the other Transaction Documents, which involve common questions of fact or law, and to make any orders ancillary to the same, including, without limitation, any orders relating to the procedures to be followed by the parties in any such consolidated proceedings or concurrent hearings. Consolidated disputes are to be heard by a maximum of three arbitrators, each party to have the right to appoint one arbitrator. In case a dispute arises as to whether consolidation is appropriate (including without limitation conflicting orders of relevant tribunals) and/or as to the constitution of the tribunal for any such consolidated proceedings, each party shall have the right to apply to the President for the time being of the LMAA for final determination of the consolidation of the proceedings and/or constitution of such tribunal. For purposes of this Agreement, Seanergy, Buyer and their subsidiaries shall be deemed to be one party, and Investors and Sellers shall be deemed to be one party.
     10.8. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the parties hereto shall impair any such right, power or remedy of the parties hereto, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law, otherwise afforded to the parties hereto, shall be cumulative and not alternative.
     10.9. Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this Agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.
     10.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     10.11. Amendments in Writing. No amendment, modification, termination or discharge of any provision of this Agreement, or any consent to any departure by any party hereto from any provision hereof, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and each such amendment, modification, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all parties hereto.
     10.12. Entire Agreement. This Agreement, the Stock Purchase Agreement and the other documents referred to herein or therein, on and as of the date hereof, constitute the entire agreement of the parties hereto with respect to the subject matter hereof or thereof, and all prior or contemporaneous understandings or agreements, whether written or oral between the parties hereto with respect to such subject matter are hereby superseded in their entirety.

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     10.13. Exhibits and Schedules. The exhibits attached hereto or any schedules referenced in this Agreement are incorporated by reference herein and shall have the same force and effect with respect to the provisions set forth therein as though fully set forth in this Agreement.
     10.14. Recitals. The Recitals set forth on the first two pages of this Agreement shall be deemed part of the Agreement and shall have the same force and effect as if they were set forth in the body of this Agreement.
     10.15. Joint and Several Obligations of Seanergy and Buyer. The obligations of Seanergy and Buyer under this Agreement are joint and several even if not so expressed.
     10.16. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, that none of the parties hereto may assign any of its obligations hereunder except as expressly provided herein without the prior written consent of such other parties.
     10.17. Third-Party Beneficiaries. The parties hereto hereby acknowledge and agree that (a) EST, Safbulk and SAMC, and (b) each subsidiary to be nominated by Buyer to effectuate the Vessel Sale and Purchase, vis-à-vis each relevant Seller, shall be a third party beneficiary hereunder, and all such entities shall be entitled to enforce such obligations directly against such other party as if they were a party hereto. In addition, the parties acknowledge that the Sellers have nominated the Investors to receive certain consideration hereunder on their behalf. Notwithstanding the foregoing, Sellers shall retain the right to assert any claims against Seanergy or Buyer with respect to the consideration to be delivered to the Investors.
     10.18. Execution in Counterparts; Facsimile Signatures. This Agreement and any amendment or consent hereto may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. All such counterparts may be delivered among the parties hereto by facsimile or other electronic transmission, which shall not affect the validity thereof.
(Remainder of page intentionally left blank. Signature pages to follow.)

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and date first above written.

SEANERGY MARITIME CORP.
By:	/s/ Georgios Koutsolioutsos
Name: Georgios Koutsolioutsos
Title: President

SEANERGY MERGER CORP.
By:	/s/ Georgios Koutsolioutsos
Name: Georgios Koutsolioutsos
Title: President

The Investors have caused this Agreement to be executed solely to indicate their acceptance of and agreement to their obligations set forth in Sections 2.3, 4.2,6.1(b), 7.9 and 7.11.

UNITED CAPITAL INVESTMENTS CORP.
By:	/s/ Evan Breibart
Name: Evan Breibart
Title: Attorney in fact

ATRION SHIPHOLDING S.A.
By:	/s/ Evan Breibart
Name: Evan Breibart
Title: Attorney in fact

PLAZA SHIPHOLDING CORP.
By:	/s/ Evan Breibart
Name: Evan Breibart
Title: Attorney in fact

COMET SHIPHOLDING, INC.
By:	/s/ Evan Breibart
Name: Evan Breibart
Title: Attorney in fact

Signature Page to
Master Agreement dated as of May 20_, 2008

The Sellers
VALDIS MARINE CORP.		PAVEY SERVICES LTD.

By:	/s/ Evan Breibart	By:	/s/ Evan Breibart

	Name: Evan Breibart		Name: Evan Breibart
	Title: Attorney in fact		Title: Attorney in fact

GOLDIE NAVIGATION LTD.		SHORELINE UNIVERSAL LIMITED

By:	/s/ Evan Breibart	By:	/s/ Evan Breibart

	Name: Evan Breibart		Name: Evan Breibart
	Title: Attorney in fact		Title: Attorney in fact

KALISTOS MARITIME S.A.		KALITHEA MARITIME S.A.

By:	/s/ Evan Breibart	By:	/s/ Evan Breibart

	Name: Evan Breibart		Name: Evan Breibart
	Title: Attorney in fact		Title: Attorney in fact
Signature Page to
Master Agreement dated as of May 20, 2008

SCHEDULE 1
The Sellers and the Vessels

		Seller		Year
Seller		Jurisdiction	Vessel	Built	Flag	DWT	Price
1	Valdis Marine Corp.	Marshall Islands	African Oryx	1997	Bahamas	24,111	$44,080,750

2	Goldie Navigation Ltd.	Marshall Islands	African Zebra	1985	Bahamas	38,632	$34,500,000

3	Kalistos Maritime S.A.	Marshall Islands	Domestic Trade Ministry Kouan Shipbuilding Industry Co. Hull No. KA215	2008	Bahamas	54,000	$88,500,000

4	Kalithea Maritime S.A.	Marshall Islands	Domestic Trade Ministry Kouan Shipbuilding Industry Co. Hull No. KA216	2008	Bahamas	54,000	$83,500,000

5	Pavey Services Ltd.	British Virgin Islands	Bremen Max	1993	Isle of Man	73,500	$70,350,000

6	Shoreline Universal Limited	British Virgin Islands	Hamburg Max	1994	Isle of Man	73,500	$74,350,000

SCHEDULE 2
The Investors

		Investor	Investment
Name and Address of		Status and	Shares to be
Investor(1)	Jurisdiction of Incorporation	Basis	Received
United Capital Investments Corp.	Republic of Liberia	Non U.S. Person	25%
Atrion Shipholding S.A.	The Republic of the Marshall Islands	Non U.S. Person	25%
Plaza Shipholding Corp.	The Republic of the Marshall Islands	Non U.S. Person	25%
Comet Shipholding Inc.	The Republic of the Marshall Islands	Non U.S. Person	25%

(1)	The address for each of the Investors is c/o 11 Poseidonos Avenue, 16777 Elliniko, Athens, Greece.

SCHEDULE 3.2(f)
Per Diem EBITDA Contributions

	Vessel	T.C. Rate	OPEX	Net Rate

1	African Oryx	$30,000	$5,016	$24,984

2	African Zebra	$36,000	$5,100	$30,900

3	Domestic Trade Ministry Kouan Shipbuilding Industry Co. Hull No. KA215	$60,000	$5,267	$54,733

4	Domestic Trade Ministry Kouan Shipbuilding Industry Co. Hull No. KA216	$60,000	$5,267	$54,733

5	Bremen Max	$65,000	$5,845	$59,155

6	Hamburg Max	$65,000	$5,892	$59,108

EXHIBIT A-1
Memoranda of Agreement

documents as soon as possible after the date of this Agreement.-— —— 196
At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of 197
Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the198 Buyers. 199
At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all200
Plans/drawings/instructionbooks relative to main engine and auxiliaries/SOPEP/publications as on board, etc., which are on board the Vessel. Other certificates which are on board the Vessel 201 shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the 202
Buyers to have the right to take copies. All other technical documentation and plans, etc. ashore which may 203 be in the Sellers’ possession shall be promptly forwarded to the Buyers at their expense, if they so 204 request. The Sellers may keep the Vessel’s log books but the Buyers to have the right to take 205 copies of same. 206
9. Encumbrances 207
The Sellers warrant that the Vessel, at the time of delivery, is free from all charters, encumbrances, mortgages and/or maritime liens or any other debts and/or claims whatsoever against the Vessel and/or the 209
Sellers. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made 210 against the Vessel which have been incurred prior to the time of delivery and reference to clause 7.3 of the
Master Agreement 211
10.Taxes, etc. 212
Any taxes, fees and expenses in connection with the purchase and registration under the Buyers’ flag 213 shall be for the Buyers’ account, whereas similar charges in connection with the closing of the Sellers’214 register shall be for the Sellers’ account. 215
11.Condition on delivery 216
The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is 217 delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be 218

16. Arbitration 262
a)* This Agreement shall be governed by and construed in accordance with English law and 263 any dispute arising out of this Agreement shall be referred to arbitration in London before three Arbitrators in accordance with the Arbitration Act 1996 or any statutory modification or 264 re-enactment thereof for the time being in force and the terms of the London Maritime Arbitration Association then in force, one arbitrator being appointed by each party. 265 On the receipt by one party of the nomination in writing of the other party’s arbitrator, 267 that party shall appoint their arbitrator within fourteen days. 268
If that party does not appoint its own arbitrator within the fourteen days specified, the party 269 referring a dispute to arbitration may, without the requirement of any further prior notice to the 266 other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly, 267
The award of the sole arbitrator shall be binding on both parties as if it had been appointed by 268 agreement. The two arbitrators properly appointed shall appoint the third arbitrator who shall act269 as chairman of the Tribunal. 270
b)*This Agreement shall be governed by and construed in accordance with Title 9 of the 271
United States Code and the Law of the State of New York and should any dispute-arise out of 272 this Agreement, the matter in dispute shall bo referred to three persons at Now York, one to -273 be appointed by each of the parties hereto, and the third by the two so chosen: their—274 decision or that of any two of thorn shall-be final, and for purpose of enforcing any award, this 275
Agreement may be made a rule of the Court. 276 Tho proceedings shall be conducted in accordance with the rules of the Society of Maritime 277 Arbitrators, Inc. New York. 278
e)* Any dispute-arising-out of-this Agreement-shall be referred to arbitration at 279 subject to the procedures applicable there. 280
The-laws-of shall-govern this Agreement. 244
* 16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable. In the absence of 282 deletions, alternative 16 a) to apply. 283
Additional Clauses from 17 to 18 form an integral part of this Memorandum of Agreement

Appendix to Memorandum of Agreement code-name SALEFORM 1993-dated -11 th-October-2007 — M/V “HAMBURG MAX”
CLAUSE 17
The 20 pct deposit shall be made on the Initial Closing Date as defined in Clause 2.4(b) of the Master Agreement referred to in Clauso 31 hereof. The 20 pct deposit and balance of 80 pct together with extra payment for luboils and or bunkers, to be paid on day of delivery at Sellers’ nominated bank provided however that if the Vessel is delivered on the Initial Closing Date, Buyers will not be required to pay the 20% deposit into ihe joint account referred to in Clause 2 and they will make payment of 100% of the purchase price directly to the Sellers. On delivery of the Vessel, in exchange for payment of the purchase price of the Vessel and extra payment for luboils and/or bunkers, Sellers will provide the Buyers with against delivery documents reasonably needed by Buyers to acquire legal ownership and register the vessel under her new flag. Such documents to be mutually agreed and listed in an Addendum to the Memorandum of Agreement, but shall include, without limitation, the closing deliveries as required by Clause 2,2 and 2.4 of the Master Agreement as well as each party’s respective officer certificate dated the Initial Closing Date setting forth names and signatures of signatories to MOA and other related documents as well certifying and attaching charter documents of such party in effect as of the date of the Initial Closing Date and duly executed shareholder and director resolutions approving the entry into the Master Agreement referred to in Clause 31 hereof, this MOA, other related documents and the transactions contemplated hereby and thereby. Signing of the Addendum shall not delay signing of MoA and lodging of the deposit.
CLAUSE 18
Sellers to confirm in writing on delivery that to the best of their knowledge the vessel:
is not blacklisted by any Arab countries / nations or any other countries or organizations; has not touched bottom since her last dry docking.
CLAUSE 19
All negotiation and eventual sale to be kept strictly private and confidential between all parties involved except where required by Statutory or U.S. Stock listed requirements. However should despite the efforts of all parties involved details of the sale become known or reported in the market neither the Sellers not the Buyers have the right to withdraw from the sale or fail to fulfill all their obligations under this Agreement.
This Memorandum of Agreement is drawn up in two originals with even tenor and date. One original shall be retained by the Sellers and one original shall be retained by the Buyers.
CLAUSE 20
Vessel to be delivered free of cargo, cargo residues and free of any dunnage, with holds swept, clean and dry on completion of last voyage, prior delivery.

CLAUSE 21
Sellers warrant that on the date hereof and on the date of Vessel’s delivery, the Vessel shall be entitled to trade worldwide within Institute Warranty Limits without restriction or limitation.
Sellers also to confirm on delivery that vessel has not traded during the last two (2) years in CIS Pacific Countries, but if traded, then, a valid Phytosanitary Certificate to be presented.
CLAUSE 22
Canceling date to be sixty (60) days after Initial Closing Date CLAUSE 23
Seller has good and marketable title to. is the exclusive legal and equitable owner of, and has the unrestricted power and right to sell, assign and deliver the Vessel.
CLAUSE 24
Each party hereto is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to enter into this MOA and the transactions contemplated hereby. Each party hereto is duly qualified to conduct business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (as defined in the Master Agreement).
CLAUSE 25
Each party hereto has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this MOA and otherwise to carry out its obligations hereunder. The execution and delivery of this MOA and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, other corporate or other action or proceeding on the part of either party hereto is necessary to authorize this MOA or the consummation of the transactions contemplated hereby. This MOA has been duly executed by each party hereto and, when delivered, will constitute the valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
CLAUSE 26
The execution, delivery and performance of this MOA by each party hereto and the consummation by such party of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of its respective charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation {with or without notice, lapse of time or both) of, any contract to which such party is a party thereto or by which any property or asset of such party is bound or affected, (iii) result in a violation of any law, rule, statute or regulation to which such party is subject or (iv) result in any violation of any order, judgment, injunction, decree or other restriction of any governmental authority to which such party is subject, or by which any property or asset of such party is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (as defined in the Master Agreement).
CLAUSE 27

Neither party is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any governmental authority or other person or entity in connection with the execution, delivery and performance by such party of this MOA, other than those that have been made or obtained by such party prior to the date of this MOA,
CLAUSE 2S
This Agreement is one of the “MOA“s referred to and defined in (1) the Master Agreement dated the date hereof and executed and delivered concurrently herewith by the Sellers, the Buyers, and others, If there is any inconsistency between the terms and conditions of this Agreement and the terms and conditions of said Master Agreement with respect to the sale and purchase of the Vessel, then the terms and conditions of this Agreement shall prevail.
Notwithstanding the above, the obligations of each party under this MOA are subject to:
(i) Seanergy obtaining the Initial Closing / Shareholder Approval, as defined in the Master Agreement; and
(ii) The satisfaction or waiver of each of the applicable conditions set forth in Article VIII of the Master Agreement.”
In case Seanergy fails to obtain the Shareholder Approval the Initial Closing as defined in the Master Agreement does not take place as provided in the Master Agreement, this Memorandum of Agreement shall be automatically terminated, cancelled and of no further force and effect without responsibility of any of the parties. For the Sellers (1) For the Buyers (2) /s/ ... /s/.... NAME: (ELLIGIBLE) NAME: (ELLIGIBLE) TITLE: ATTORNEY — IN — FACT TITLE: PRESIDENT

MEMORANDUM OF AGREEMENT.
ships Adopted by The Baltic and International Maritime Council(BlMCO) in 1956 Dated: Code-name SALEFORM 1993
[ Revised 1966, 1983 and
GOLDIE NAVIGATION LTD — MARSHALL ISLANDS hereinafter called the Sellers, have agreed to sell, and
SEANERGY MARITIME CORP. of Marshall Islands or Guaranteed nominee 1 hereinafter called the Buyers, have agreed to buy 2
Name: AFRICAN ZEBRA 3
Classification Society/Class: Bureau Veritas 08041S 4 Built: 1985 By: CSBC TAIWAN 5
Flag: BAHAMAS Place of Registration: NASSAU 6
Call Sign: C6UE7 Grt/Nrt: 23,207mt / 12,963 mt 7
Register Number: 8000937 8
hereinafter called the Vessel, on the following terms and conditions: 9
Definitions 10
“Banking days” are days on which banks are open both in the country of the currency 11 stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8. 12
“In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, 13 a registered letter, telex, telefax or other modern form of written communication. 14
“Classification Society” or “Class” means the Society referred to in line 4. 15
“Master Agreement” means a master agreement of even date herewith made by and among, inter alios, the Seanergy and the Sellers.
“Shareholder Approval” has the meaning set forth in the Master Agreement. “Effective Date” means the date of issuance of the Shareholder Approval.
“Seanergy” means Seanergy Maritime Corporation of Marshall Islands, being the parent company of the Company to be nominated as buyer of the Vessel and of the buying companies of the other Vessels referred to in Clause 17.
1. Purchase Price 16 USD 34,500,000 cash (Thirty four million five hundred United States Dollars) only.
2. Deposit 17
As security for the correct fulfillment of this Agreement the Buyers shall pay a deposit of 20% 18
(twenty per cent} of the Purchase Price as per Clause 17 . witeifi-3-(three)) banking-days from the -date of this Agreement by both parties. This deposit shall be placed with FBB — First Business Bank, 62 INotara & Sotiros Dios Str, Piraeus, Greece. Phone: + 30 210 41 18 711, Fax : + 30 21041 32 058, 20
and held by them in a joint account between Sellers and the Buyers ___:, to be released in accordance with joint written instructions of the Sellers and the Buyers, The Buyers to produce all documents required for the opening of the joint account. Interest, if any, to be credited to the 22 underwater damage, if any, impose condition/recommendation of class. The decision of class as to whether underwater damage, if any, imposes a condition and/or recommendation of class shall be final and binding for both parties. Notice of Readiness not to be tendered prior completion of the underwater inspection.
If damage affecting class found, that does not necessitate immediate docking. Buyers and Sellers authorised representatives to meet to try to agree a compensation amount for Buyers taking over the vessel with such damages, it cannot agree, repair quotes to be obtained From two reputable repair yards nearest to the delivery port, one yard to be chosen by each party, with compensation amount to be the average of the two repair quotes.
(iii) If the Vessel is to be drydocked pursuant to Clause 6 b) (ii) and no suitable dry-
docking facilities are available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities are available, whether within or outside the delivery range as per Clause 5 b) Once drydocking has taken place the Sellers shall deliver 11 the Vessel at a port within the delivery range as per Clause 5 b) which shall, for the purpose of this Clause, become the new port of delivery. In such event the cancelling date provided for in Clause 5 b) shall be ectended by the additional time required tor the drydocking and extra steaming, but limited to a maximum of 14 running days.
C) if the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above
(i) the Classification Society may require survey of the taitshaft system, the extent of the suruey being to the satisfaction of the Classification surveyor. If Such survey is not required by the Classification Society, the Buyers shall have the right to require the tailshaft 11 to be drawn and surveyed by by the Classifaication Society, the extent of the survey being in accordance withe the Classification accordance with the Classfication Society’s rules for taishaft survey and consistent and with the current stage of the Vessel’s survey cycle. The Buyers shall declare whether they require the \tailshaft to be drawn and surveyed not later than by the completion of the inspection by the Classification Socitey the drawing and refitting of the tailshaft shall be 123 arranged by the Sellers. Should any parts of the tailshaft System be condemned or found 124 defective so as to affect the Vessel’s class, those parts shall be renewed or made good at condition/recommendation.* the sellers expense to the satisfaction of the Classification Society without 128
(ii) the expenses relating to the survey of the tailshaft system shall be bome by the Buyers unless the Classification Society requires such survey to be earned out, in which case the Sellers shall pay these enpenses. The Sellers shall also pay the expenses 130 if the Buyers require the survey and parts of the system are condemned or found defective or broken so to affect the Vessels class.*
(iii) the expenses in connection with putting the Vessel in and taking her out of 133 drydock, including the drydock dues and the Classification Society fees shall be paid by 134 the seller if the Classifiation Socirty issues any condition/recommendation*as a result of the survey or if it requires survey of the tailshaft system. In all other cases the Buyers 136 shall pay the aforesaid ecpenses, dues and fees. (iv) the Buyers representative shall have the right to be present in the drydock. but without interfering with the work, or docisions of the Classification surveyor
(v) the Buyers shall have the right to have the underwater part of the Vesael 1*0 cleaned and painted at their risk and expense without interfering with the Sellers ‘ or the Classifaiction surveyor’s wort, if any, and wilhOulaneclitig The Vessel’s brie 142 however the Buyers’ work in drydock is still In progress when the Seller have 143 completed the work which the Sellers are required to do, tha additionall docking time 144 needed to complete the Buyers work shall be far the buyers risk end: expense in the event 145 that the Buyers’ worK requires such additional time. The Sellers may upon compeletion of the 146 Sellenj- work lender Notice of Readiness for delivery whilst the Vessel is still In drydock and The Buyera shall be obliged to take delivery in accordence with Clause 3. wheathe- 1 *6 the Vessel is in drydock or not and irrespective of Clause 5 b).
* Notes, if any. In the surveypr’s . report which are accepted by the Classification Society without condition/recommendation are not to be taken into account aepuprcents jg sjdn aE-DDsr;bla f!flfl*-ihf—diite flf 1h»? Agn9trr*nK—
All the time cf dalivery tfie Buyers and 5allc*S Sllnir i*gn ar.rj tfeliuer to each other a PfrfidflWl of Delivery and Acceptance- Donfirrping the date and I’TO 01 ^livery of the Vessel ftomtto SoSda (0 Die Buy-ens
Al the time oJ delivery We Seders shell hand to Iho BuyOn; l’-r dftss-ficetton Dertilicatei.Ej as xrtll as £1 £00 PlanE/dravfln^.’inainicbDnrjDrihB nSartivc b main injme pnd auidiErieaSOPEP^ublicaliCini as <?n board dc., which are dh board ttie vshq! Ohr’ cftrlifir^»|^ which are on bDanl the Vesstl Z01 thai: also be handed nwr laihe Buyera unksi Bw £el|era ?re requJred In rEtain saint, m which cbs* the Buyert to have rT« iiphl lo tube CO(ii«S A:: other lechnicel dDcumenUlmr &-.? plans Etc astnre which may iC I ba in the 50ll(tfS’ poasesBion Ehaii be prampBy fomardcd 10 Ihe Buyers 0f tnelr experree il 1hey W ftqu«l Tlve StUers may keeptrte Vessel[1]! Ing backs bul the Suyera 1o have tite nght b 1ak< copie? of S3me 206
9. Encumbrantas 207
The Sellers vrarraTiL lhai tfh; Vessel. Bl 1he tme of ddwery, is Tr« from ft;\ cha*5e*5, e^umbranc*!!. nvortgageB andtor maritipss liftf-S Or any dher deb1& and/ar dairng wf^fllspeyer agamE-ttfie Vtssel BndJartha IDE Sellers The Se-ier& herafiy tindcdak* 1u Indemnify tm Buyers agar«t 4II eanseduenceE al d-r -ni made 210 against ihe- Vas&al which hiut teen mcyrred prinr In ihe h’m* fff dell«ry and rcferenca 10- Oause ^.3 a-’ Ihe Master Agnaarmnt
10. Taxes, etc
Anytatifrl. lots and enpefisea in cntinectinn with It* purtftwe and regiHtradDn una«r tht Buyera’ flag ihal bftfar lh& Buyera’ account, whefea& sirflil&r Cfijrg^a In DornadiDfi with 1ht dosing of the SallMS[1] register shall be tar Bra Setters’ aK6unt
11. ConditJonOndBfiV**V
Tht Vtt«l *«1H ewerylhing bElonging to he* Shall be attfte SellareC risk and ^K^nse ^rrtit sha is deliwerad to lh» Buyers, but subject to 1he tenra and oondlbqn& at Ihis Ajgreemcnl She shall be 2lB dedverad and La*jen ovor as Sh& rf#S Bt the Hme of inspection, fair wear and tsar en-Mptetl f’.OY^Wva:. Ihfr VfcSs*! SflaH be defcven&l wfc, h& ene&efW-Class fuHy maintained wimflul CCndltiPntteCiG*nrnen<JalN?n’. and free at average damage affecting lint VMSol’S Cla5S.*fid with her AH ClaS3i1i«1i(Ki Certifies and her National and Inlernaliana! Ccrtfica^c. hj b* cl83fi. a& well es a\\ other cernficateF; ihe Vesstf Had ad the time of inspection, ciean. v^’tf Sfld une-jrtended wtthsul condign/ recommendation dy Class or Ihe rE*eua.Td Audxirilcs at Chfl lime fll Denary CSM rtgms to be clem and up ts !ha date al Hit hmtoF (he- Vfljsera delivery or do on board without any nrian-iipM OF Outstanding i^h<M <^«Mwnfre™mmef^^ DuthP’-iUtjc at ipo timn fjf CtOliVMy Coot catGs of Ufei alls. CQ2. FV« t Ftmguisheri e-1c to db Jaan and valid at thfl l^ne trf delrvery •InspKUort” in this dSU*e 11. ahall mftEn ^he Buyers inspection according to Cbpuse 4 a) or A b>. If appHcatle. or ire Buyers’ inspection poor (d 1he signing dl Ihie ^QflMjinfent If the Vessel \s taken over without inspection Ihe date of irug Agreement shall be Urn ^ev?ml dace Not*S. .’ a-iy. m ‘he aurveyor[1]? repnrta which are acceplefl by 1nc Classifita1iciH Society WlttHUl MndHioniTewrmnendstior- are not (d bra taVen Into KKdunt. 22?
12. NflmcfTnarKings
Upon dtfrwtry the buyers undertaXa to change Ihe n4rn« C-1 ihe Weaael and alia* PunA*! n^SfKings. 13. Buyers’ default 232
ShouH the deposh not tra paid In ic«tf3»ripewrtrt Cleuse 2 and 17. Ihe S^ftera have Ihe riph! 10 cancel 1tiit2a3 Agrsenent. and frfy s*i*l| t* e^ttJed tp cleim cnmpansation for their imeee and for afl fttpenses incurtod together ivitfi irrtereet. Should me Purdifi&e pi«b riot bt paid In (romance with Clausa 3. H>e Selle-a have 1ho Hsht to cancel ihe Agresmanl. in */H»th ewe the depoEit togaBicr wnlh int&res: earned shalf be reltased ie tfw Sellere. IT The depo&iL do** «*t cc^ef meir toss, the SellSH shaJI be entitled In claim fufil ie< comp*rhialiori far 1heif Icsaes and For ii cKponse* Inciuirad IngalhBf rtHti Inlaneal. provided HOwemer Z33 tttlt S&leri will nol be e^titied lo rfaim any fompetiBalinn wnatsdtver rf Seanenj^ farls lo ctla-n Ihe
ShaneftQldef Appjowal.
M. Ssllfrrs’ rialault 2[40]
Should ihe SeflerE fail to give N&lice of R&adineES in accordance yjltti Clause 5 a] or fa.l id be readyZ*t lo validTy comptetie a Ifegil tfihifer by (he date stipulated in line 51 the Buyers .shall hsve2^2 lha option of Cancslling ma Aflreemeot pravidad al^an thai the Sallem shalt be granted a2d- mpKimLrm of 3 banting days after Nolico of Rewlinees has bean given 1* make arranflamehti244 ferine documentation &et cut m ClauM &• K after Hctica of Rfl&rjinaai has been giver, but beHone me Buyera haw taken delivery. 1ht Veaael ceases id ba physically feady Tor dalfveJy and is nol made physically n&ady again jn every ncspect by Ihe dale stipulated in line 61 sncl new hiDt’-w tf Re«Jlne« gl^ftrt. ine B^era aha;! relain fhwf wV*n !a cancel. In Hie *«enl ttipt the Buyers otetfJ48 to cancel ihia Agreerrenl Ihe dcpoSJl — ir paid to ihe jnircl accOu”! by Buyera — tngatfrflr with interesl earned shall be rdcaSCd to 1he<n immediately. ShnuSd tha SB»ert lall 10 glwfl N«ice &f Readiness by me date stipulaled in line 61 ct Fail to be rWdy id validty tdflflflUj 4 leg*) tranafer as aforesaid they ShSfl meke due compwiwHon Ifl the Buywr* lor 1heir Idas and. for ell expenses tojerhitf wflfi inleneat If iheir feilu^e it tf^ lo- prcyen neg igence end: whether Drnoifr* Buyera caiatf Lnlt Agreement 1S. Buy«Tir repnttentalLvaa Afltf-tHiti^raemgrt-ftBS-BQQfi signod by btflh pariiea-ane-the^O^ ^fiflBit t^eeeiv4adyKMttfi Btfyefs—35§ hStfe-ltTe-nqht to plaac iwd r^pfg&»H^l^flfl tm feord 1ho VoCMMtL pteirsgbrishand a<pen^a ^p^35J nni^ni nt ................................................ ofl or aboul et She Fir:; cDriv»fnent pqfl^tacD. For V*rt(— ^esDcle :hjlmtfl — 366 —
tfl^*iwe^*d on me Qacing Dote dp dofinad In \f* ttuppte=wr^Ag->4y^nL. 1te ^ufsft-eh,-^ ha*e-the-ngH to p^oe twe-feofeseffetiWEr^m-egg*d-4lia-^as3el-JHhc ir cd!q rigk Wl e-Mpe^se-en- trw-flaHi Ooeaflaul obtainf.
Gharohnldor jppfgvfl^^-ttfi-aucJiearter-g^alB dp doompj ptftftfinary. dp as to Dnwia-rcpG havc-a-m^wium I-*.:-, w,.. < !;.ii-..inri/flti*in fMndd-ofltiaafri- JhfisQ r&pfDEOnlutlrtUi arp on nogrd fcw-rTe-puf^e6e-of-tam*ligFiwfteri aHd-tfl-1r**3p«ttyo4— oaservprD only, dnd IFnty ftftall fuel inteffefeHni nny mspcd w|h tJ>a maMMng-Bf-tHe-V^s^l^pe^aBoH-gf— Kl» V«sal amfr’iM cre^fr 4x»mal-WBAing-pFa€ticer^>t* Buy*W feprLjcntatiws chali sq^ Ifte-ufrual .. ^ZSi
$OJl«ft:-P-»txl.-l-Olu&4enfl* rfmrientnity prior 1n Liroir gmtofkafcon.

16. hnbr.ia1.cn 262
?)” ThFs Agreement -ahaH be governed by Arid wnstiUijfj in ^tcc^nc^ wll?i rriQllf.’-i ihw arv: 36? anydispute aritng out of t^is Agterrer.1 snail be referred !o srbilranon in London before three AiMralors m accordance win the Araitration Ad 1fl96 or any gtatu1oi> medificaliDn nr 26*
nj.enactnenl Ihenwr Tor Ihs lime being in force and th* larm& o1 lh& Lo’tlDn MarrtrniE ArbilraEmn ASSutibU’on lhc~ in force. onE arbitrator be.ng appainted by eacK pary. 2B? On (he rectipt tv cr* party of pm nonvnaLon in writing of Ere alher party’s arbrtralor, EG? that parr/ shaH appoint their arbitrator within fourteen days. 259
Cf thpt P3J1/ toeft nol apfXMnl its own arbitrator wth^thB fourteen da^epcDrfigd. Ihc- pa rty 2H’ refenuv] 4 OutRile 10 arMratiOn m^v wifnout tha raquirwrigni of an^ fjrlhtr ^o^r r Dlrcc It the £B^ other paly, app&rl |U arbihabi as sole asbilralnr and EhaR adviSo Inc dlhc- par:y ac^rdingly 2B.? The swart ijf the sole er&flralor s-^&il bt L -Jmg On toffi pwlips fl< if d hart rW«n gpfrtmtert 6^ 26£ agreement. The rv»o arhlrsbrs pyuperly eppOlnted thil ipOSint (he tfvind *n»rjfl(UM wha 9?iall ad 269 as chairman of the Tribunal 27U b}[3] ........................................ Thm /VflrpDmDnt chaH be gerarrved tiy-ano-a&ft&tfucd in DQGDKJanDO wth Titln E) af rtiO —Wl Un>1»J Etorrw Cwo j.nd tho Law ^4hg-5^te-af HQ*-yerfr-ard^twld-JHy-dttfJii46-ariWfrm-Of • —97? IrtiB Agreement, thft imtl«<4*HfcGfit4**hSH 41B.fWfWH^4«-Ww*«-riWtOrte-St-PJfl* Vort. (m&4o— rj-_- rp=:-jin?6-3 oy each cri the-parttes hsreto arKHhe-lhiKiby-thelwa—GfrGfiti&BFiT*wf ....................................... I’M dooiiiiDn or that of any-hvQ of them BhaH-bc final. and^for-purpaGD of pnTaftifTff-Bny Jwfflf J. IHIt—^/t ^gmpnrpDnt may be made a rulrj of fro Caun.
43TO-pf<jgggdmqB-cl-jll fao GDrtdvUKQd in a cdofdartip ^th r>* rufe* &1’ Itm-£jcn64y <rf Marit4HKi SF?
A^lfalor-i. Fnc Now Yor1<, .............................................................................................. #8 tpAfty-gH&liijLB a’.ti-q PUl HJF friE. Agi’Mmunl t.-.all b* iH*rtHfad tMFtlriFffUftH-fl^— —r-Et^gct (»tho piooHiaJLH ei ap|ii.oabt* tr>e«?:- -—290 Thn Inwp of— —nhall yniom IhiD AgmamDnL —2*1 T$si 16 W *ntf J 6 Cj ifB jrf*rti^fivifrj. (Jsrfl(le w^ircnevtf tf no! applicable, in ihe absence of 293 ofeisr>an5 aftemanne 16 a) to apply ^•H-
AddJlllonal CUU*« from 17 to IB form *r> integral part Cl thl* Wenierandum at Agreement

AapendFx to Memorandum gf ftnjwamaiti code name SMEFORM 19Q3-J3lfrCi 3 Haw BOPa — HI/V “AF RICAN ZEBRA”
CLAUSE 17
The ZD pet CfcpGSit Shell be mads on thu Inlltal losing Data as defied m Claube 2.4(b] 0? the Master AgrMm&nt (*<*«#rj *&^ani>co31 hftretrf. The 20 pet dapasit aid Salflnce af 80 pet together with ctfre pdyrnoKH If* JiitXJils arm nr Oun’ners. id M paid en day o-T delivery 9! Sellers’ nominated bank prOvded hnwBYSY that if ttw VeHel ie dElivEHarJ Oft the Inrbsl Cta&ing Dale. Buyer? will not be required lo pay IMfe 20% dapflsit into- the pim account related to in Clause 2 ano ITsy Will makn payment of IDDft ffl tne purctiasE pn« dif«cti/ to fre Selters. On delivery of lha Vessel, in exchartge for paymern d? the pgrtliasE price af ITw V&aMl and Extra paymeM For lubails afdlv Dunkflre, Sellers Will prnvido the Byyare with aflame! delivery doajmants r«ason0tVy rwedsd fcy Bu/er& (d acquire tejal cwnEfBtnO arid TBgiBter thft vCSSftl under her new (lag. Such documents to be mutually sarfrsd ana li&ifld m &n Addendum t& ITie MemOF^ndum oT AflraeirwrH but shall Incfcifl*. wthcut limitation. 1he dSosinfl aehverias bs requifftd by Clause Z.2 antf 2.4 fl( the Mssler AgfHftffl«rH as wen as oacri party’s nc&pftd>ve officer cErttjftcate dsled the Inrtial Closing Dale setting forth names and signalizes tf signalories lo WOA and olher related documents as well certityingi and aWaehlng charter d&&Jments of suCtl pifty m eEfad y& of :hs oats of ms Initial CloSir^ Dale end duly executed ghenetinldEir and clireclor reBSlurtmru approvng rh-p enlry into the WaELer Agnternent refef red to Ih Clause 31 herwiF. INiS MOA. nltwr rslaled dacunrtPis and the tnjrtsadiam ciWlemplSrted hereby and thereby. Siginirtg flf Uie Addendum Shall nal delay inning, of MoA and bodging til 1he deposit
CLAUSE 19
Sflllera 10 confirm m mitihg on delivery thai to the best at wies fcnOVIrteclge (he v*SI6l
U irot ilMWJslsd by art^ Arab coumnoB / naliflns Of any Dlhcr COljntrie? or cKgafllZBlionE has not louched bolloni since hfrf last dry docking.
CLAUSE 19
All negrti*t»on and Hventual ss’e 10 be kept strictly pfi^atE srtd esnTideritigl betwear all parties involv«d exwpl wtwro iBquinod by Statutory m U.S. SlSC* leled requifamentl. Hawever should dsspita th* flfforta or an\ partiBE involved oeta: s of the tale tiewme hmawr ar repoHed in the market neither IN) S*Me.ra not thB Buj/Ere have lf*e right to withdraw from the Bale ttf fall 15 fulfill all their ob^alksrvs tinder this Agn^amsnt.
Thu Memofandum cf Agreement iB drawn up ip two origmilt W*lh even inrUir and data. One Ofl$mai ahall te relainad by the Sellers grd one original StiaU be reSainad by the Bjyer&.
CLAUBEJa
Vessel to bft Oflhverea free of sarga. targo fesiduBs and face of any dunnagfr, wtttl holds swept, dean and dry on completion of last voyage, prior denary.

CLAUSE Jl
Seller warrant that on the date hereof and c*l (He 4. — of Vassal* dnlrvor? thr vps-sb! shall bfi enlillMJ to tjada worldwide wrttiin InsMule Wsrra ntf L^ilS wit -ut restriction or llmrtalion
Seller also to confirm on deUery tha! vessel hat nr Iraded dunng the Last two (2; years in Cl£ Pacific Countries, but if Iratfed. lhen. a valid Pbytoaanitary Ci rrficsta !o &e presented
CLAUSE 22
Caroling dale !d ba siirty (50) days after Inicla: dosll | Date
CLAUSE 23
Sailer has gqrad and mg^wtpbte tflfe 1o, Is the eKC j^ve teojal and equriable owner gf. and has the unresbncted power ana rigWto tall. assig-ancidelivei Iha Vessel.
CLAUSE^
Each party hereto Is an en^[y duly incorporated validly existing and in good Etandmg una«f 1*ie law& of th6 Juristfjdlon of it& incorponalion. with 1he requisite power and authflrity In Bntorinto 1hi& MOA and the transactionsi cjntemplilPd hereby E»^- paHy |ie.[r]e:o is duly quS’ified 10 conduct auai”.ciss arJ ib in good Staodi^ be a foreign corporation or oftiar legal entity in nasti jurisdiction n w.ich thfr nituce of Ihe busimss canductad or property owned ny it makes suoh queliFication necesEary. accept vvhcre the ‘a ^ure to- be &o q-ja: fied or 11 ggod Standing. 84 the case may be could not individually or in the aggregate, have- cu feasonably be e-vpect*d to rasJL Iri d Malerial Ad^rse Effect (as, defined in the Master A^rtfrntnnl}.
CLAUSE 26
Eicti pirty hereto Has Ihc ractulstta wrporalft power ind authority toflnter inlo and to consum mate tne transactions oontemplaled by thi& MOA and otherwise to Caffy flUt lt£ OblijatiOna here under. The ekecul’on and delivery of ihis MOA and the consummation by it ot the trantactiD-s corrl*m(itaL40 hereby havfr baen duly authorizod by ah nKSSsary Mf^ofate action other coqwrgte or oLher action Or proceeding on tne par! of eith&r paity herein is neccE&ar^ to- authorize Ihis MOA or the congummalion of the transactions cofTtemfHatefl Hereby This MOA fiss been duly executed by each party na«td and. when dattvered. will can&lilute iy>e valid and birding obligation of each such pflrtj. eofprceablE agamBt Bach Buch party In accordance wrlh its terms, except (\} as may be limited by applicable bankruptcy, insolvency, rtargarvzation. morsloriuro. frsuduleni conveyance a^d any pi^er laws rjf ganHral aflpfotion ffHcebng nnfereBmonl of cnsditora’ rights gensraty, of (lil as limited by la/ffi relpting lo the availability of Specific performance, injuridive [r]alief or other equrtabl* TDmodifrG
CMIJS6 25
The eK£culiqn delivEry and QErformance of this MQA by each party hereto and Um con&ufnnngtiCKi by such party of the traniact-ons Mritemplalftd nerefiy (>o not and will not (i) conlict wilh or widlalt any provision of its- respect.™ charter documents, (n) CoftfJid with, Ch’ ConslHule a cfefputt l.or an event tfial wHti notce or lapse ol time <y coth v^ould beMme a oeFauirlj ynder. m give- to Dlhftr* atiy tignis (rf t*rmifla(icin. amendma^it, atcslflration or cajicfllladiOn {w:1h or ftilhOUl flffhoe, Iflpss of time or both} of, any contract :c which sljc^i party .5 a pa.ly thereto- or by which any property or asset cf sucn parly ii bqyna or stlefled, [ill) :esut In 3 violallon d any law, rule, statute & jagutatioji 10 which sutn parly is SUt^Ct M (ivj rsstlll In arty violarlksn of any andflr-, ;uo<amanl, mjunchon. diecree or c^har restn’dion of any governmental authority to which such party is subject, or by wtiich any property or asse! of such OJrly is bound or a^ected; except Jn the case of eacfi of clauaea (i/) and ^iiij, such aE coukj no!, irtdlvlduaVy or in [he aggregate, have or r&aionabty be expected to resud in a Material Adverse Effect (ae defined -ti Ihe Master AgHamariL}.
SJ.AUSE2T

NiJI—cr parly Is required [n obtain arry consfinl. waivor, aijlhGrnBripn, or order Off. flive any ndti« to. or make any <illng or registration wUh. any flnvemmentBl authority or other person Or entlly in connexion win thd cjtKiitiDn (Jeluer)[1] and perfDrmarrai by iUCh paHj- uJ Uii& MOA. olherthan ITiDae 1t-.al huvfc tiEen ftladn ar oblBk-^ ^ turfi party prior to ihfr d#|e oMhfe MQA.
CLAUSE 2fl
This AflraBfnefrl is o« of 111* “MOA’s ralEmHl 1C and defined in (1) Ihe Maste Agreement dated the date he^aof 3J>d KCCUtftd and dElivereil conorrrcnlly hprewKh b^ the SElisrL, the Buyers, and oilier? If (her? is any irtaraiEtengy belvrtitn LhE Lerm& 3fid «>nditions of 1hit Aigreemsnl and the terms and COIvllLifjns nF sad fclwter AgraEment with neswcl tfi ihc safe and purchase of int Vessel, thsn Ihe lerms and conditions of this Agreement ahnli ffevail.
NotivihSlanding the abtve. 1hw OblinjIJDns of each parly UPtter in* MQA &M tul^act 10.
(i) Seine^gy otilaining tfie Initial Closing / Shstneholder Apprawal at tfef.ned in fr* MaEter AgrBanfrntTr and
> Ths saiisfadtion pr ^tUvcr of oacn cf the spphuble i^nntJilons »r forth in Article VIM c-I fl* Uaater AgrtimerU ‘
In «sc Ssanergv Fails lo ottlain ths Shareholder AppcovsH 1he Inrbal Closing as fleFmed m the Master AjrenmoM does not take piat* 36 pro^dad in Ihe Mesler Agreeirent, tnis Mefliorandum of A^feemenl vnair be au*cma:’cell> term;naiad, cancelled anc aF no further t&rce »no effect wUh&ut (etponsftHHj’ of ar>y nf the parties. /
Fortna Setartfl)

EXHIBIT A-3
Memoranda of Agreement

MEMORANDUM OF AGREEMENT Norwegian shiphrokers’ assocation’s vemo randum of agreement for sale and purchase of ships adopred by The balance and Intercoucil (BIMOCO)in 1956 SALEFORM 1993 Revised 1996 .1983 1986/87and Dated: 20 May 2008 KALISTOS MARITME CORP. of Marshall Islands or Guaaranteed nominee hereinafter called the Sellers, have agreed to sell, and
SEANERGY MARITIME CORP. of Marshall Islands or Guaranteed nominee 1 hereinafter called the Buyers, have agreed to buy 2 Name: AFRICAN ZEBRA 3 Classification Society/Class: Bureau Veritas OS041S 4 Built: 1985By: CSBC TAIWAN 5
Flag:BAHAMAS Place of Registration; NASSAU 6
Call Sign: C6XD9 Grt/Nnt: 23, 207mt M2, 363 mi 7
Register Number: 8000937 8
hereinafter called the Vessel, on the following terms and conditions: 9 Definitions 10 “Banking days” are days on which banks are open both in the country of the currency 10 stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause B. 11 “In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, 12 a registered letter, telex, telefax or other modern form of written communication. 14 “Classification Society” or “Class” means the Society referred to in line 4. 15 “Master Agreement” means a master agreement of even date herewith made by and among, inter alios, the Seanergy and the Sellers. “Shareholder Approval” has the meaning set forth in the Master Agreement. “Effective Date” means the date of issuance of the Shareholder Approval. “Seanergy” means Seanergy Maritime Corporation of Marshall Islands, being the parent company of the Company to be nominated as buyer of the Vessel and of the buying companies of the other Vessels referred to in Clause 17. 1. Purchase Price 16 USD 34, 500, 000 cash (Thirty four million five hundred United States Dollars) only, 2. Deposit 17
As security for the correct fulfillment of this Agreement the Buyers shall pay a deposit of 20% 18
(twenty per cent} of the Purchase Price as per Clause 17. within 3 (throe) banking days from tho - date of this Agreement by both parties. This deposit shall be placed with FBB — First Business Bank, 62 INotara & Sotiros Dios Str, Piraeus, Greece. Phone: + 30 210 41 18 711, Fax: + 30 21041 32 058, 20
and held by them in a joint account between Sellers and the Buyers :, to be released in accordance with joint written instructions of the Sellers and the Buyers, The Buyers to produce all documents required for the opening of the joint account. Interest, if any, to be credited to the 22

Buyers. Any fee charged for holding the said deposit shal be borne equally by the Sellers and the 23
Buyers. The expenses for the opening of the joint accoun and the closing fees to be shared equally between the Sellers and the Buyers 24
3. Payment (See also Clause 47-) 25 The said Purchase Price shall be paid in full free of bank charges to Sellers to: HSH NORDBANK AG HAMBURG, GERMANY, SORT CODE: 21050000. with JP MORGAN CHASE BANK NA NEW YORK, USA. SWIFT: CHASUS33, ACCOUNT: 001-1-331808 in favor of LINCOLN FINANCE CORP., USD ACCOUNT:
1100175430, IBAN: DE15210500001100175430 26
27
on delivery of the Vessel, but not later than 3 banking days after the Vesse! is in every respect 28 physically ready for delivery in accordance with the terms and conditions of this Agreement and 29
Notice of Readiness has been given in accordance with Clause 5. 30
4. Inspections 31
The-Buyers have waived their right to inspect-the-Vessel-and her- class records. a)* The Buyers have inspected and accepted the Vessel’s classification records. The Buyers 32 have also inspected the Vessel at/in DURBAN 33 and have accepted the Vessel following this inspection and the sale is outright and definite, 34 subject only to the terms and conditions of this Agreement, 35 b)* The Buyers-shall have-the F-tgfrt-te-ifrepect the Vessel’s classifcation-records and declare 36 whether same-are accepted or not within 37 The-Sollers shall provide for inspection-of the Vessel at/in 38 The- Buyers shall undertake the-tnspection without undue delay-to tha Vessel. Should the 39 Buyers cause-undue delay-they shall compensate the Sellers for-the-lesses thereby incurred. 40 Tee-Buyers shall inspeet-the-Vessel-without opening up and without cost to the Sellers. 41 During tho inspection, the Vessels deck and engine log books shall-be made ovailable for 42 examination by the Buyers. If the Vessel is accepted after such inspection, the sale shall 43 become outright and definite, subject -only to the terms and conditions of this Agreement, 44 provided-the Sellers-peeeive written notice of acceptance from the Buyers within 72 hours 45 after completion of such inspection. 46 Should notice of acceptance of the Vessel’s classification records-and of thg-Vesset-not-be 47 received-by the Sellers-as-aforesaidi the -deposit together with interest corned shall be 46 feteased-immediately to the Buyers, whereafter this Agreement shall bo null and void. 49
* 4 a) and 4b) are alternatives; delete whichever is not applicable. In the absence of deletions, 50 alternative 4a) to apply. 51
5. Notices, time and place of delivery 52
a)The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall 53 provide the Buyers with 30, 21, 14 and 7 days approximate definite and 24 hours definite 54 notice of the estimated time of arrival at Hie intended place of drydeckinig/underwater 55 inspection/delivery. 56
When the Vessel is at the place of delivery and in every respect physically ready for delivery 57 in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of 58
Readiness for delivery, b)The Vessel shall be delivered and taken over cargo free and stowaways free at a safe and 59 accessible port, anchorage, and/or safe and accessible berth always safely afloat at Sellers’ 60 option at a place to be mutually agreed. Place of delivery in accordance with Vessel’s trade/charter obligation. Expected time of delivery: to be mutually agreed 61 Dale of canceling as per Clause 24 (see-Glauses-5-e), 6 b) (iii) and 14 -30th-Septembier-i-2-CQ§ in 62 Buyers’ option but if vessel is on a sea passage that takes her beyond this date, then the ve ssel 63 wilt be delivered at the first next port of call but immediately after the original canceling date and therefore canceling date will be extended accordingly. c)If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the 64 Vessel will not be ready for delivery by the cancelling bate they may notify the Buyers in 65 writing stating the date when they anticipate that the Vessel will be ready for delivery and 66 propose a new cancelling date. Upon receipt of such notification the Buyers shall have the 67 option of either cancelling this Agreement in accordance with Clause 14 within 7 running 68 days of receipt of the notice or of accepting the new date as the new cancelling date. If the 69 Buyers have not declared their option within 7 running days of receipt of the Sellers’ 70 notification or if the Buyers accept the new date, the date proposed in the Sellers’ notification 71 shall be deemed to be the new cancelling date and shail be substituted for the cancelling date stipulated in line 61, If this Agreement is maintained with the new cancelling date all other terms and conditions 72 hereof including those contained in Clauses 5 a) and 5 c) shall remain unaltered and in full 73 force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any 74 claim for damages the Buyers may have under Clause 14 for the Vessel not being ready by 75 the original cancelling date. 76 7 d)Should the Vessel become an actual, constructive or compromised total loss before delivery 7: the deposit together with interest earned shall be released immediately to the Buyers whereafter this Agreement shall be null and void. 7
6 Drydocking/Divers Inspection 8 a)*[1] The Sellers shall place the Vessel in dfydock at the port of delivery for inspection-by -the 8
G-lassification-Seciety of the Vessel’s underwater parts below the dcopest-loa4-ltfleT-toe 8 extent of the inspection being in accordance-with the-Classification-Society’s rules. If the 8 fudder, propeller, bottom or other undsrwator-parts-£etow4be-deepost-toad-4me arc found 8 broken, damaged-or defective so as to affect the Vossel’c class, such defects-stall be mode 8 good at the Sellers’ expense to the satisfaetion of the Classification Society without condition/rooommondaliotf*
b)** (i) The Vessel is to be delivered without drydocking. However, the Buyers shall have the right at their expense to arrange for an underwater inspection by a diver approved by the Classification Society prior to the delivery of the vessel. The Sellers shall at their 9; cost make the Vessel available for such inspection. The extent of the inspection and the 9; conditions under which it is performed shall be to the satisfaction of the Classification 9:
Society. If the conditions at the port of delivery are unsuitable for such inspection, the 9,
Sellers shall make the Vessel available at a suitable alternative place near to the delivery 9;
port. Inspection of Vessel’s underwater parts shall be carried out in the presence of class surveyor to be invited by the Sellers and Sellers’/Buyers’ representatives.
9;
(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line 9 are found broken, damaged or defective so as to affect the Vessel’s class, then unless 9 repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers 9 shall arrange for the Vessel to be drydocked at their expense for inspection by the 10; Classification Society of the Vessel’s underwater parts below the deepest load line, the 10;
extent of the inspection being in accordance with the Classification Society’s rules. If the 10:
rudder, propeller, bottom or other underwater parts below the deepest load line are found 10;
broken, damaged or defective so as to affect the Vessel’s class, such defects shall be made 10;
good by the Sellers at their expense to the satisfaction of the Classification Society 10; without condition/recommendation*. In such event the Sellers are to pay also for the cost of 10;
the underwater inspection and the Classification Society’s attendance.
The Buyers’ Class and the Sellers’ Class shall at all times be the sole arbitrators as to whether deey FReffe-as-sseH-as-pos&ibie QftaMrte-date-ef-4ri4S-AgreefrteF& 1-SG
At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of 197
Delivery and Acceptance confirming the date and tims of delivery of the Vessel from the Sellers to the 108 Buyers. 193
At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as we!i as all 200
Plans/drawings/insiructionbooks relative to main engine and auxiliaries/SOPEF/pubtications as on board, etc., which are on board the Vessel. Other certificates which are on board the Vessel 201 shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the 202
Buyers to have the right to take copies. Aii other technical documentation and pians, etc. ashore which may 203 be in the Sellers’ possession shall be promptly forwarded to the Buyers at their expense, if they so 204 request. The Sellers may keep the Vessel’s log books but the Buyers to have the right to take 205 copies of same. 20G 9. Encumbrances 207
The Sellers warrant that the Vessel, at the time of delivery, is free from all etertefs, encumbrances, mortgages and/or maritime liens or any other debts and/or claims whatsoever against the Vessel and/or the 20E
Sellers, The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made 210 against the Vessel which have been incurred prior to the time of delivery and reference to clause 7. 3 of the Maste r Ag reement 211
10. Taxes, etc. 212
Any taxes, fees and expenses in connection with the purchase and registration under the Buyers’ flag 213 shall be for the Buyers’ account, whereas similar charges in connection with the closing of the Sellers’ 214 register shall be for the Sellers’ account. 215
11. Condition on delivery 216
The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is 217 delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be 218

16. Arbitration 262
a)* This Agreement shall be governed by and construed in accordance with English law and 253 any dispute arising out of this Agreement shall be referred to arbitration in London before three Arbitrators in accordance with the Arbitration Act 1996 or any statutory modification or 264 re-enactment thereof for the time being in force and the terms of the London Maritime Arbitration Association then in force, one arbitrator being appointed by each party. 265 On the receipt by one party of the nomination in writing of the other party’s arbitrator, 267 that party shall appoint their arbitrator within fourteen days. 268
If that party does not appoint its own arbitrator within the fourteen days specified, the party 269 referring a dispute to arbitration may, without the requirement of any further prior notice to the 266 other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly, 267 The award of the sole arbitrator shall be binding on both parties as if it had been appointed by 268 agreement. The two arbitrators properly appointed shall appoint the third arbitrator who shall act 269 as chairman of the Tribunal. 270
b)*This Agreement shall governed by and construed in accordance with Title 9 of the 271
United States Code and tho Law of the State of New York and should any dispute arise out of 272 this Agreement, the matter in dispute shall be referred to three persons at New York, one to 273 be appointed by each of the parties hereto, and the third by the two so chosen: their 274 decision or that of any two of them shall-be final, and for purpose of enforcing any award, this 275
Agreement may be made a rule of the Court. 276 Tho proceedings shall be conducted in accordance with the rules of the Society of Maritime 277 Atbitraters, Inc. New York 278
e)*Any dispute-arising-out of-this Agreement-shall be referred to arbitration at 279 subject to the procedures applicable there. 280
The-laws-of shall-govern this Agreement. 281
* 16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable. In the absence of 282 deletions, alternative 16 a) to apply. 283
Additional Clauses from 17 to 18 form an integral part of this Memorandum of Agreement

1

Appendix to Memorandum of Agreement code-name SALEFORM 1993-dated 9 May 2008-M/V “DAVAKIS G.”
CLAUSE 17
The 20 pet deposit shall be made on the Initial Closing Date as defined in Clause 2.4{b) of the Master Agreement referred to in Clause 31 hereof, The 20 pct deposit and balance of 80 pct together with extra payment for luboils and or bunkers, to be paid on day of delivery at Sellers’ nominated bank provided however that if the Vessel is delivered on the Initial Closing Date, Buyers will not be required to pay the 20% deposit into the joint account referred to in Clause 2 and they will make payment of 100% of the purchase price directly to the Sellers. On delivery of the Vessel, in exchange for payment of the purchase price of the Vessel and extra payment for luboils and/or bunkers, Sellers will provide the Buyers with against delivery documents reasonably needed by Buyers to acquire legal ownership and register the vessel under her new flag. Such documents to be mutually agreed and listed in an Addendum to the Memorandum of Agreement, but shall include, without limitation, the closing deliveries as required by Clause 2.2 and 2.4 of the Master Agreement as well as each party’s respective officer certificate dated the Initial Closing Date setting forth names and signatures of signatories to MOA and other related documents as well certifying and attaching charter documents of such party in effect as of the date of the Initial Closing Date and duly executed shareholder and director resolutions approving the entry into the Master Agreement referred to in Clause 31 hereof, this MOA, other related documents and the transactions contemplated hereby and thereby. Signing of the Addendum shall not delay signing of MoA and lodging of the deposit.
CLAUSE 18
Sellers to confirm in writing on delivery that to the best of their knowledge the vessel:
is not blacklisted by any Arab countries / nations or any other countries or organizations; has not touched bottom since her last dry docking.
CLAUSE 19
All negotiation and eventual sale to be kept strictly private and confidential between all parties involved except where required by Statutory or U.S. Stock listed requirements. However should despite the efforts of all parties involved details of the sale become known or reported in the market neither the Sellers not the Buyers have the right to withdraw from the sale or fail to fulfill all their obligations under this Agreement.
This Memorandum of Agreement is drawn up in two originals with even tenor and date. One original shall be retained by the Sellers and one original shall be retained by the Buyers.
CLAUSE 20
Vessel to be delivered free of cargo, cargo residues and free of any dunnage, with holds swept, clean and dry on completion of last voyage, prior delivery.

2

CLAUSE 21
Sellers warrant that on the date hereof and on the date of Vessel’s delivery, the Vessel shall be entitled to trade worldwide within Institute Warranty Limits without restriction or limitation.
Sellers also to confirm on delivery that vessel has not traded during the last two (2) years in CIS Pacific Countries, but if traded, then, a valid Phytosanitary Certificate to be presented.
CLAUSE 22
Canceling date to be sixty (60) days after Initial Closing Date CLAUSE 23
Seller has good and marketable title to. is the exclusive legal and equitable owner of, and has the unrestricted power and right to sell, assign and deliver the Vessel.
CLAUSE 24
Each party hereto is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to enter into this MOA and the transactions contemplated hereby. Each party hereto is duly qualified to conduct business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (as defined in the Master Agreement).
CLAUSE 25
Each party hereto has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this MOA and otherwise to carry out its obligations hereunder. The execution and delivery of this MOA and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, other corporate or other action or proceeding on the part of either party hereto is necessary to authorize this MOA or the consummation of the transactions contemplated hereby. This MOA has been duly executed by each party hereto and, when delivered, will constitute the valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
CLAUSE 26
The execution, delivery and performance of this MOA by each party hereto and the consummation by such party of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of its respective charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any contract to which such party is a party thereto or by which any property or asset of such party is bound or affected, (iii) result in a violation of any law, rule, statute or regulation to which such party is subject or (iv) result in any violation of any order, judgment, injunction, decree or other restriction of any governmental authority to which such party is subject, or by which any property or asset of such party is bound or affected; except in the case of each of clauses (ii) and {iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (as defined in the Master Agreement).
CLAUSE 27

3

Neither party is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any governmental authority or other person or entity in connection with the execution, delivery and performance by such party of this MOA, other than those that have been made or obtained by such party prior to the date of this MOA,
CLAUSE 2S
This Agreement is one of the “MOA“s referred to and defined in (1) the Master Agreement dated the date hereof and executed and delivered concurrently herewith by the Sellers, the Buyers, and others, If there is any inconsistency between the terms and conditions of this Agreement and the& terms and conditions of said Master Agreement with respect to the sale and purchase of the Vessel, then the terms and conditions of this Agreement shall prevail.
Notwithstanding the above, the obligations of each party under this MOA are subject to:
(i) Seanergy obtaining the Initial Closing / Shareholder Approval, as defined in the Master Agreement; and
(ii) The satisfaction or waiver of each of the applicable conditions set forth in Article VIII of the Master Agreement.”
In case Seanergy fails to obtain the Shareholder Approval the Initial Closing as defined in the Master Agreement does not take place as provided in the Master Agreement, this Memorandum of Agreement shall be automatically terminated, cancelled and of no further force and effect without responsibility of any of the parties.
Clause 29 Warranty Claims
At the time of the delivery of the Vessel under this MOA, the Sellers shall, pursuant to the terms of a separate assignment agreement, assign to the Buyers, all of their rights againest the Builder regarding any guarantee claims (Art. 9 of the Shipbuilding Contract). Sellers will act as agent and/or grant a POA to the Buyers to achieve the same effect at no cost to the Sellers and subject to the Buyers’ providing the Sellers with an indemnity in a form acceptable to the Sellers.
Clause 30
if the Charterer does not exercise its option to extend the period of the Charter, then the Owner shall be deemed to have appointed the Charterer as its exclusive chartering broker for the Vessel for a period ending on the second anniversary of the date on which this Agreement enters into effect. The chartering services shall include seeking and negotiating employment for the Vessel and the conclusion of charter parties or other contracts relating to the employment of the Vessel The Owner shall pay the charaterers a commission equal to one point two five per cent (1.25%) of all gross freights and hires received by the Owner under charter perties or other contracts relating to the employment of the Vessel concluded pursuant hereto.
For the Sellers (1) For the Buyers (2) /s/ /s/ NAME:(ELLIGIBLE) NAME:(ELLIGIBLE) TITLE:ATTORNEY IN FACT TITLE: PRESIDENT

4

EXHIBIT A-4
Memoranda of Agreement

Rider clauses 17 — £9 attached hereto constitute an integral part of this Agreement. The Sellers The Buyers

Appendix to Memorandum of Agreement code-name SALEFQRM 1993-dated - 54,000 DWT “DELOS RANGER”- Hull Ko. K21E
Clause 17 Flag and registratteft
It is the intention of’the parties that the Vessel will be delivered to the Buyers as soon as is reasonably possible following delivery of the Vessel to the Sellers by the Builders. Notwithstanding the foregoing, if the Initial Closing has not taken place by the date falling 30 days prior to the anticipated date of delivery of the Vessel by the Builders to the Sellers (and the Master Agreement has not been terminated), then the Sellers may by notice in writing to the Buyers elect to retain ownership of the Vessel and trade the Vessel until such time after the Initial Closing that the Vessel is next free of cargo in a non-USA, non-Australian port. In such case, and notwithstanding any provision of this Agreement to the contrary, the Vessel shall be delivered and taken over by the Buyers safely afloat at such safe and accessible port, anchorage and/or safe and accessible berth always safely afloat at the Sellers’ option (place of delivery in accordance with Vessel’s trade/charter obligations) and otherwise in accordance with the terms and provisions set out in Schedule 1.
Until the delivery of the Vessel under the terms of the Shipbuilding Contract the Sellers will continue to supervise the construction and perform their duties and obligations regarding the construction of the Vessel according to the Shipbuilding Contract without interference whatsoever from the Buyers subject to Clause 21 or, subject to Clause 36 25, without the imposition of any additional duties as a result of this Agreement. For the avoidance of doubt, and subject always to the Buyers’ rights under Clause 18 (b), 22 and £6 25, the Sellers shall at their sole discretion determine how and when they shall exercise their rights and perform their duties under the Shipbuilding Contract.
Clause 18- Review of the Shipbuilding Contract and the Specifications — Adjustment of Contract Price
(a) The Buyers hereby confirm that they have reviewed, inspected and accepted the following documents:
—Specification dated 12.09.2006 - Manufacturer’s list dated 18.06.2003 as finally agreed by the
Sellers. - General Arrangement Plan.
The Sellers shall deliver to the Buyers a copy of the Shipbuilding Contract (with the amount of the purchase price, installments and other financial terms deleted) upon payment by the Buyers of the Deposit in accordance with Clause 2.
The Buyers shall treat all documentation received with respect to the construction of the Vessel as private and confidential and shall not disclose any of it to any third party. The Buyers agree to respect and be bound by the Builder’s rights to these documents in accordance with the terms and conditions of the Shipbuilding Contract.
(b) So long as Sellers’ shall not have accrued the right to terminate the Shipbuilding Contract with due to insufficient speed, excessive fuel consumption or insufficient deadweight of the Vessel any adjustment of the purchase price under the Shipbuilding Contract by way of liquidated damages due thereto to be for Buyers’ account provided that receipt of the benefit of any such adjustment by way of deduction of an equal sum from the purchase price under this Agreement shall be the sole right and remedy of the Buyers who shall have no right to terminate this Agreement and/or to reject the Vessel and/or to claim damages as a result thereof,
Clause 19- Place of closing and documentation

Place of documentary closing: Piraeus, Greece and/or New York at a mutually agreed venue. The delivery of the Vessel and closing may be at different venues, but to be at the same date and time. The procedure of the closing will be mutually agreed between Buyers and Sellers. The Buyers hereby declare and confirm that the Vessel will be registered in their name under Bahamas Hag subject to CSR arrangements having been concluded.
Subject to Clause 17, at the time of delivery, the Sellers are to supply the Buyers with reasonable documentation as required by the Buyers and their intended flag. The agreed list is to be incorporated into this Agreement as an Addendum
Clause 20- Condition on delivery
The Vessel with everything belonging to her shall be delivered and taken over by the Buyers in substantially the same condition as at time of delivery from the Builder. The Vessel shall be delivered with her class maintained and with her classification certificates valid, clean and without condition/recommendation by Class and free of average damage affecting class at the time of delivery, save that (a) the said certificates may not be in permanent form and that only provisional/interim certificates may be provided by the Sellers to the Buyers on the date of delivery and (b) the classification certificates may have notes which are customarily applicable to newly buiit Vessels and which do not affect Vessel’s class.
Clause 21- Buyers[1] allowed to place on Board one person for sea trials
Clause 22- Modifications.
a) At the date of signing of this Agreement, Sellers steli have made known to Buyers in writing all modifications, alterations and extras made to the Specifications and hereby agree that they will advise Buyers in good time, of any and all future material modifications/alterations/extras for Buyer’s consent without increasing the purchase price under this Agreement. Should the same result in a decrease in the purchase price under the Shipbuilding Contract by US$100.000 or more then the Sellers shall request the Buyer’s consent which shall not be unreasonably withheld or delayed,
Clause 23- Deposit
The 20 pet deposit shall be made on the Initial Closing Date as provided in Article 2.4 B of the Master Agreement.
Clause 24- Warranty Claims
At the time of the delivery of the Vessel under this MOA, the Sellers shall, pursuant to the terms of a separate assignment agreement, assign to the Buyers, all of their rights against the Builder regarding any guarantee claims (Art. 9 of the Shipbuilding Contract). Sellers will act as agent and/or grant a PDA to the Buyers to achieve the same effect at no cost to the Sellers and subject to the Buyers providing the Sellers with an indemnity in a form acceptable to the Sellers.

Clause 30
If the Charterer does not exercise its option to extend the period of the Charter, ihcn the (Xncr hhali be deemed to have appointed the Charterer as its exclusive chartering broker for the Vessel foi n period ending on the second anniversary of the dale on which this Agreement enters into effect. Thi—chartering services shall include seeking and negotiating employment for the Vessel and the conclusion of charter parlies or other contracts relating to the employment of the Vessel. The Owner shall pay the Charterers a commission equal to one point two five per cent (1.25%) of all gross freights and hires received by the Owner under charter parties or other contracts relating to the employment of the Vessel concluded pursuant hereto.
The Sellers The Buyers / III ^SSl^S^ (fl — KJfcMe’.^^t^mJ ^.efmfrer f£MMT. Guco&fc^ ^orsotioujsoj TiTufE: AtTofcWt-v-. (W — p^Y ‘^^ ‘ P(2CMDX"lo‘[f]

EXHIBIT A-5
Memoranda of Agreement

MEMORANDUM OF AGREEMENT Dated: 20 May 2008 PAVEY SERVICES LTD -BRITISH VIRGIN ISLANDS hereinafter called the Sellers, have agreed to sell, and SEANERGY MARITIME CORP. of Marshall Islands or Guaranteed nominee hereinafter called the Buyers, have agreed to buy Name: BREMEN MAX Classification Society/Class: Built: 1993 Flag: I.O.M. Call Sign: MGQL2 Register Number: Bureau Veritas 06248T By: HYUNDAI HEAVY, ULSAN, S. KOREA Place of Registration: DOUGLAS Grt/Nrt: 39012124407 737473 hereinafter called the Vessel on the following terms and conditions: Definitions SALEFORM 1993 1966. 1983 2 3 4 5 6 7 8 9 10 “Banking days” are days on which banks are open both in the country of the currency 11 stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8. 12 “In writing” or ‘written” means a letter handed over from the Sellers to the Buyers or vice versa, 13 a registered letter, telex, telefax or other modern form of written communication. 14 “Classification Society” or “Class” means the Society referred to in line 4. 15 “Master Agreement” means a master agreement of even date herewith made by and among, inter alios, the Seanergy and the Sellers. “Shareholder Approval’” has the meaning set forth in the Master Agreement. “Effective Date” means the date of issuance of the Shareholder Approval. “Seanergy” means Seanergy Maritime Corporation of Marshall Islands, being the parent company of the Company to be nominated as buyer of the Vessel and of the buying companies of the other Vessels referred to in Clause 17. 1. Purchase Price 16 USD 70,350,000 cash (Seventy million three hundred fifty thousand United States Dollars) only. 2. Deposit 17 As security for the correct fulfillment of this Agreement the Buyers shall pay a deposit of 20% 18 (twenty per cent) of the Purchase Price as per Clause 17 . days from the date —by both parties, This deposit shall be placed with FBB -First Business Bank, 62 1Notara Dios Str, Piraeus, Greece. Phone: + 30 210 4118 711, Fax: + 30 210 41 32058. 20 and held by them in a joint account between Sellers and the Buyers to be released in accordance with joint written instructions of the Sellers and the Buyers. The Buyers to produce all documents required for the opening of the joint account. Interest, if any, to be credited to the 22 produce all documents required for the opening of the joint account. Interest, if any, to be credited to the 22 Buyers. Any fee charged for holding the said deposit shall be borne equally by the Sellers and the 23 Buyers. The expenses for the opening of the joint account and the dosing fees to be shared equally between the Sellers and the Buyers 2< 3. Payment (See also Clause 17) 25 The said Purchase Price shall be paid in full tree of bank charges to Sellers to: H$H NORDBANK AG HAMBURG, GERMANY, SORT CODE: 21050000, with JP MORGAN CHASE BANK NA NEW YORK, USA, SWIFT: CHASUS33, ACCOUNT: 001-1-331808 in favor of LINCOLN FINANCE CORP., USD ACCOUNT: 1100175430, IBAN: DE15210500Q01100175430 26 27 on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect 28 physically ready for delivery in accordance with the terms and conditions of this Agreement and 29 Notice of Readiness has been given in accordance with Clause 5. 30 4. Inspections 31 their Right to inspect the Vessel class records. a) The Buyers have inspected and accepted the Vessel’s classification records, Buyers 32 Ratte also inspected the Vessel the Vessel’s records 33 and have accepted the Vessel following this inspection and the sale is outright and definite, 34 subject only to the terms and conditions of this Agreement, 35 The Buyers shall have-the right Vessel’s classification records an Electam 36 whether same are accepted ( not within 37 The Sellers If the Vessel aiffA 38 Buyers shall undertake inspection without Vessel. Should-the 39 Buyer’s they the Sellers for the losses thereBy incurred. 40 The-Buyers shall inspect the Vessel with opening lip without to the Sellers. 41 the inspection, The Vessel’s engine log books shall be made-available by the Buyers. If the vessel is accepted after inspection. the shall 43 , subject only to the of this , 44 Sellers ... e notice of acceptance within-12-Aours 45 . . -: 46 and of the — 47 13’1 the Sellers as aforesaid, the deposit together interest 48 -immediately to the Buyers, after this Agreement shall anevoid. 49 • 4 a) and 4b) are alternatives; delete whichever is not applicable. In the absence of deletions, 50 alternative 4a) to apply. 51 5. Notices, time and place of delivery 52 21 The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall 53 provide the Buyers with 30, 21, 14 and 7 days approximate and 24 hours definite 54 notice of the estimated time of arrival at the intended place of ~/underwater 55 inspection/delivery. 56 When the Vessel is at the place of delivery and in every respect physically ready for delivery 57 in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of 58 Readiness for delivery. b) The Vessel shall be delivered and taken over cargo free and stowaways free at a safe and 59 accessible port, anchorage, and/or safe and accessible berth always safely afloat at Sellers’ 60 option at a place to be mutually agreed. Place of delivery in accordance with Vessel’s trade/charter obligation. Expected time of delivery: to be mutually agreed 61 Date of cancel as per Clause 24 (see Cla~ses-’:~6-b) (iii)·afld..44}.-3Oth-Sef;ltemher. . 62 Buyers’ option but if vessel is on a sea passage that takes her beyond this date. then the vessel 63 will be delivered at the first next port of call but immediately after the original canceling date and therefore canceling date will be extended accordingly. c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the 64 Vessel will not be ready for delivery by the cancelling date they may notify the Buyers in 65 writing stating the date when they anticipate that the Vessel will be ready for delivery and 66 propose a new canceling date. Upon receipt of such notification the Buyers shall have the 67 option of either cancelling this Agreement in accordance with Clause 14 within 7 running 66 days of receipt of the notice or of accepting the new date as the new cancelling date. If the 68 Buyers have not declared their option within 7 running days of receipt of the Sellers’ 69 notification or if the Buyers accept the new date, the date proposed in the Sellers’ notification 70 shall be deemed to be the new cancelling date and shall be substituted for the cancelling 71 date stipulated in line 61. If this Agreement is maintained with the new cancelling date all other terms and conditions 72 hereof including those contained in Clauses 5 a) and 5 c) shall remain unaltered and in full 73 force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any 74 claim for damages the Buyers may have under Clause 14 for the Vessel not being ready by 75 the original cancelling date. 76 d) Should the Vessel become an actual, constructive or compromised total loss before delivery the deposit together with interest earned shall be released immediately to the Buyers whereafter this Agreement shall be null and void. 81 6. Drydocking/Delivery Inspection 8’ 8: a)” The Sellers shall the—V Sosiety’s RIles. It the 8’ 8< sl:1all13o made 8’ ·. 81 8’ b"· (i) The Vessel is to be delivered without drydocking. However, the Buyers shall 9< have the right at their expense to arrange for an underwater inspection by a diver approved 9’ by the Classification Society prior to the delivery of the vessel. The Sellers shall at their cost make the Vessel available for such inspection. The extent of the inspection and the 9: conditions under which it is performed shall be to the satisfaction of the Classification 9: Society. If the conditions at the port of delivery are unsuitable for such inspection, the 9 · Sellers shall make the Vessel available at a suitable alternative place near to the delivery 9’ port. Inspection of Vessel’s underwater parts shall be carried out in the presence of dass surveyor to be invited by the Sellers and Sellers/Buyers’ representatives. 9< (ill If the rudder, propeller, bottom or other underwater parts below the deepest load line 9 · are found broken. damaged or defective so as to affect the Vessel’s class, then unless 91 repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers 9! shall arrange for the Vessel to be dry-docked at their expense for inspection by the 101 Classification Society of the Vessel’s underwater pans below the deepest load line, the 10 extent of the inspection being in accordance with the Classification Society’s rules. If the 10: rudder, propeller, bottom or other underwater parts below the deepest load are found 10: broken, damaged or defective so as to affect the Vessel’s class, such defects shall be made 1Q. good by the Sellers at their expense to the satisfaction of the Classification Society 10~ without condition/recommendation ·. In such event the Sellers are to pay also for the cost of 101 the underwater in spection and the Classification Society’s attendance. ~he Buyers’ Class and the Sellers’ Class shall at all times be the sole arbitrators as to whether underwater damage, if any, imposes condition/recommendation of class. The decision of class as to whether underwater damage, if any, imposes a condition and/or recommendation of class shall be: final and binding for both parties. Notice of Readiness not to be tendered prior completion of the underwater inspection. If damage affecting class found, that does not necessitate immediate docking, Buyers and Seller~ authorised representatives to meet to try to agree a compensation amount for Buyers taking over the vessel with such damages, if cannot agree, repair quotes to be obtained from two reputable repair yards nearest to the delivery port, one yard to be chosen by each party, with compensation amount to be the average of the two repair quotes. (iii) If the Vessel is to be drydocked pursuant to Clause 6 b) (ii) and no suitable dry-10docking facilities are available at the port of delivery, the Sellers shall take the Vessel 10; to a port where suitable drydocking facilities are available. whether within or outside 10’ the delivery range as per Clause 5 b). Once drydocking has taken place the Sellers shall deliver 111 the Vessel at a port within the delivery range as per Clause 5 b} which shall, for the 11 purpose of this Clause, become the new port of delivery. In such event the cancelling date 11: provided for in Clause 5 b) shall be extended by the additional time required for the 11drydocking and extra steaming, but limited to a maximum of 14 running days. 11, c) If the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above ”. (i) the Classification Society may require survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classification surveyor. If such survey is not 111 required by the Classification Society, the Buyers shall have the right to require the tailshaft 11” 10 be drawn and surveyed by the Classification Society, the extent of the survey being in 11: accordance with the Classification Society’s rules for tailshaft survey and consistent with 11’ the current stage of the Vessel’s survey cycle. The Buyers shall declare whether they 121 require the tailshaft 10 be drawn and surveyed not later than by the completion of the 12 122 inspection by the Classification Society. The drawing and refitting of the tailshaft shall be 123 arranged by the Sellers. Should any parts of the tailshaft system be condemned or found 124 defective so as to affect the Vessel’s class, those parts shall be renewed or made good at 125 the Sellers’ expense to the satisfaction of the Classification Society without 126 condition/recommendation”. 127 (ii) the expenses relating to the survey of the tailshaft system shall be borne 128 by the Buyers unless the Classification Society requires such survey to be carried out, in 129 which case the Sellers shall pay these expenses. The Sellers shall also pay the expenses 130 if the Buyers require the survey and parts of the system are condemned or found defective 131 or broken so as to affect the Vessel’s class”. 132 (iii) the expenses in connection with putting the Vessel in and taking her out of 133 drydock, including the drydock dues and the Classification Society’s fees shall be paid by 134 the Sellers if the Classification Society issues any condition/recommendation*as a result 135 of the surveyor if it requires survey of the tailshaft system. In all other cases the Buyers 136 shall pay the aforesaid expenses. dues and fees. 137 (iv) the Buyers’ representative shall have the right to be present in the drydock, but 138 without interfering with the work or decisions of the Classification surveyor, 139 (v) the Buyers shall have the right to have the underwater parts of the Vessel 140 cleaned and painted at their risk and expense without interfering with the Sellers’ or the 141 Classification surveyor’s work, if any, and without affecting the Vesse l’s timely delivery. If, 142 however, the Buyers’ work in drydock is still in progress when the Sellers have 143 completed the work which the Sellers are required to do, the additional docking time 144 needed to complete the Buyers’ work shall be for the Buyers’ risk and expense. In the event 145 that the Buyers’ work requires such additional time, the Sellers may upon completion of the 146 Sellers’ work tender Notice of Readiness for delivery whilst the Vessel is still in drydock 147 and the Buyers shall be obliged to take delivery in accordance with Clause 3, whether 148 the Vessel is in drydock or not and irrespective of Clause 5 b). 149 Notes, if any, in the surveyor’s report which are accepted by the Classification Society 150 without condition/recommendation are not to be taken into account. 151

7. Spares/bunkers, etc. 154 The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on 155 shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare 156 propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or 157 unused, whether on board or not shall become the Buyers’ property, but spares on order are to be 158 excluded. Forwarding charges, if any, shall be for the Buyers’ account. The Sellers are not required to 159 replace spare parts including spare tail—end shaft(s) and spare propeller(s)/propeller blade(s) which 160 are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the 161 property of the Buyers. The radio installation and all navigational and wireless equipment shall be 162 included in the sale without extra payment are if they the property of the Sellers. Unused stores and 163 provisions shall be included in the!:! sale and be taken over by the Buyers without extra payment. Loading 164 Instrument including software together with all items required by the Classification or Flag Administration will remain onboard being included in the sale. The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the 165 Sellers’ flag or name, provided they replace same with similar unmarked items. Library, forms, etc., 166 exclusively for use in the Sellers’ vessel(s), shall be excluded without compensation. Captain’s, Master’s 167 Officers’ and Crew’s personal belongings including the Master’s slop chest are to be excluded from the sale,16E as well as the following additional items (including items on hire): 169 Globe wireless equipment Unitor equipment including gas bottles The Buyers to pay extra and take over the remaining bunkers if they are the property of the Sellers 170 and for unused lubricating oils in vessel’s designated storage tanks and-or In encroached/sealed drums, always without having passed 171 through the system recycled, at Sellers last invoiced net purchased prices excluding cost of barging evidenced by original 172 invoices/vouchers for the bunkers and at list price less 40% for the lubs. Two days prior vessel’s delivery ROB luboil quantities as well as the estimated lubs on delivery will be jointly measured and agreed by the Sellers and Buyers representatives. Price to be at list less 40%. Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price. 8. Documentation (See Clause 4+) 175 The place of closing: Piraeus, Athens, Greece and / or New York 176 In payment of the Purchase Price the Sellers shall the Buyers with 177 documents, namely: 178 a) legal Bill of Sale in a form reeoreable in (the to register the Vessel), warranting that the Vessel is free fro brances, mortgages 180 and maritime liens or any—etRef-debts or claims wAatsoo... attested and 181 legalized by tRO sensuI ef sush country or other competent authority. 182 b) Current Certificate of Ownership Issued by the competent authorities of the —state- the Vessel. —i84 c) Confirmation of Class issued—. 185 ell Current Certificate issued by the competent authorities-stating that the Vessel is free from 186 registered encumbrances. 187 e) certificate of Vessel-from-.the Vessel’s registry or other official evidence of 188 to the Vessel’s registry at the time of or, in the event that the 189 of practice issue such elocumentation immediately, a written 180 Certificate of the official evidence of deletion to the Buyers promptly and latest ) weeks after Purchase Price has-been—paid-and the Vessel has been may reasonably be required by the competent authorities 184 185

At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of 197 Delivery and Acceptance confirming the date and lime of delivery of the Vessel from the Sellers to the 198 Buyers 199 Al the lime of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all 200 Plans/drawings/instruction books relative to main engine and auxiliaries/SOPEP/publications as on board, etc., which are on board the Vessel. Other certificates which are on board the Vessel 201 shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the 202 Buyers to have the right to take copies. All other technical documentation and plans, etc. ashore which may 20:: be in the Sellers’ possession shall be promptly forwarded to the Buyers at their expense, if they so 204 request. The Sellers may keep the Vessel’s log books but the Buyers to have the right to take 205 copies of same. 206 9. Encumbrances 207 The Sellers warrant that the Vessel, at the time of delivery, is free from all encumbrances, mortgages and/or maritime liens or any other debts and/or claims whatsoever against the Vessel and/or the 2m Sellers. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made 210 against the Vessel which have been incurred prior to the time of delivery and reference to clause 7.3 of the Master Agreement 211 10. Taxes, etc. 212 Any taxes, fees and expenses in connection with the purchase and registration under the Buyers’ flag 213 shall be for the Buyers’ account, whereas similar charges in connection with the closing of the Sellers’ 214 register shall be for the Sellers’ account. 215 11. Condition on delivery 216 The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is 217 delivered to the Buyers. but subject to the terms and conditions of this Agreement she shall be 218 delivered and taken over as she was at the time of inspection, fair wear and tear excepted. 219 However, the Vessel shall be delivered with her present-Class Way maintained without 220 condition recommendation’, free of average damage affecting the Vessel’s Class, and with her All-221 Classification Certificates and her National and International Certificates le-be-eleaA, as well as all other certificates the Vessel had at the time of inspection:, clean, valid and unext8nded wit:- (,o:1d::iorJ recommendation by Class or thf! relevant Authorities at the time of Delivery. CSM items to be clean and up to the date at the time of the Vessel’s delivery er-as—eA—beara 222 w#Ioot any extensions or outstanding wi~F600mmeAdatffin* by Class or the relevant 22J authorities al-the tillle of eleli\’efy___Certificates of Liferafts, C02, Fire Extinguishers etc to be clean and valid at the time of delivery. 224 “Inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4 a) or 4 b), if 225 applicable, or the Buyers’ inspection prior to the signing of this Agreement. If the Vessel is taken over 226 without inspection, the date of this Agreement shall be the relevant date. 227 * Notes, if any, in the surveyor’s reports which are accepted by the Classification Society 228 without condition/recommendation are not to be taken into account. 229 12. Namefmarkings 230 Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings. 231 13. Buyers’ default 232 Should the deposit not be paid in accordance with Clause 2 and 17, the Sellers have the right to cancel this 233 Agreement, and they shall be entitled to claim compensation for their losses and for all expenses 234 incurred together with interest. 235 Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to 236 cancel the Agreement, in which case the deposit together with interest earned shall be released to the 237 Sellers. If the deposit does not cover their loss, the Sellers shall be entitled to claim further 238 compensation for their losses and for all expenses incurred together with interest, provided however 239 that Sellers will not be entitled to claim any compensation whatsoever if Seanergy fails to obtain the Shareholder Approval. 14. Sellers’ default 240 Should the Sellers fail to give Notice of Readiness in accordance with Clause 5 a) or fail to be ready 241 to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have 242 the option of cancelling this Agreement provided always that the Sellers shall be granted a 243 maximum of 3 banking days after Notice of Readiness has been given to make arrangements 244 for the documentation set out in Clause 8. If after Notice of Readiness has been given but before 245 the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not 246 made physically ready again in every respect by the date stipulated in line 61 and new Notice of 247 Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect 248 to cancel this Agreement the deposit -jf paid to the joint account by Buyers -together with 24£ interest earned shall be released to them immediately. 250 Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready 251 to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for 252 their loss and for all expenses together with interest if their failure is due to proven 253 negligence and whether or not the Buyers cancel this Agreement 254 15. Buyers’ representatives 255 After-tRis-AgfeeffieAt has soen signed by both parties and the 20%

16. Arbitration 262 &r This Agreement shall be governed by and construed in acco:di:lnce ‘ith English law am: 263 any dispute arising out of this Agreement shall be referred to arbitration in London before three Arbitrators in accordance with the Arbitration Act 1996 or any statutory modification or 264 reenactment thereof for the time being in force and the terms of the London Maritime Arbitration Association then in force, one arbitrator being appointed by each party. 265 On the receipt by one party of the nomination in writing of the other party’s arbitrator, 267 that party shall appoint their arbitrator within fourteen days. 268 If that party does not appoint its own arbitrator within the fourteen days specified, the party 269 referring a dispute to arbitration may, without the requirement of any further prior notice to the 266 other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. 267 The award of the sole arbitrator shall be binding on both parties as if it had been appointed by 268 agreement. The tNo arbitrators property appointed sha!1 appoint the third arbitrator who shall act 269 as chairman of The Tribunal. 270 b)” TRis ,.,§ witR Title Qof IRe 271 United Stales Codo aA9-the law of tRO Slato of New York and SRol:lld any disJ*lIO 3ri&e Ol;lt of 212 this ,A,§reement, IRe matter in displ;lle SR311 be refeff8d 10 tl:lFee j3efSons at ~1eY.’ York, one to 273 \;)e aj3pointe4-by sacR of The parties hereto, and tRe third by the two so chosen; tl:leir 274 decision or IAal of any twa of them shall be ~nal, and for purpose of enforeing-an-y award, tRis 27€i A§f&ement may be made a rnlo of the COl;lrl. 276 The proceedings sAaH eo sondl;lGted in aCSOfdance ‘lAth the fl,lles of tRO SoGiety of Marmme 277 ArBitfatsrs, lne. New York. 278 e)” Any dispute arising§ out of this Agreel’Aent shall be mfeFfCd to arbilmlienat 279 —.-6’,su9feGt to the proseEll;lroe 3ppHeabie lRere. 28Q ++~Ree~la~,.M’:S... !l~,~,~’e.,rnA-lltR~iss-AA~~~”,*e~”,~e~R“t~. off—~sA~a~I~1 —0<264 16 a), 16 b) and 16 c) are alternatives; defete whichever is not applicable. In the absence of 282 deletions, alternative 16 a) to apply. 283 Additional Clauses from 17 to 18 fonn an Integral part of this Memorandum of Agreement

Appendix to Memorandum of Agreement code-name SALEFORM 1993 ·dated ~’"-October 2007 MN “BREMEN MAX” CLAUSE 17 The 20 pet deposit shall be made on the Initial Closing Date as defined in Clause 2.4(b} of the Master Agreement referred 19 in Clause 31 “‘creaf. The 20 pct deposit and balance of 80 pet together with extra payment for luboiJs and or bunkers, to be paid on day of delivery at Sellers’ nominated bank provided however that if the Vessel is delivered on the Initial Closing Date, Buyers will not be required to pay the 20% deposit into the joint account referred to in Clause 2 and they will make payment of 100% of the purchase price directly to the Sellers. On delivery of the Vessel, in exchange for payment of the purchase price of the Vessel and extra payment for luboils and/or bunkers, Sellers will provide the Buyers with against delivery documents reasonably needed by Buyers to acquire legal ownership and register the vessel under her new flag. Such documents to be mutually agreed and listed in an Addendum to the Memorandum of Agreement. but shall include, without limitation, the dosing deliveries as required by Clause 2.2 and 2.4 of the Master Agreement as well as each party’s respective officer certificate dated the Initial Closing Date setting forth names and signatures of signatories to MOA and other related documents as well certifying and attaching charter documents of such party in effect as of the date of the Initial Closing Date and duly executed shareholder and director resolutions approving the entry into the Master Agreement referred to in Clause 31 hereof, this MOA, other related documents and the transactions contemplated hereby and thereby. Signing of the Addendum shall not delay signing of MoA and lodging of the deposit. CLAUSE 18 Sellers to confirm in writing on delivery that to the best of their knowledge the vessel: is not blacklisted by any Arab countries I nations or any other countries or organizations; has not touched bottom since her last dry docking. CLAUSE 19 All negotiation and eventual sale to be kept strictly private and confidential between all parties involved except where required by Statutory or U.S. Stock listed requirements. However should despite the efforts of all parties involved details of the sale become known or reported in the market neither the Sellers not the Buyers have the right to withdraw from the sale or fail to fulfill all their obligations under this Agreement. This Memorandum of Agreement is drawn up in two originals with even tenor and date. One original shall be retained by the Sellers and one original shall be retained by the Buyers. CLAUSE 20 Vessel to be delivered free of cargo. cargo residues and free of any dunnage, with holds swept, clean and dry on completion of last voyage, prior delivery.

CLAUSE 21 Sellers warrant that on the date hereof and on the date of Vessel’s delivery, the Vessel shall be entitled to trade worldwide within Institute Warranty Limits without restriction or limitation. Sellers also to confirm on delivery that vessel has not traded during the last two (:::) years in CIS Pacific Countries, but if traded, then, a valid Phytosanitary Certificate to be presented. CLAUSE 22 Canceling date to be sixty (60) days after Initial Closing Date CLAUSE 23 Seller has good and marketable title to, is the exclusive legal and equitable owner of, and has the unrestricted power and right to sell, assign and deriver the Vessel. CLAUSE 24 Each party hereto is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to enter into this MOA and the transactions contemplated hereby. Each party hereto is duly qualified to conduct business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (as defined in the Master Agreement). CLAUSE 25 Each party hereto has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this MOA and otherwise to carry out its obligations hereunder. The execution and delivery of this MOA and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action. other corporate or other action or proceeding on the part of either party hereto is necessary to authorize this MOA or the consummation of the transactions contemplated hereby. This MOA has been duly executed by each party hereto and, when delivered, will constitute the valid and binding obligation of each such party, enforceable against each such party in accordance with ils terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by lam relating to the availability of specific performance, injunctive relief or other equitable remedies. CLAUSE 26 The execution, delivery and performance of this MOA by each party hereto and the consummation by such party of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of its respective charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination. amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any contract to which such party is a party thereto or by which any property or asset of such party is bound or affected, (iii) result in a violation of any law, rule, statute or regulation to which such party is subject or (iv) result in any violation of any order, judgment, injunction, decree or other restriction of any governmental authority 10 which such party is subject or by which any property or asset of such party is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate. have or reasonably be expected to result in a Material Adverse Effect (as defined in the Master Agreement). CLAUSE 27

Neither party is required to obtain any consent, waiver, authorization 01 order of, yiv~ any notice< to, or make any filing or registration \\’i1h, any governmental authority or other person or entity in conne,..tiorl v.,ith the execution, delivery and performance by such party at this MOA, other thail those thai hCive be~a made or obtained by such party prior to the date of this MOA. CLAUSE 26 This Agreement is one of the “MOA“s referred to and defined in (1) the Master Agreement dated the date hereof and executed and delivered concurrently herewith by the Seller!;, the Buyers, and others, If there is any inconsistency between the terms and conditions of this Agreement and the terms and ronditions of said Master Agreement with respect to the sale and purchase of the Vessel. then the terms and conditions of this Agreement shall prevail, Notwithstanding the above, the obligations of each party under this MOA are subject to: (i) Seanergy obtaining the Initial Closing I Shareholder Approval, as defined in the Master Agreement,; and (ii) The satisfaction or waiver of each of the applicable conditions set forth in Article VII! of the Master Agreement.· In case Seanergy fails to obtain the Shareholder Approval the Initial Closing as defined in the Master Agreement does not take place as provided in the Master Agreement. this Memorandum of Agreement shall be automatically terminated, cancelled and of no further force and effect without responsibility of any of the parties.

EXHIBIT A-6
Memoranda of Agreement

produce all documents required for the opening of the joint account. Interest, if any, to be credited to the 22
Buyers. Any fee charged for holding the said deposit shall be borne equally by the Sellers and the 23
Buyers, The expenses for the opening of the joint account and the dosing fees to be shared equally between the Sellers and the Buyers 24 3. Payment (See also Clause 4~ ) 25 The said Purchase Price shall be paid in full free of bank charges to Seliers to: HSH NORDBANK AG HAMBURG, GERMANY, SORT CODE: 21050000, with JP MORGAN CHASE BANK NA NEW YORK, USA, SWIFT; CHASUS33, ACCOUNT: OOM-331808 in favor of LINCOLN FINANCE CORP., USD ACCOUNT:
1100175430, IBAN: DE1 521 0500001 1001 75430 26 27 on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect 28 physically ready for delivery in accordance with the terms and conditions of this Agreement and 29
Notice of Readiness has been given in accordance with Clause 5. 30 4. Inspections 31
The Buyers have waived their right to-4nspoct the Vessel and nor class records. a)* The Buyers have inspected and accepted the Vessel’s classification records, The Buyers 32 hove alec inspected the Vessel at/in and the Vessel’s records 33 and have accepted the Vessel following this inspection and the sale is outright and definite, 34 subject only to the terms and conditions of this Agreement, 35 b)* The Buyer shall have the right to inspect the Vessel’s classification records and declare 36 whether same are accepted or not within 37
The Sellers shall provide for inspection of the Vessel at/in 38
The-Bayers shall undertake the inspection without undue- delay to-the Vessel. Should-the 39
Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred. 40 The-Buyere shall inspect the Vessel without opening up and without coot to the Sellers. — 4 1 During the inspection, the Vessor-s-deek-af^-^Rg4ne40§—b6oks-s^a^be-mQdo available for 42 examination by the Buyers, if the-Vessel is accepted after such inspection, the sale-shall 43 become outright and definite, subject only to the terms and conditions of this Agreement, 44 provided the Sellers receive written-notice-of-acceptance-from the Buyers within 72 hours 45 after completion of such inspection. 46 Should notice of acceptance of the Vessel’s classification records and of the Vessel not be. 47 received by the-Sellers as aforesaid, the-deposit together with interest earned shall be 48 released imrnediately to the Buyers, whereafter this Agreement shall bo null and void. 49 * 4 a} and 4b) are alternatives; delete whichever is not applicable. In the absence of deletions, 50 alternative 4a) to apply. 51 6. Notices, time and place of delivery 52
a) The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall 53 provide the Buyers with 30, 21, 14 and 7 days approximate definite and 24 hours definite 54 notice of the estimated time of arrival at the intended place of drydocking/underwater 55 inspection/delivery. 56 When the Vessel is at the place of delivery and in every respect physically ready for delivery 57 in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of 58
Readiness for delivery. b) The Vessel shall be delivered and taken over cargo free and stowaways free at a safe and 59 accessible port, anchorage, and/or safe and accessible berth always safely afloat at Sellers’ 60

The Buyers’ Class and the Sellers’ Class shall at all times be the sole arbitrators as to whether underwater damage, if any, imposes condition/recommendation of class. The decision of class as to whether underwater damage, if any, imposes a condition and/or recommendation of class shall be final and binding for both parties. Notice of Readiness not to be tendered prior completion of the underwater inspection. If damage affecting class found, that does not necessitate immediate docking. Buyers and Sellers authorised representatives to meet to try to agree a compensation amount for Buyers taking over the vessel with such damages, if cannot agree, repair quotes to be obtained from two reputable repair yards nearest to the delivery port, one yard to be chosen by each party, with compensation amount to be the average of the two repair quotes. {iii) If the Vessel is to be drydocked pursuant to Clause 6 b) (ii) and no suitable dry- 10’ docking facilities are available at the port of delivery, the Sellers shall take the Vessel 10° to a port where suitable drydocking facilities are available, whether within or outside 10’ the delivery range as per Clause 5 b). Once drydocking has taken place the Sellers shall deliver 1 1[1] the Vessel at a port within the delivery range as per Clause 5 b) which shall, for the 1 1 purpose of this Clause, become the new port of delivery. In such event the cancelling date 11:
provided for in Clause 5 b) shall be extended by the additional time required for the 11; drydocking and extra steaming, but limited to a maximum of 14 running days. 1 1- c) If the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above 11
(i) the Classification Society may require survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classification surveyor. If such survey is not 1 1’ required by the Classification Society, the Buyers shall have the right to require the tailshaft 11 to be drawn and surveyed by the Classification Society, the extent of the survey being in 11:
accordance with the Classification Society’s rules for tailshaft survey arid consistent with 11’ the current stage of the Vessel’s survey cycle. The Buyers shall declare whether they 121 require the tailshaft to be drawn and surveyed not later than by the completion of the 12
122
inspection by the Classification Society. The drawing and refitting of the tailshaft shall be 123 arranged by the Sellers. Should any parts of the tailshaft system be condemned or found 124 defective so as to affect the Vessel’s class, those parts shall be renewed or made good at 125 the Sellers’ expense to the satisfaction of the Classification Society without 126 condition/recommendation*. 127 (ii) the expenses relating to the survey of the tailshaft system shall be borne 128 by the Buyers unless the Classification Society requires such survey to be carried out, in 129 which case the Sellers shall pay these expenses. The Sellers shall also pay the expenses 1 30 if the Buyers require the survey and parts of the system are condemned or found defective 1 31 or broken so as to affect the Vessel’s class*. 132 (iii) the expenses in connection with putting the Vessel in and taking her out of 133 drydock, including the drydock dues and the Classification Society’s fees shall be paid by 1 34 the Sellers if the Classification Society issues any condition/recommendation*as a result 1 35 of the survey or if it requires survey of the tailshaft system. In all other cases the Buyers 136 shall pay the aforesaid expense?, dues and fees. 137 (iv) the Buyers’ representative shall have the right to be present in the drydock, but 1 38 without interfering with the work or decisions of the Classification surveyor. 139 (v) the Buyers shall have the right to have the underwater parts of the Vessel 140 cleaned and painted at their risk and expense without interfering with the Sellers’ or the 141
Classification surveyor’s work, if any, and without affecting the Vessel’s timely delivery. If, 142 however, the Buyers’ work in drydock is stilt in progress when the Sellers have 143 completed the work which the Sellers are required to do, the additional docking time 144 needed to complete the Buyers’ work shall be for the Buyers’ risk and expense. In the event 145 that the Buyers’ work requires such additional time, the Sellers may upon completion of the 1 46 Sellers’ work tender Notice of Readiness for delivery whilst the Vessel is still in drydock 147 and the Buyers shall be obliged to take delivery in accordance with Clause 3, whether 148 the Vessel is in drydock or not and irrespective of Clause 5 b), 149 * Notes, if any, in the surveyor’s report which are accepted by the Classification Society 1 50 without condition/recommendation are not to be taken into account. 151

6 a) and 6 b) are alternatives; delete whichever is not-applicable. In the absence-of deletions, 152 alternative 6 a) to-apply-. . — -453 7. Spares/bunkers, etc. 154 The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on 155 shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare 1 56 propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or 157 unused, whether on board or not shall become the Buyers’ property, but spares on order are to be 158 excluded. Forwarding charges, if any. shall be for the Buyers’ account The Sellers are not required to 159 replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which 160 are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the 161 property of the Buyers. The radio installation and all navigational and wireless equipment shall be 162 included in the sale without extra payment are if they the property of the Sellers. Unused stores and 163 provisions shall be included in the sale and be taken over by the Buyers without extra payment. Loading 164 instrument including software together with all items required by the Classification or Flag Administration will remain onboard being included in the sale. The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the 1 65 Sellers’ flag or name, provided they replace same with similar unmarked items. Library, forms, etc., 166 exclusively for use in the Sellers’ vessel (s). shall be excluded without compensation. Captain’s, Master’s 167
Officers’ and Crew’s personal belongings including the Master’s slop chest are to be excluded from the sale, 166 as well as the following additional items (including items on hire): 165 Globe wireless equipment Unitor equipment including gas bottles The Buyers to pay extra and take over the remaining bunkers if they are the property of the Sellers 1 70 and for unused lubricating oils in vessel’s designated storage tanks and-or in unbroached/sealed drums, always without having passed 171 through the system recycled, at Sellers last invoiced net purchased prices excluding cost of barging evidenced by original 172 invoices/vouchers for the bunkers and at list price less 40% for the lubs. Two days prior vessel’s delivery ROB luboil quantities as well as the estimated lubs on delivery will be jointly measured and agreed by the Sellers and Buyers representatives. Price to be at list less 40%. Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price. 8. Documentation (See Clause 47- ) 175
The place of closing: Piraeus, Athens, Greece and/ or New York 176
In exchange for payment-of-the Purchase Price the Sellers-shall furnish the Buyers with delivery — 177 document. namely: — — -178 a} Legal Bill-of-Sale In a form recordable in (the-country in which the Buyers — 179 to register the Vessel), warranting that the Vessel is free from all encumbrances, mortgages 180 and maritime lions or any other debts or claims whatsoever, duly notarially attested-and 181 legalized by-the consul of such -country or other-competent authority. 182 b}- -Current Certificate of Ownership issued by-the-competent authorities of the flag state of 183 the-Vessel. 184 c)- Confirmation of Class issued within 72 hours prior to delivery. • 185 d) Current Certificate issued by the competent authorities stating that the Vessel-is free from 186 registered encumbrances. 187 e} Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of 185 deletion appropriate-to the Vessel’s-registry at the time of delivery ,or,in the event that the 186 registry-does not-as a matter of practice issue such-documentation immediately, a written 100 undertaking-by the Sellers to effect deletion from the Vessel’s registry-forthwith and furnish a 191 Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 — • 192 (four) weeks after the Purchase Price has boon paid and the Vessel has been delivered. — — 193 f) Any such additional-documents as may -reasonably-be -required by-the-competent authorities 194 for the purpose of registering the-Vessel, provided the-Buyers notify the Sellers of any such 195 documents as soon as possible-after-the-date of this Agreement. — - 196
At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of 1 97 Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the 1 98 Buyers. 12S At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all 200
Plans/drawings/instructionbooks relative to main engine and auxiliaries/SOPEP/publications as on board, etc., which are on board the Vessel. Other certificates which are on board the Vessel 201 shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the 202
Buyers to have the right to take copies. All other technical documentation and plans, etc. ashore which may 20; be in the Sellers’ possession shall be promptly forwarded to the Buyers at their expense, if they so 204 request. The Sellers may keep the Vessel’s log books but the Buyers to have the right to take 205 copies of same. 206 9. Encumbrances 207
The Sellers warrant that the Vessel, at the time of delivery, is free from all charters, encumbrances, mortgages and/or maritime liens or any other debts and/or claims whatsoever against the Vessel and/or the 20E Sellers. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made 210 against the Vessel which have been incurred prior to the time of delivery and reference to clause 7. 3 of the Master Agreement 211
10. Taxes, etc. 212 Any taxes, fees and expenses in connection with the purchase and registration under the Buyers’ flag 213 shall be for the Buyers’ account, whereas similar charges in connection with the closing of the Sellers’ 214 register shall be for the Sellers’ account. 21 5 11. Condition on delivery 213
The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is 217 delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be 218

16. Arbitration 262
a}*’ This Agreement shall be governed by arid construed in accordance with English law and 253 any dispute arising out of this Agreement shall be referred to arbitration in London before three Arbitrators in accordance with the Arbitration Act 1 996 or any statutory modification or 264 re-enactment thereof for the time being in force and the terms of the London Maritime Arbitration Association then in force, one arbitrator being appointed by each party. 265 On the receipt by one party of the nomination in writing of the other party’s arbitrator 267 that party shall appoint their arbitrator within fourteen days 268
If that party does not appoint its own arbitrator within the fourteen days specified the party 269 referring a dispute to arbitration may, without the requirement of any further prior notice to the 266 other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly, 267 The award of the sole arbitrator shall be binding on both parties as if it had been appointed by 268 agreement. The two arbitrators properly appointed shall appoint the third arbitrator who shall act 269 as chairman of the Tribunal. 270 b^ This Agreement shall be governed by- and construed in accordance with Title 9 of the 274 United-States- Code and the Law of the State of New York and should any dispute-arise out-of 272 this Agreement, the matter-in dispute shall be referred to three persons at New York, one-t0 -273 be appointed by each of the parties hereto, and the third by the two so chosen: their — • • • — • — -244 decision or that of any two of them shall-be final, and for purpose of enforcing any award, this 275 Agreement may be made a rule of the Court. 2-76 The proceedings shall be conducted in accordance with the rules of the Society of Maritime 277 Arbitrators, Inc. New York. 278 e^ Any dispute-arising -out of -this Agreement-shall be referred to arbitration at 279 -•• — — subject of the procedures applicable there. 286 The-laws-of shall-govern this Agreement. 244 * 16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable. In the absence of 282 deletions, alternative 16 a) to apply. 283
Additional Clauses from 17 to 18 form an integral part of this Memorandum of Agreement

Appendix to Memorandum of Agreement code-name SALEFORM 1993-dated 11th-October-2007 — M/V “HAMBURG MAX”
CLAUSE 17
The 20 pet deposit shall be made on the Initial Closing Date as defined in Clause 2. 4(b) of the Master Agreement referred in Clauce 31 hereof. The 20 pet deposit and balance of 80 pet together with extra payment for luboils and or bunkers, to be paid on day of delivery at Sellers’ nominated bank provided however that if the Vessel is delivered on the Initial Closing Date, Buyers will not be required to pay the 20% deposit into the joint account referred to in Clause 2 and they will make payment of 100% of the purchase price directly to the Sellers. On delivery of the Vessel, in exchange for payment of the purchase price of the Vessel and extra payment for luboils and/or bunkers, Sellers will provide the Buyers with against delivery documents reasonably needed by Buyers to acquire legal ownership and register the vessel under her new flag. Such documents to be mutually agreed and listed in an Addendum to the Memorandum of Agreement, but shall include, without limitation, the closing deliveries as required by Clause 2. 2 and 2. 4 of the Master Agreement as well as each party’s respective officer certificate dated the Initial Closing Date setting forth names and signatures of signatories to MOA and other related documents as well certifying and attaching charter documents of such party in effect as of the date of the Initial Closing Date and duly executed shareholder and director resolutions approving the entry into the Master Agreement referred to in Clause 31 hereof, this MOA, other related documents and the transactions contemplated hereby and thereby. Signing of the Addendum shall not delay signing of MoA and lodging of the deposit.
CLAUSE 18
Sellers to confirm in writing on delivery that to the best of their knowledge the vessel:
is not blacklisted by any Arab countries / nations or any other countries or organizations; has not touched bottom since her last dry docking,
CLAUSE 19
All negotiation and eventual sale to be kept strictly private and confidential between all parties involved except where required by Statutory or U. S. Stock listed requirements. However should despite the efforts of all parties involved details of the sale become known or reported in the market neither the Sellers not the Buyers have the right to withdraw from the sale or fail to fulfill all their obligations under this Agreement.
This Memorandum of Agreement is drawn up in two originals with even tenor and date, One original shall be retained by the Sellers and one original shall be retained by the Buyers.
CLAUSE 20
Vessel to be delivered free of cargo, cargo residues and free of any dunnage, with holds swept, clean and dry on completion of last voyage, prior delivery.

CLAUSE 21 Sellers warrant that on the date hereof and on the date of Vessel’s delivery, the Vessel shell be entitled to trade worldwide within Institute Warranty Limits without restriction or limitation.
Sellers also to confirm on delivery that vessel has not traded during the last two (2) years in CIS Pacific Countries, but if traded, then, a valid Phytosanitary Certificate to be presented.
CLAUSE 22 Canceling date to be sixty (60) days after Initial Closing Date
CLAUSE 23
Seller has good and marketable title to. is the exclusive legal and equitable owner of, and has the unrestricted power and right to sell, assign and deliver the Vessel.
CLAUSE 24
Each party hereto is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to enter into this MOA and the transactions contemplated hereby. Each party hereto is duly qualified to conduct business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (as defined in the Master Agreement).
CLAUSE 25
Each party hereto has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this MOA and otherwise to carry out its obligations here under. The execution and delivery of this MOA and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, other corporate or other action or proceeding on the part of either party hereto is necessary to authorize this MOA or the consummation of the transactions contemplated hereby. This MOA has been duly executed by each party hereto and, when delivered, will constitute the valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
CLAUSE 26
The execution, delivery and performance of this MOA by each party hereto and the consummation by such party of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of its respective charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any contract to which such party is a party thereto or by which any property or asset of such party is bound or affected, (iii) result in a violation of any law, rule, statute or regulation to which such party is subject or (iv) result in any violation of any order, judgment, injunction, decree or other restriction of any governmental authority to which such party is subject, or by which any property or asset of such party is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (as defined in the Master Agreement).
CLAUSE 27

Neither party is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any governmental authority or other person or entity in connection with the execution, delivery and performance by such party of this MOA, other than those that have been made or obtained by such party prior to the date of this MOA.
CLAUSE 2S This Agreement is one of the “MOA“s referred to and defined in (1) the Master Agreement dated the date hereof and executed and delivered concurrently herewith by the Sellers, the Buyers, and others, If there is any inconsistency between the terms and conditions of this Agreement and the terms and conditions of said Master Agreement with respect to the sale and purchase of the Vessel, then the terms and conditions of this Agreement shall prevail. Notwithstanding the above, the obligations of each party under this MOA are subject to: (i) Seanergy obtaining the initial Closing / Shareholder Approval, as defined in the Master Agreement. and (ii) The satisfaction or waiver of each of the applicable conditions set forth in Article VIll of the Master Agreement. “
In case Seanergy fails to obtain the Shareholder Approval the Initial Closing as defined in the Master Agreement does not take place as provided in the Master Agreement, this Memorandum of Agreement shall be automatically terminated, cancelled and of no further force and effect without responsibility of any of the parties.
/For the Sellers (1) For the Buyers(2)
/s/ /s/ —— — Name Name Title Title

EXHIBIT B
Form of Convertible Promissory Note

NEITHER THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE SECURED PROMISSORY NOTE

$28,250,000	Athens, Greece
______, 2008
     Seanergy Merger Corp., a corporation organized under the laws of the Republic of the Marshall Islands (“Maker”), the principal office of which is located at c/o Vgenopoulos & Partners Law Firm, 15, Filikis Eterias Square, 10673 Athens, Greece, for value received hereby promises to pay to each of the investors set forth in Schedule 1 attached hereto, or their respective registered assigns (each a “Holder”), the sum set forth opposite such Holder’s name on Schedule 1 attached hereto, or such lesser amount as may result from the adjustments required pursuant to the terms of the Master Agreement, which reductions will be applied pro rata to each Holder, and all accrued and unpaid interest, as set forth below, on the later of (i) ______, 2010 (the “Maturity Date”) and (ii) five days after receipt of the Holder’s written notice to receive payment in full in cash of all amounts due hereunder or to convert the principal portion of this Note into Maker Common Stock (as hereafter defined) as set forth in Section 5. Except as otherwise set forth herein, payment for all amounts due hereunder shall be made by wire transfer of immediately available funds, in lawful tender of the United States, to an account designated in writing by the Holder.
     The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:
     1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:
     1.1 “Company” shall mean Seanergy Maritime Corp., a corporation organized under the laws of the Republic of the Marshall Islands and any corporation that, to the extent permitted by this Note, shall succeed to or assume the obligations of the Company under this Note.

     1.2 “Holder,” when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.
     1.3 “Master Agreement” shall mean that certain master agreement dated effective as of even date herewith by and among Maker, the Company, the Holder and each of the Sellers set forth in Schedule 1 thereto.
     2. Interest; Arrangement Fee. The Maker shall pay on the Maturity Date:
     2.1 Interest on the principal amount of this Note, which shall accrue from the date hereof through the Maturity Date, at the rate of 2.9% per annum (the “Interest Rate”); and
     2.2 An arrangement fee in the amount of $288,000.
     3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”), Maker and/or the Company agree to give the Holder prompt written notice of such event. The Holder may, so long as such condition exists or has not been cured during the applicable cure period (whether or not the Holder has received notice of such event), declare the entire principal and unpaid accrued interest hereon immediately due and payable and exercise Holder’s rights set forth in Section 5, by notice in writing to Maker; provided that upon occurrence of an Event of Default specified in subsection (iv) below, all principal and interest shall automatically become immediately due and payable in full:
     3.1 Any breach by Maker and/or the Company of any material representation, warranty or covenant in this Note, the Master Agreement, or any Transaction Document (as defined in the Master Agreement), which results in a Material Adverse Effect on Maker’s or the Company’s business, operations or financial condition; provided, that, in the event of any such breach, such breach shall not have been cured by Maker and/or the Company, as the case may be, within 30 days after the earlier to occur of (a) written notice to Maker and the Company of such breach, and (b) Maker’s or the Company’s knowledge of such breach; or
          3.1.1 The institution by Maker or the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Maker or the Company, or of any substantial part of their respective property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by Maker or the Company in furtherance of any such action; or
          3.1.2 If, within thirty (30) days after the commencement of an action against Maker or the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of Maker or the Company, as the case may be, or all orders or proceedings thereunder affecting the operations or the business of Maker or the Company, as the case may be, stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of

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Maker or the Company, as the case may be, of any trustee, receiver or liquidator of Maker or the Company or of all or any substantial part of the respective properties of Maker or the Company, such appointment shall not have been vacated; provided, however, that the merger of the Company into the Maker shall not be deemed to be an Event of Default; or
          3.1.3 Any declared default of Maker or the Company under any other indebtedness in excess of $400,000 that gives the holder thereof the right to accelerate such indebtedness; or
          3.1.4 The failure to pay principal and accrued but unpaid interest on this Note at the Maturity Date, or, at the election of Holder, to issue and deliver shares of the Maker’s common stock, par value $0.0001 per share (the “Maker Common Stock”), within five days of written notice from the Holder after the Maturity Date as set forth in Section 5 hereof.
     4. Prepayment. This Note may not be prepaid in full or in part without the express written consent of the Holder.
     5. Conversion.
     5.1 Conversion upon Maturity. Commencing on the Maturity Date but in no event later than 30 days after the Maturity Date, the Holder of this Note has the right, at the Holder’s option, to convert the principal amount of this Note outstanding, in accordance with the provisions of Section 5.3 hereof, in whole or in part, into a number of fully paid and nonassessable shares of Maker Common Stock (the “Conversion Shares”) equal to the aggregate principal amount of this Note divided by a conversion price equal to $12.50 per share, as such conversion price may be adjusted pursuant to the terms hereof (the “Conversion Price”), and to exchange such Maker Common Stock into Common Stock pursuant to the terms of the Master Agreement, as determined by the Holder in its sole and absolute discretion.
     5.2 Conversion Procedure. Before the Holder shall be entitled to convert this Note into shares of Maker Common Stock, it shall surrender this Note at the office of the Maker and shall give written notice by mail, postage prepaid, to the Maker as set forth in Section 13 below, of the election to convert the same pursuant to Section 5.1, and the amount of the Note being converted, if less than all. The Maker shall, as soon as practicable thereafter, deliver to the Holder such number of shares of Maker Common Stock as applicable based on the applicable Conversion Price.
     5.3 Mechanics and Effect of Conversion. No fractional shares of Maker Common Stock shall be issued upon conversion of this Note. In lieu of the Maker issuing any fractional shares to the Holder upon the conversion of this Note, the number of shares of Maker Common Stock issued upon the conversion of this Note shall be rounded up to the nearest whole share.
     6. Conversion Price Adjustments.
     6.1 Adjustments for Stock Splits and Subdivisions. In the event the Maker should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Maker Common Stock or the determination of holders of Maker Common Stock entitled to receive a dividend or other

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distribution payable in additional shares of Maker Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Maker Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Maker Common Stock or the Common Stock Equivalents (including the additional shares of Maker Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Maker Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.
     6.2 Adjustments for Reverse Stock Splits. If the number of shares of Maker Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Maker Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Maker Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.
     6.3 Notices of Record Date, etc. In the event of:
          6.3.1 Any taking by Maker of a record of the holders of any class of securities of Maker for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or
          6.3.2 Any capital reorganization of Maker, any reclassification or recapitalization of the capital stock of Maker or any transfer of all or substantially all of the assets of Maker to any other person or any consolidation or merger involving Maker; or
          6.3.3 Any voluntary or involuntary dissolution, liquidation or winding-up of Maker;
Maker will mail to the holder of this Note at least five business days prior to the earliest date specified therein, a notice specifying:
               6.3.3.1 The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and
               6.3.3.2 The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.
     7. Reservation of Stock Issuable Upon Conversion. The Company and Maker shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (as defined in Section 9 hereof) or Maker Common Stock solely for the purpose of effecting the conversion of this Note under Section 5.2 such number of its shares of Common Stock or Maker Common Stock as shall from time to time be sufficient to effect the conversion of the Note under

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Section 5.2; and if at any time the number of authorized but unissued shares of Common Stock or Maker Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note under Section 5.2, in addition to such other remedies as shall be available to the Holder of this Note, the Company and Maker will use their respective best efforts to take such corporate action as may, in the opinion of its respective counsel, be necessary to increase its authorized but unissued shares of Common Stock or Maker Common Stock to such number of shares as shall be sufficient for such purposes.
     8. Registration Rights. The Holder shall be entitled to the registration rights set forth in that certain Registration Rights Agreement of even date herewith entered into among the Company, Maker, the Holder and the other parties thereto.
     9. Exchange of Maker Common Stock for Common Stock. If Holder elects to exchange its Maker Common Stock for Common Stock, pursuant to the terms of the Master Agreement, then all references to “Maker” in this “Note” shall also be deemed to mean the “Company” as of the date hereof and all references to “Maker Common Stock” shall mean the Company’s common stock, par value $0.0001 per share (the “Common Stock”), other than provisions that would make the Company the primary obligor. In addition, all references to “Conversion Shares” shall mean the shares of Common Stock received upon conversion of this Note. Notwithstanding the foregoing, where this Note already references both the Company and the Maker, or Common Stock and Maker Common Stock, following the exchange of Maker Common Stock for Common Stock, such references shall remain unchanged and continue to refer to both Maker and the Company or Common Stock and Maker Common Stock, as the case may be.
     10. Assignment. Subject to the restrictions on transfer described in Section 12, the rights and obligations of Maker, the Company and the Holder under this Note shall be binding upon and benefit the successors and assigns of the parties This Note may not be assigned or transferred by the parties except in accordance with the terms hereof.
     11. Amendment. Any provision of this Note may be amended or modified upon the written consent of the Maker, the Company and the Holder.
     12. Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or Conversion Shares, the Holder will comply with the procedures set forth in Section 4.2 of the Master Agreement applicable to “Investment Shares.” Holder also agrees that any Maker Common Stock, unless subject to an effective registration statement, may bear a legend, as described in Section 4.2 of the Master Agreement with respect to “Investment Shares” and consents to the placement of such legend on the Maker Common Stock.
     13. Notices. All notices, requests, consents and other communications under this Note shall be in writing and shall be deemed delivered (i) upon delivery when delivered personally, (ii) upon receipt if by facsimile transmission (with confirmation of receipt thereof), or (iii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

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If to Maker or the Company:
Seanergy Maritime Corp.
c/o Vgenopoulos & Partners Law Firm
15, Filikis Eterias Square
10673 Athens, Greece
Facsimile: +30-210-7231-462
Attention: John Papapetros
With a copy (which shall not constitute notice) to:
Loeb & Loeb
345 Park Avenue
New York, New York 10154
Facsimile: +1-212-504-3013
Attention: Mitchell Nussbaum, Esq.
If to Holder:
Name of Holder
c/o 11 Poseidonos Avenue
16777 Elliniko
Athens, Greece
Attention: Dale Ploughman
Facsimile: +30-210-898-3595
With a copy (which shall not constitute notice) to:
Name of Holder
c/o 11 Poseidonos Avenue
16777 Elliniko
Athens, Greece
Attention: Evan Breibart
Facsimile: +30-210-898-5430
Broad and Cassel
2 S. Biscayne Boulevard, Suite 2100
Miami, Florida 33131
Attention: A. Jeffry Robinson, Esq.
Facsimile: +1-305-373-9443
Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, faxed, or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered.

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     14. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Maker or the Company or any other matters or any rights whatsoever as a stockholder of Maker or the Company; and no dividends shall be payable or accrued in respect of this Note or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.
     15. Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision of this Note or of any other agreement or instrument entered into in connection with this Note involves a payment exceeding the limit of the interest that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of Maker and the Holder that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein or therein or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this Section 15 shall never be superseded or waived and shall control every other provision of this Note and all other agreements and instruments between the Company and the Holder entered into in connection with this Note.
     16. Collection Costs. The Maker shall pay the Holder all costs it may incur in connection with the collection of amounts due under this Note, including but not limited to attorneys’ fees, whether incurred prior to the filing of a legal action, during arbitration, during enforcement, on in bankruptcy.
     17. Acts of the Holder. For purposes of this Note, any rights of the Holder hereunder may only be exercised if approved by a majority of the Holders
     18. Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof). ). Any dispute regarding this Agreement shall be exclusively referred to arbitration in London and conducted in accordance with the Arbitration Act 1996 (England and Wales) or any statutory modification or re-enactment thereof, and the parties agree to submit to the personal and exclusive jurisdiction and venue of such arbitrators. Any and all disputes hereunder shall be referred by the parties hereto to three arbitrators, each party to appoint one arbitrator and the two so appointed shall appoint the third who shall and as chairman of such panel of arbitrators. Upon receipt by one party of the nomination in writing of such other party’s arbitrator, that party shall appoint its arbitrator within ten days, failing which the decision of the single arbitrator appointed shall apply. The two arbitrators so appointed shall appoint the third arbitrator within ten days, failing which the single arbitrator shall act as sole arbitrator and any decision of the sole arbitrator shall be binding on both parties. The arbitration shall be conducted in accordance with the terms of the London Maritime Arbitrators Association (“LMAA”) then in effect. The parties agree that any tribunal constituted under this Agreement shall have the power to order consolidation of proceedings or concurrent hearings in relation to

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any and all disputes arising out of or in connection with this Note, the Master Agreement or the other documents contemplated thereby, which involve common questions of fact or law, and to make any orders ancillary to the same, including, without limitation, any orders relating to the procedures to be followed by the parties in any such consolidated proceedings or concurrent hearings. Consolidated disputes are to be heard by a maximum of three arbitrators, each party to have the right to appoint one arbitrator. In case a dispute arises as to whether consolidation is appropriate (including without limitation conflicting orders of relevant tribunals) and/or as to the constitution of the tribunal for any such consolidated proceedings, each party shall have the right to apply to the President for the time being of the LMAA for final determination of the consolidation of the proceedings and/or constitution of such tribunal. For purposes of this Agreement, the Company and the Maker shall be deemed to be one party, and the Holders shall be deemed to be one party.
     19. Guaranty by the Company. By its signature below, the Company hereby guarantees the full and prompt performance of Maker under this Note. In addition, the Company agrees to perform all of its obligations under this Note.
     20. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.
     21. Waiver. Maker hereby waives demand, notice, presentment, protest and notice of dishonor.
     IN WITNESS WHEREOF, Maker and the Company have caused this Note to be issued this ___ day of ___, 2008.

SEANERGY MERGER CORP.
By:
Name:
Title:

SEANERGY MARITIME CORP.
By:
Name:
Title:

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NOTICE OF CONVERSION
(To Be Signed Only Upon Conversion of Note)
TO                          .
     The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of Seanergy Merger Corp. to the extent of $_______________ of the unpaid principal amount of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to ________________, whose address is _________________________________________________________.
Dated: _____________________

(Signature must conform in all respects to name of holder as specified on the face of the Note)

(Address)

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SCHEDULE 1

Name and Address of Investor	Principal Amount Owned
United Capital Investments Corp.	$7,062,500
Atrion Shipholding S.A.	$7,062,500
Plaza Shipholding Corp.	$7,062,500
Comet Shipholding Inc.	$7,062,500

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EXHIBIT C
Form of Registration Rights Agreement

FORM OF
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is made and entered into as of [•], 2008, by and among Seanergy Merger Corp., a Marshall Islands corporation (the “Company”), and the investors signatory hereto (each an “Investor” and collectively, the “Investors”).
RECITALS
     A. The Company is a wholly-owned subsidiary of Seanergy Maritime Corp., a Marshall Islands corporation (“Parent”), formed for the purpose of effecting the Business Combination. Parent is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, vessels or one or more operating businesses in the shipping industry.
     B. The Company has entered into a Master Agreement (the “Master Agreement”), dated as of May 20, 2008, by and among the Company, Parent, the Investors and certain sellers named therein, pursuant to which the Company has agreed, among other things, to issue to the Investors (i) up to 2,260,000 Note Shares (as defined in the Master Agreement) upon conversion of the Note (as defined in the Master Agreement), subject to adjustment as provided in the Note, and (ii) up to 4,658,075 Additional Investment Shares (as defined in the Master Agreement) if Company achieves a certain EBITDA (collectively the “Investment Shares”).
     C. This Agreement is made pursuant to the Master Agreement.
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used and not otherwise defined herein and that are defined in the Master Agreement shall have the meanings given such terms in the Master Agreement. As used in this Agreement, the following terms shall have the following meanings:
     “Advice” shall have the meaning set forth in Section 6(b).
     “Agreement” shall have the meaning set forth in the preamble above.
     “Availability Date” shall have the meaning set forth in Section 3(j).
     “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York, London, England or Athens, Greece are authorized or required by law or other governmental action to close.

     “Company” shall have the meaning set forth in the preamble above.
     “Effectiveness Period” shall have the meaning set forth in Section 2.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Filing Date” means, with respect to the Registration Statement required to be filed hereunder, the thirtieth (30) day following the Initial Closing Date.
     “Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.
     “Indemnified Party” shall have the meaning set forth in Section 5(c).
     “Indemnifying Party” shall have the meaning set forth in Section 5(c).
     “Investment Shares” shall have the meaning set forth in the recitals above.
     “Investor” or “Investors” shall have the respective meaning set forth in the preamble above.
     “Losses” shall have the meaning set forth in Section 5(a).
     “Master Agreement” shall have the meaning set forth in the recitals above.
     “Parent” shall have the meaning set forth in the recitals above.
     “Plan of Distribution” shall have the meaning set forth in Section 2.
     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
     “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
     “Registrable Securities” means the Investment Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing and any other shares of Common Stock owned by the Investors at the time of the Filing Date.
     “Registration Statement” means each registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to the registration statement

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or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the Registration Statement.
     “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
     “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Suspension Certificate” shall have the meaning set forth in Section 6(e).
     “Trading Market” means the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Capital Market; and, with respect to any particular date, shall mean the Trading Market on which the Common Stock is listed or quoted for trading on the such date.
     2. Registration. (a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the offering and resale of all of the Registrable Securities pursuant to Rule 415, or if Rule 415 is not available for offers or sales of the Registrable Securities, for such other means of distribution of Registrable Securities as the Holders may specify (or, at the Holder’s option to delay such registration). The Registration Statement required hereunder shall be on Form S-3 or Form F-3, as applicable (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 or Form F-3, in which case the Registration shall be on Form S-1 or F-1 or another appropriate form as shall be selected by the Company upon advice of its counsel). The Registration Statement required hereunder shall contain (except if otherwise directed by the Holders) the “Plan of Distribution” attached hereto as Annex A. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but no later than 90 days following the filing thereof (the “Effectiveness Date”), and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act (including the filing of any necessary amendments, post-effective amendments and supplements) until the date which is two years after the Initial Closing Date or such later date when all Registrable Securities covered by the Registration Statement (i) have been sold pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act or (ii) may be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”). If Rule 415 is not available and the Holder shall specify that the Registration Statement relate to an underwritten offering, then the Company shall, at the underwriter’s request, direct its Chief Executive Officer and Chief Financial Officer to participate in one or more “road show” presentations, at mutually acceptable times and places

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and in a manner so as not to disrupt the Company’s business, which presentations shall be conducted at the Company’s expense.
          (b) Right to Piggyback. If at any time commencing after 180 days following the issuance of the Investment Shares, the Company proposes to register any of its common equity securities under the Securities Act (other than a registration statement on Form S-8 or on Form F-4 or any similar successor forms thereto or in connection with (A) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan, (B) a dividend reinvestment plan or (C) a merger or the acquisition of the securities or substantially all the assets of another entity), whether for its own account or for the account of one or more shareholders of the Company, and the registration form to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within 10 Business Days after its receipt of notice of any exercise of other demand registration rights) to all Holders of its intention to effect such a registration and shall, subject to Sections 2 (c) and 4(d), include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 Business Days after the delivery of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.
          (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included therein by the Holders, pro rata among the Holders on the basis of the number of shares requested to be registered by the Holders, (iii) third, the Registrable Securities requested to be included therein by the other holders, if any, pro rata among such holders on the basis of the number of shares requested to be registered by such Holders, and (iv) fourth, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.
          (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company’s securities other than Registrable Securities, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included therein by the Holders, pro rata among the Holders on the basis of the number of shares requested to be registered by the Holders, (iii) third, the Registrable Securities requested to be included therein by the other holders, if any, pro rata among such holders on the basis of the number of shares requested to be registered by such Holders, and (iv) fourth, other securities requested to be included in such registration pro rata among the holders of such securities on the

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basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.
          (e) Selection of Underwriters. If any Piggyback Registration is an underwritten primary offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering. If any Piggyback Registration is an underwritten secondary offering, the stockholders requesting such registration shall have the right to select the managing underwriter or underwriters to administer any such offering
          (f) Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities, and if such previous registration has not been withdrawn or abandoned, the Company shall not be obligated to cause to become effective any other registration of any of its securities under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the termination of the offering under the previous registration.
     3. Registration Procedures.
     In connection with the Company’s registration obligations hereunder, the Company shall:
          (a) Not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, (i) furnish to the Holders copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such Person) which documents will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective legal counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith; provided, however, that any period of time which the Registration Statement is delayed due to such objection will be added to the Filing Date and the Effectiveness Date.
          (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

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          (c) Notify the Holders of Registrable Securities to be sold as promptly as reasonably possible (and, in the case of (i)(A) below, not less than two (2) Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing promptly following the day (i) (A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto as promptly as reasonably possible to each of the Holders who so requests provided such requesting Holders agree to keep such information confidential until it is publicly disclosed); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such Holder of Registrable Securities agrees to keep such information confidential until it is publicly disclosed).
          (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.
          (e) To the extent requested by such Holders, furnish to each Holder, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.
          (f) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the

6

offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).
          (g) Use its best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each of the registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.
          (h) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.
          (i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (j) Use best efforts to make available to its security holders no later than the Availability Date (as defined below), an earning statement covering a period of at least twelve (12) months, beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder. For the purpose of this subsection, “Availability Date” shall mean the 45th day following the end of the fourth fiscal quarter after the fiscal quarter that includes the effective date of the Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.
          (k) Comply with all applicable rules and regulations of the Commission and use its reasonable best efforts to cause all Registrable Securities to be listed for trading on a Trading Market, if the Company is then listed on a Trading Market.
     The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and

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the person thereof that has voting and dispositive control over the Investment Shares, for purposes of disclosure in the “Selling Stockholder” table in the Registration Statement.
     4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and (B) for compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) “road show” expenses and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal and accounting expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and all fees and expenses of the Company’s certified public accountants), the expense of the preparation of all financial statements and any audit or review thereof by the Company’s accountants, including in connection with their rendering a “cold comfort” letter to the underwriters, if requested, and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker, underwriter or similar commissions or any legal fees or other costs of the Holders.
     5. Indemnification.
          (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, to the extent arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law, or any rule or regulation thereunder, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder

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expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities as set forth in Annex A hereto or any changes to Annex A hereto that are expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(b).
          (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its officers, directors, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, to the extent arising out of or based upon: (1) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (2) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus expressly for use therein; provided, that each Holder’s obligation to indemnify such indemnified parties shall only be to the extent of the net proceeds received by such Holder in the offering to which the Registration Statement relates, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities as set forth in Annex A hereto or any changes to Annex A hereto that are expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (3) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(b).
          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

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          An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is reasonably likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel (the Indemnified Party’s counsel who first notifies the Company of such obligation) shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
     All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.
          (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

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          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
     6. Miscellaneous.
          (a) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.
          (b) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. In the event of a discontinued disposition under this Section 6(b), the Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable and to provide copies of the supplemented Prospectus and/or amended Registration Statement or the Advice as soon as possible in order to enable each Holder to resume dispositions of the Registrable Securities. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.
          (c) Amendments in Writing. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or any consent to any departure by the Company or Company and any Holder of the then outstanding Registrable Securities from any provision hereof, shall in any event be effective unless the same shall be in writing and signed by the Company and at least a majority of the Holders of the then outstanding Registrable Securities, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and at least a majority of the Holders of the then outstanding Registrable Securities.
          (d) Suspension of Trading. At any time after the Registrable Securities are covered by an effective Registration Statement, the Company may deliver to the Holders of such

11

Registrable Securities a certificate (the “Suspension Certificate”) approved by the Chief Executive Officer of the Company and signed by an officer of the Company stating that the effectiveness of and sales of Registrable Securities under the Registration Statement would:
               (i) materially interfere with any transaction that would require the Company to prepare financial statements under the Securities Act that the Company would otherwise not be required to prepare in order to comply with its obligations under the Exchange Act, or
               (ii) require public disclosure of any transaction of the type discussed in Section 6(d)(i) prior to the time such disclosure might otherwise be required.
          After the delivery of a Suspension Certificate by Holders of Registrable Securities, the Company may, in its discretion, require such Holders of Registrable Securities to refrain from selling or otherwise transferring or disposing of any Registrable Securities or other Company securities then held by such Holders for a specified period of time that is customary under the circumstances (not to exceed thirty (30) days). Notwithstanding the foregoing sentence, the Company shall be permitted to cause Holders of Registrable Securities to so refrain from selling or otherwise transferring or disposing of any Registrable Securities or other securities of the Company on only one occasion during each twelve (12) consecutive month period that the Registration Statement remains effective. The Company may impose stop transfer instructions to enforce any required agreement of the Holders under this Section 6(d).
          (e) Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) on the date of transmission when delivered via facsimile prior to 5:00 p.m. (New York City time) on a Business Day, (ii) one Business Day after transmission when delivered via facsimile later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) upon delivery when delivered personally, (iv) three (3) days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (v) one (1) Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:
          If to the Company:
Seanergy Merger Corp.
c/o Seanergy Maritime Corp.
10, Amfitheas Ave.
Athens, Greece, 14564 P. Faliro
Attention: Chief Executive Officer
          With a copy (which shall not constitute notice) to:
Loeb & Loeb LLP
345 Park Ave.
New York, New York 10154
Facsimile: +1-212-407-4990

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Attention: Mitchell S. Nussbaum, Esq.
          If to an Investor, to:
To the addresses set forth under such Investor’s name on Schedule 1 hereto
          With a copy to:
Broad and Cassel
One North Clematis Street
Suite 500
West Palm Beach, FL 33401
Attn: Kathleen Deutsch, Esq.
Facsimile: (561) 655-1109
     Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.
          (f) Successors and Assigns. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities, provided a sale of the Company shall not be deemed an assignment. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.
          (g) Execution in Counterparts; Facsimile Signatures. This Agreement and any amendment, waiver or consent hereto may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. All such counterparts may be delivered among the parties hereto by facsimile or other electronic transmission, which shall not affect the validity thereof.
          (h) Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against the parties hereto or thereto in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.
          (i) Cumulative Remedies. All remedies, either under this Agreement or by law, afforded to the parties hereto, shall be cumulative and not alternative.

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          (j) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
(Remainder of page intentionally left blank. Signature pages to follow.)

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          (k) Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this Agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.
          (l) Construction of this Agreement. If any of the provisions of this Agreement conflict with any of the other provisions of the Master Agreement, such conflict shall be resolved in every instance in favor of the provisions of the Master Agreement.
[Remainder of page intentionally left blank; Signature page follows]

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     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY: SEANERGY MERGER CORP.
By:
Name:
Title

INVESTORS: UNITED CAPITAL INVESTMENTS CORP.
By:
Name:
Title

ATRION SHIPHOLDING S.A.
By:
Name:
Title

PLAZA SHIPHOLDING CORP.
By:
Name:
Title

COMET SHIPHOLDING, INC.
By:
Name:
Title

ANNEX A
     Plan of Distribution
     The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholder” includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from each selling stockholder as a pledge, gift, partnership distribution or other sale in any privately negotiated transaction, or non-sale related transfer. The number of shares beneficially owned by a selling stockholder will decrease as and when it effects any such transfers. The plan of distribution for the selling stockholders’ shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders hereunder. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.
     The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling stockholders may also make sales in negotiated transactions. The selling stockholders may offer their shares from time to time pursuant to one or more of the following methods:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

•	on the New York Stock Exchange, American Stock Exchange or NASDAQ Global Market (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the shares are then listed, admitted to unlisted trading privileges or included for quotation);

•	through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

•	to cover short sales;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     In connection with distributions of the shares or otherwise, the selling stockholders may:

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•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

•	sell the shares short and redeliver the shares to close out such short positions;

•	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

•	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.
     In addition to the foregoing methods, the selling stockholders may offer their shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods or described above or any other lawful methods. The selling stockholders may also transfer, donate or assign their shares to lenders, family members and others and each of such persons will be deemed to be a selling stockholder for purposes of this prospectus. The selling stockholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the shares of common stock, and if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from to time under this prospectus; provided however in the event of a pledge or then default on a secured obligation by the selling stockholder, in order for the shares to be sold under this registration statement, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement amending the list of selling stockholders to include the pledgee, secured party or other successors in interest of the selling stockholder under this prospectus.
     The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information concerning the issuer, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding certain limitations in certain circumstances.
     Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed or quoted, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions).

3

     In offering the shares covered by this prospectus, the selling stockholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling stockholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.
     The Company is required to pay all fees and expenses incident to the registration of the shares other than broker fees and commissions.
     The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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SCHEDULE 1
The Investors

Jurisdiction of
Name of Company	Address	Incorporation
United Capital Investments Corp.	[ADDRESS]	Republic of Liberia
Atrion Shipholding S.A.	[ADDRESS]	The Republic of the Marshall Islands
Plaza Shipholding Corp.	[ADDRESS]	The Republic of the Marshall Islands
Comet Shipholding Inc.	[ADDRESS]	The Republic of the Marshall Islands

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EXHIBIT D
Form of Management Agreement

EXHIBIT E
Form of Voting Agreement

VOTING AGREEMENT
     This Voting Agreement dated as of May 20, 2008 is entered into by and among Panagiotis Zafet and Simon Zafet (together, the “Former Shareholders”), and United Capital Investments Corp., Atrion Shipholding S.A., Plaza Shipholding Corp., and Comet Shipholding, Inc. (collectively, the “Investors”), and Georgios Koutsolioutsos, Alexios Komninos and Ioannis Tsigkounakis (collectively, the “Inside Shareholders”), as shareholders or beneficial owners of interests in stock of Seanergy Maritime Corp., a Marshall Islands corporation (the “Company”), as the case may be (the Former Shareholders, the Investors and the Inside Shareholders are individually a “Shareholder” and collectively, the “Shareholders” when referred to with respect to either or both of the Company and Buyer), and the Company, as the sole shareholder of Seanergy Merger Corp., a Marshall Islands corporation (“Buyer”).
     WHEREAS, the Inside Shareholders currently own 2,750,000 outstanding shares (the “Insider Shares”) of capital stock of the Company (the “Common Stock”);
     WHEREAS, the Former Shareholders currently own 2,750,000 outstanding shares (the “Former Shareholder Shares”) of capital stock of the Company;
     WHEREAS, the Former Shareholders have transferred all their beneficial interests in the Former Shareholder Shares to the Investors on the date hereof pursuant to a Stock Purchase Agreement between them (the “Stock Purchase Agreement”), and such Former Shareholder Shares will be transferred to the Investors once they are released from escrow pursuant to the terms of an escrow agreement;
     WHEREAS, until such time as the Former Shareholder Shares are transferred to the Investors, the Former Shareholders have agreed to allow the Investors to act as their attorneys-in-fact for the sole purpose of taking certain actions with respect to this Voting Agreement, including but not limited to the execution of this Voting Agreement and any amendments thereto;
     WHEREAS, the Company and certain of the Shareholders, among others, have entered into a Master Agreement dated as of the date hereof (the “Master Agreement”);
     WHEREAS, pursuant to the Master Agreement, affiliates of the Investors have agreed to sell certain vessels and certain contracts to purchase vessels to Buyer, which is a wholly owned subsidiary of the Company (the “Business Combination”);
     WHEREAS, pursuant to the Master Agreement, the Investors have the right to receive shares of common stock (“Buyer Common Stock”) in Buyer if the Buyer achieves certain EBITDA targets for the year ended September 30, 2009, in accordance with the Master Agreement (the “Earnout Shares”), and additional shares of Buyer Common Stock if the Investors elect to convert their convertible promissory note made by the Buyer in favor of the Investors on the date of the initial closing of the Master Agreement into Buyer Common Stock (the “Note Shares” and together with the Earnout Shares, the “Investor Shares”);
     WHEREAS, in conjunction with and following the Business Combination, the Company plans to merge with and into Buyer with Buyer being the surviving corporation in such merger and all of the stock of the Company being exchanged on a one-for-one basis for Buyer Common Stock (the “Merger”);
     WHEREAS, the Shareholders intend that this Voting Agreement apply to the Company before and until the time of the Merger and then apply to Buyer, which shall be the surviving corporation, after the Merger;

     WHEREAS, if for some reason the Merger is delayed or does not occur and the Investors receive Investor Shares in Buyer at a time when the Company remains in existence, the Shareholders intend that this Voting Agreement apply to both the Common Stock and the Buyer Common Stock;
     WHEREAS, the number of Former Shareholder Shares and the number of Insider Shares owned by each Former Shareholder and each Inside Shareholder, as the case may be, is set forth next to such Former Shareholder’s or Inside Shareholder’s name on the signature page of this Voting Agreement and the number of Investor Shares anticipated to be issued to each of the Investors, assuming the Investors earn all the Earnout Shares and elect to convert all the Note Shares into Buyer Common Stock, is set forth next to each such Investor’s name on the signature page of this Voting Agreement;
     WHEREAS, as a condition to signing the Master Agreement, the Company and such Shareholders desire to enter into this Agreement so as to impose the within restrictions and obligations on the Shareholders for the mutual benefit of the parties hereto.
     In consideration of the mutual covenants contained herein and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
     1. Voting of Shares for Investor Nominees.
          (a) Commencing on the date hereof, all Shareholders shall vote or cause to be voted all Shares (as defined in Section 3 below) in the Company owned by him, her or it, or over which he, she or it has voting control, at such meeting or in such consent, and otherwise use his, her or its respective best efforts, so as to cause six (6) people named by the Investors to be elected to the Board of Directors of the Company. Notwithstanding the foregoing, until the earlier of the Merger or September 30, 2008, all Shareholders shall vote or cause to be voted all Shares (as defined in Section 3 below) in the Company owned by him, her or it, or over which he, she or it has voting control, at such meeting or in such consent, and otherwise use his, her or its respective best efforts, so as to cause three (3) people named by the Investors to be elected to the Board of Directors of the Company.
          (b) The six (6) members of the Board of Directors of the Company designated by the Investors shall be divided as equally as possible among Class A, Class B and Class C directors (as defined in the Company’s charter). The six (6) members of the Board of Directors designated by the Investors shall include at least three “independent” directors, as defined in the rules of the Securities and Exchange Commission and the rules of any applicable stock exchange.
          (c) With respect to the Company, the parties hereby agree that: (i) no director shall be removed from office without the consent of the Shareholder or Shareholders entitled to designate such director; (ii) any director may be removed from office at any time, with or without cause, at the request of the Shareholder or Shareholders entitled to designate such director or at the request of or upon the death of such director, and a director so removed shall be replaced by a nominee selected by the Shareholder or Shareholders entitled to designate such director; and (iii) a director removed or replaced by a Shareholder or Shareholders entitled to designate such director shall be deemed to have ceased to be a director and to have any of the powers or authorities of a director from and after the date of service upon the Company of notice of such removal and whether a shareholders’ meeting confirming his removal is held or not.
     2. Voting of Shares for Inside Shareholder Nominees
          (a) Commencing on the date hereof, all Shareholders shall vote or cause to be voted all Shares (as defined in Section 3 below) in the Company owned by him, her or it, or over which he, she or it has voting control, at such meeting or in such consent, and otherwise use his, her or its respective best efforts, so as to cause six (6) people named by the Inside Shareholders to be elected to the Board of Directors of the Company. Notwithstanding the foregoing, until the earlier of the Merger or September 30, 2008, all Shareholders shall vote or cause to be voted all Shares (as defined in Section 3 below) in the Company owned by him, her or it, or over which he, she or it has voting control, at such meeting or in such consent, and otherwise use his, her or its respective best efforts, so as to cause three (3) people named by the Inside Shareholders to be elected to the Board of Directors of the Company.
          (b) The six (6) members of the Board of Directors of the Company designated by the Inside Shareholders shall be divided equally among Class A, Class B and Class C directors (as defined in the Company’s charter). The six (6) members of the Board of Directors designated by the Inside Shareholders shall include at least three “independent” directors, as defined in the rules of the Securities and Exchange Commission and the rules of any applicable stock exchange.
          (c) With respect to the Company, the parties hereby agree that: (i) no director shall be removed from office without the consent of the Shareholder or Shareholders entitled to designate such director; (ii) any director may be removed from office at any time, with or without cause, at the request of the Shareholder or Shareholders entitled to designate such director or at the request of or upon the death of such director, and a director so removed shall be replaced by a nominee selected by the Shareholder or Shareholders entitled to designate such director; and (iii) a director removed or replaced by a Shareholder or Shareholders entitled to designate such director shall be deemed to have ceased to be a director and to have any of the powers or authorities of a director from and after the date of service upon the Company of notice of such removal and whether a shareholders’ meeting confirming his removal is held or not.
     3. Shares. Except as set forth in this Section 3, “Shares” shall mean only the Former Shareholder Shares, the Insider Shares and the Investor Shares, and any additional shares of Common Stock issued as a result of a stock dividend or stock split with respect to the Former Shareholder Shares, the Insider Shares and the Investor Shares. For purposes of clarification, except as specifically set forth in this Section 3, Shares shall not include any Common Stock acquired either upon the exercise of warrants originally issued immediately prior to the Company’s initial public stock offering or Common Stock purchased in the open market.
     4. Voting of Shares for Joint Board Nominee. During the term of this Agreement, all Shareholders shall vote or cause to be voted all Shares (as defined in Section 3 above) owned by him, her or it, or over which he, she or it has voting control, at such meeting or in such consent, and otherwise use his, her or its respective best efforts, so as to cause one person jointly selected by the Investors and the Inside Shareholders to be elected to the Board of Directors of the Company. If the Investors and the Inside Shareholders fail to agree on the joint nominee, then such vacancy on the Company Board of Directors shall be filled by reference to arbitration as set forth in Section 10(c) hereof.
     5. Size of Board; Required Affirmative Vote of Board on Certain Actions; Amendment to Bylaws. The Shareholders shall vote at a regular or special meeting of shareholders such Shares that they own in each of the Company and Buyer to ensure that the size of the Board of Directors of the Company and Buyer shall be set at thirteen (13) members. The Board of Directors of each of the Company and Buyer shall establish a shipping committee (the “Shipping Committee”) of three (3) directors to consider and vote upon all matters involving shipping and ship finance. The Board of Directors of each of the Company and Buyer shall delegate all such matters to their respective Shipping Committee. The Boards of Directors of each of the Company and Buyer shall cause their respective Shipping Committee to be composed of two “inside” directors appointed by the Investors and one director (either “inside” or “independent”) appointed by the Inside Shareholders. Any vacancies on the Shipping Committees shall be filled by the party that made the appointment of the person whose resignation or removal has caused such vacancies. If requested by a third party, the Board of Directors shall ratify any and all actions taken by the Shipping Committee as the acts of the Board of Directors. The Board of Directors of the Company and the Buyer agree, and the Articles of Incorporation and bylaws of the Buyer shall be amended to provide, that the respective Boards of Directors may not (i) dissolve the Shipping Committee; or (ii) alter the duties or composition of the Shipping Committee without an affirmative vote of not less than 80% of the Board of Directors. In addition, the bylaws of Buyer shall be amended to provide that the provisions of such bylaws relating to (i) the Shipping Committee; and (ii) the duties of the Chief Executive Officer, including but not limited to those relating to the voting of securities owned by Buyer set forth in Section 4.3, may not be amended without the affirmative vote of not less than 80% of the Board of Directors. Notwithstanding the foregoing, any transactions involving the issuance of the Company’s or Buyer’s capital stock or transactions involving a related party shall not be referred to the Shipping Committee, regardless of subject matter, but shall instead be considered by the entire Board of Directors. Buyer, in its capacity as sole shareholder of Buyer’s subsidiaries that handle shipping matters, shall vote its shares so as to ensure that the composition of their respective boards of directors mirrors that of the Shipping Committee. The parties hereto acknowledge and agree to use their respective best efforts to promptly amend the Company’s and Buyer’s Articles of Incorporation and bylaws to provide for a staggered board of directors to facilitate the implementation of the Shipping Committee.
     6. Officers of the Company and Buyer. Beginning on the date hereof and continuing through the term of this Agreement, Dale Ploughman and Georgios Koutsolioutsos shall serve as Chief Executive Officer and Chairman of the Board of Directors of the Company and Buyer, respectively. If Mr. Ploughman is unable or unwilling to serve in such position, the Investors shall have the right to appoint his replacement.
     7. Termination. This Agreement (other than the obligations of the Company and the Buyer under Section 9 hereof, which shall survive any termination hereof) shall terminate in its entirety two (2) years after the date hereof. Notwithstanding the foregoing, if the Investors should own less than 50% of the Former Shareholder Shares and the Investor Shares (combined as if they were all issued in the Company), the Inside Shareholders shall have the option to terminate this Voting Agreement, and if the Inside Shareholders should own less than 50% of the Insider Shares, the Investors shall have the option to terminate this Voting Agreement.
     8. No Revocation. This Voting Agreement is coupled with an interest and may not be revoked, except by an amendment, modification or termination effected in accordance with Sections 7 or 10 hereof. Nothing in this Section 8 shall be construed as limiting the provisions of Sections 7 or 10 hereof.
     9. Restrictive Legend. All certificates of the Company representing Shares owned by the Shareholders shall, for so long as this Voting Agreement shall remain in effect, have affixed thereto a legend substantially in the following form:
“The shares of stock represented by this certificate may be subject to certain voting agreements as set forth in a Voting Agreement, as amended from time to time, by and among the company and certain named Shareholders of the company, a copy of which is available for inspection at the offices of the Secretary of the company.”
     The Company shall cooperate with the Shareholders to facilitate the removal of such legend if this Voting Agreement shall be terminated or prior thereto if Shares shall be sold, assigned or otherwise transferred by a Shareholder to an unaffiliated third party.

     10. General.
          (a) Severability. The invalidity or unenforceability of any provision of this Voting Agreement shall not affect the validity or enforceability of any other provision of this Voting Agreement.
          (b) Specific Performance. Each party acknowledges and agrees that there can be no adequate remedy at law for any breach by such party of the terms of this Voting Agreement, that any such breach may result in irreparable harm to the non-breaching party for which monetary damages would be inadequate to compensate the non-breaching party, and that the non-breaching party shall have the right, in addition to any other rights available under applicable law, to obtain from any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce, any covenant or obligation of such party under this Voting Agreement, without the necessity of posting any bond or security.
          (c) Effect of Merger. On and after the effective date of the Merger, all references to the Company in this Voting Agreement shall instead refer to the Buyer and all references to Common Stock shall instead refer to Buyer Common Stock, and this Voting Agreement shall remain equally as applicable to the Buyer and the Buyer Common Stock as it had been to the Company and the Common Stock.
          (d) Absence of Merger. If the Merger has not occurred by September 30, 2009, then all references to the Company in this Voting Agreement shall refer to both the Company and to the Buyer and all references to Common Stock shall refer both to Common Stock and Buyer Common Stock. In essence, the Shareholders who own Common Stock shall vote pursuant to this Voting Agreement with respect to the Company, and the Shareholders who own Buyer Common Stock, including the Company, shall vote Buyer Common Stock pursuant to this Voting Agreement with respect to the Buyer.
          (e) Governing Law; Consent to Jurisdiction. This Voting Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof. Any dispute regarding this Agreement shall be exclusively referred to arbitration in London in accordance with the Arbitration Act 1996 (London and Wales) or any statutory modification or re-enactment thereof, and the parties agree to submit to the personal and exclusive jurisdiction and venue of such arbitrators. Any and all disputes hereunder shall be referred by the parties hereto to three arbitrators, each party to appoint one arbitrator and the two so appointed shall appoint the third who shall and as chairman of such panel of arbitrators. Upon receipt by one party of the nomination in writing of such other party’s arbitrator, that party shall appoint its arbitrator within ten days, failing which the decision of the single arbitrator appointed shall apply. The two arbitrators so appointed shall appoint the third arbitrator within ten days, failing which the single arbitrator shall act as sole arbitrator and any decision of the sole arbitrator shall be binding on both parties. The arbitration shall be conducted in accordance with the terms of the London Maritime Arbitrators Association then in effect. For purposes of this Section of this Agreement, the Investors shall be deemed to be one party and the Inside Shareholders shall be deemed to be one party.
          (f) Notices. All notices, requests, consents and other communications under this Voting Agreement shall be in writing and shall be deemed delivered (i) upon delivery when delivered personally, (ii) upon receipt if by facsimile transmission (with confirmation of receipt thereof), or (iii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:
          If to any Inside Shareholder:

c/o Vgenopoulos & Partners Law Firm
15, Filikis Eterias Square
10673 Athens, Greece
Facsimile: +30-210-7231-462
Attention: John Papapetros
          If to any Investor or Former Shareholder:
Investor or Former Shareholder Name
c/o 11 Poseidonos Avenue
16777 Elliniko
Athens, Greece
Attention: Dale Ploughman
Facsimile: +30-210-898-3595
          With a copy (which shall not constitute notice) to:
Investor or Former Shareholder Name
c/o 11 Poseidonos Avenue
16777 Elliniko
Athens, Greece
Attention: Evan Breibart
Facsimile: +30-210-898-5430
Broad and Cassel
2 S. Biscayne Boulevard, Suite 2100
Miami, Florida 33131
Attention: A. Jeffry Robinson, Esq.
Facsimile: +1-305-343-9443
     Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.
          (g) Complete Agreement. This Voting Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior Voting Agreements and understandings relating to such subject matter.
          (h) Amendments and Waivers. This Voting Agreement may be amended or terminated and the observance of any term of this Voting Agreement may be waived with respect to all parties to this Voting Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Investors who own a majority of the Investor Shares (as to Investor Shares and Former Shareholder Shares) and with the written consent of the Inside Shareholders who own a majority of the Insider Shares. No waivers of or exceptions to any term, condition or provision of this Voting Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
          (i) Assignment or Transfer of Common Stock. If any Inside Shareholder desires to transfer Insider Shares, any Investor desires to transfer Investor Shares (or the rights to Former

Shareholder Shares), or if any Earnout Shares or Note Shares will be issued to a person or entity other than an Investor, the transferee of such shares or the new nominee named to receive Earnout Shares or Note Shares must sign a counterpart of this Voting Agreement and agree to be bound hereto as a condition to the transfer or receipt of such shares of Common Stock.
          (j) Pronouns. Whenever the context may require, any pronouns used in this Voting Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
          (k) Counterparts; Facsimile Signatures. This Voting Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Voting Agreement may be executed by facsimile signatures.
          (l) Filing of Beneficial Ownership Reports with the Commission. The parties hereto acknowledge that they may, by virtue of the agreements herein contained, constitute a “group” for purposes of Section 13 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and shall cooperate with each other to timely prepare and file any and all beneficial ownership reports required to be filed with the Commission as a “group” thereunder.
          (m) Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this Voting Agreement to a particular section or subsection shall refer to a section or subsection of this Voting Agreement, unless specified otherwise.
          (n) Further Assurances. Each party agrees that it will execute and deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other documents and instruments as are reasonably required for the performance of such party’s obligations hereunder and will take all commercially reasonable actions as may be necessary to consummate the transactions contemplated hereby and to effectuate the provisions and purposes hereof.
(Remainder of page intentionally left blank. Signature pages to follow.)

     IN WITNESS WHEREOF, this Voting Agreement has been executed by the parties hereto as of the day and year first above written.

The Former Shareholders

/s/ Panagiotis Zafet

Panagiotis Zafet, by his attorney-in-fact		Number of Former Shareholder Shares

/s/ Simon Zafet

Simon Zafet, by his attorney-in-fact		Number of Former Shareholder Shares

The Investors

UNITED CAPITAL INVESTMENTS CORP.

Number of Investor Shares
By:	/s/

Name:
Title:

ATRION SHIPHOLDING S.A.

Number of Investor Shares
By:	/s/

Name:
Title:

PLAZA SHIPHOLDING CORP.

Number of Investor Shares
By:	/s/

Name:
Title:

COMET SHIPHOLDING, INC.

Number of Investor Shares
By:	/s/

Name:
Title:

The Inside Shareholders

/s/ Georgios Koutsolioutsos

Georgios Koutsolioutsos		Number of Insider Shares

/s/ Alexios Komninos

Alexios Komninos		Number of Insider Shares

/s/ Ioannis Tsigkounakis

Ioannis Tsigkounakis		Number of Insider Shares

SEANERGY MARITME CORP.
By:	/s/
Name:
Title:

EXHIBIT F-1
Definition of “Accredited Investor”
     The term “accredited investor” means:
     (1) A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.
     (2) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
     (3) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.
     (4) A director or executive officer of Buyer.
     (5) A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US $1,000,000.
     (6) A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.
     (7) A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).
     (8) An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Investor must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

EXHIBIT F-2
Definition of “U.S. Person”
     (1) “U.S. person” (as defined in Regulation S) means:
     (i) Any natural person resident in the United States;
     (ii) Any partnership or corporation organized or incorporated under the laws of the United States;
     (iii) Any estate of which any executor or administrator is a U.S. person;
     (iv) Any trust of which any trustee is a U.S. person;
     (v) Any agency or branch of a foreign entity located in the United States;
     (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
     (vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
     (viii) Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.
     (2) Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a “U.S. person.”
     (3) Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:
     (i) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and
     (ii) The estate is governed by foreign law.
     (4) Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.
     (5) Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

     (6) Notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a “U.S. person” if:
     (i) The agency or branch operates for valid business reasons; and
     (ii) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.
     (7) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed “U.S. persons.”

EXHIBIT F-3
Accredited Investor Representations
     Each of the Investors indicating that it is an Accredited Investor, severally and not jointly, further represents and warrants to Seanergy and Buyer as follows:
     1. Such person or entity qualifies as an Accredited Investor on the basis set forth on Schedule 2.
     2. Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Investor’s interests in connection with the transactions contemplated by this Agreement.
     3. Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Investment Shares.
     4. Such person or entity understands the various risks of an investment in the Investment Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Investment Shares.
     5. Such person or entity has had access to Seanergy’s publicly filed reports with the SEC.
     6. Such person or entity has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding Seanergy and Buyer that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Investment Shares.
     7. Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning Seanergy and Buyer and the terms and conditions of the issuance of the Investment Shares.
     8. Such person or entity is not relying on any representations and warranties concerning Seanergy and Buyer made by Seanergy and Buyer or any officer, employee or agent of Seanergy and Buyer, other than those contained in this Agreement.
     9. Such person or entity is acquiring the Investment Shares for such person’s or entity’s, as the case may be, own account, for investment and not for distribution or resale to others.
     10. Such person or entity will not sell or otherwise transfer the Investment Shares, unless either (a) the transfer of such securities is registered under the Securities Act or (b) an exemption from registration of such securities is available.
     11. Such person or entity understands and acknowledges that Seanergy and Buyer is under no obligation to register the issuance of the Investment Shares for sale under the Securities Act.
     12. Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Investment Shares substantially in the form set forth in Section 4.2(e)(i).
     13. Such person or entity represents that the address furnished in Schedule 2 is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

     14. Such person or entity understands and acknowledges that the Investment Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning Seanergy and Buyer that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.
     15. Such person or entity acknowledges that the representations, warranties and agreements made by such person or entity herein shall survive the execution and delivery of this Agreement and the purchase of the Investment Shares.

EXHIBIT F-4
Non U.S. Person Representations
     Each Investor indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to Seanergy and Buyer as follows:
     1. At the time of (a) the offer by Seanergy and Buyer and (b) the acceptance of the offer by such person or entity, of the Investment Shares, such person or entity was outside the United States.
     2. No offer to acquire the Investment Shares or otherwise to participate in the transactions contemplated by this Agreement was made to such person or entity or its representatives inside the United States.
     3. Such person or entity is not receiving the Investment Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.
     4. Such person or entity will make all subsequent offers and sales of the Investment Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Investment Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.
     5. Such person or entity is acquiring the Investment Shares for such Investor’s own account, for investment and not for distribution or resale to others.
     6. Such person or entity has no present plan or intention to sell the Investment Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Investment Shares and is not acting as a Distributor of such securities.
     7. Neither such person or entity, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Investment Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.
     8. Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Investment Shares substantially in the form set forth in Section 4.2(e)(ii).
     9. Such person or entity is not acquiring the Investment Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.
     10. Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

     11. Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Investment Shares.
     12. Such person or entity understands the various risks of an investment in the Investment Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Investment Shares.
     13. Such person or entity has had access to Seanergy’s publicly filed reports with the SEC.
     14. Such person or entity has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding Seanergy and Buyer that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Investment Shares.
     15. Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning Seanergy and Buyer and the terms and conditions of the issuance of the Investment Shares.
     16. Such person or entity is not relying on any representations and warranties concerning Seanergy and Buyer made by Seanergy and Buyer or any officer, employee or agent of Seanergy and Buyer, other than those contained in this Agreement.
     17. Such person or entity will not sell or otherwise transfer the Investment Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.
     18. Such person or entity understands and acknowledges that Seanergy and Buyer are under no obligation to register the issuance of the Investment Shares for sale under the Securities Act.
     19. Such person or entity represents that the address furnished in Schedule 2 is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.
     20. Such person or entity understands and acknowledges that the Investment Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning Seanergy and Buyer that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.
     21. Such person or entity acknowledges that the representations, warranties and agreements made by such person or entity herein shall survive the execution and delivery of this Agreement and the purchase of the Investment Shares.

EXHIBIT G:
Form of Brokerage Agreement

EXHIBIT H:
Form of Acknowledgment and Agreement

ACKNOWLEDGEMENT AND AGREEMENT
     This ACKNOWLEDGEMENT AND AGREEMENT (this “Agreement”) to that certain Master Agreement dated as of May ___, 2008 by and among Seanergy Maritime Corp. (“Seanergy”), Seanergy Merger Corp. (“Buyer”), the Sellers set forth in Schedule 1 thereto and the Investors set forth in Schedule 2 thereto (the “Master Agreement”) is made as of the       day of                       , 2008 by the undersigned (the “Joining Party”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Master Agreement.
     The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Joining Party will be deemed to be a party to the Master Agreement as if such Joining Party had executed the Master Agreement. The Joining Party hereby joins in the representations and warranties of Seanergy and Buyer set forth in the Master Agreement and acknowledges that each is true and correct as to the Joining Party as of the date hereof.
     Buyer hereby acknowledges and agrees that the Joining Party is its Buyer subsidiary nominee under the Master Agreement in connection with the purchase of the Vessel,                                                 .
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the ___ day of                , 2008.

By:
Name:
Its:

Seanergy Merger Corp.
By:
Name:
Its: